================================================================================



The Price REIT, Inc.
145 South Fairfax Avenue
Los Angeles, CA  90036


February 17, 1998

Franklin Field Plaza Limited Partnership
225 Highway 35, P.O. Box 500
Red Bank, New Jersey 07701
Attn:  J. Robert Clements

Burton J. Jaffe, Esq.
Frizell Clarkson & Jaffe
450 Main Street
Metuchen, New Jersey  08840-0474

Eastern Title Agency, Inc.
One Industrial Way West, Bldg. D
Eatontown, New Jersey 07724-0338
Attn:  Michael Kehoe

Re:  Franklin Towne Center

Dear Gentlemen:

     Reference is made to that certain Purchase and Sale Agreement and Escrow Instructions dated as of November 24, 1997 By and Between Franklin Field Plaza Limited Partnership, as Seller, and The Price REIT, Inc., as Buyer, and Eastern Title Agency, Inc., as Escrow Holder, as amended (the "Agreement"). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Agreement.

     The Seller previously has notified the Buyer that Reynolds Brothers, Inc. ("Reynolds") elected to terminate its Lease (the "Reynolds Lease") at the Property. The rent payments and other obligations of Reynolds to the landlord under the Reynolds Lease was a material inducement to the Buyer's execution of the Agreement. Pursuant to Section 4.12 of the Agreement, if the Buyer does not notify the Seller that it has no objections to (among other things) the physical or financial state of the Property on or before February 18, 1998, the Agreement is deemed terminated. The Buyer desires to close the transactions contemplated by the Agreement, but only subject to the terms and conditions set forth in this letter agreement.

     1. Reynolds Rescission; Amendment to Reynolds Lease. Prior to the Closing, Seller shall deliver to the Buyer evidence satisfactory to Buyer in Buyer's sole and absolute discretion that Reynolds has (a) rescinded the termination of the Reynolds Lease, (b) waived all of its rights to terminate the Reynolds Lease through the remainder of the lease term, and (c) provided the landlord with any other assurances reasonably requested by Buyer of Reynolds' affirmation of its obligations under the Reynolds Lease. Delivery of such evidence to the Buyer shall be deemed to be an additional condition precedent to Buyer's obligation to close as described in Article IV.A. of the Agreement. If such evidence is not delivered to the Buyer prior to the scheduled Closing, then
(i) this letter shall be deemed to be Buyer's objection to the state of the Property delivered to the Seller prior to the expiration of the Review Period,
(ii) Buyer shall have no obligation to close the sale of the Property, (iii) the Agreement shall be deemed terminated prior to the expiration of the Review Period, and (iv) the Earnest Money Deposit and all interest earned thereon shall be returned to the Buyer within five (5) days after Buyer's notice to the Escrow Holder of the failure of the foregoing condition precedent to the Closing.

     2.  Extension of the Review Period.  The Buyer's Review Period defined in
Section 4.12 of the Agreement is hereby extended up to and including February 26, 1998.

     3. The Closing Date. Notwithstanding any provision of the Agreement to the contrary, including without limitation Section 5.2 of the Agreement, the Closing Date shall be extended to a date to be agreed upon by the parties subsequent to the execution of this letter agreement. In accordance with
Section 5.2(b) of the Agreement, Escrow Holder is hereby notified to retain all items deposited with Escrow Holder by Buyer or Seller until further instructed in writing by Buyer and Seller.

     4. Non Impairment. Except as expressly provided herein, nothing in this letter agreement shall alter or affect any provision, condition, requirement, representation, warranty or covenant contained in the Agreement.

     5. Effective Date. This letter agreement shall be effective as of February 17, 1998.

     6. Execution in Counterpart. This letter agreement may be executed in any number of counterparts, each of which when executed and delivered will be deemed to be an original and all of which, taken together, will be deemed to be one and the same instrument


                              Very Truly Yours,

                              THE PRICE REIT, INC.,
                              a Maryland corporation

                              By: /JERALD FRIEDMAN/
                                  -----------------
                              Its: Sr. Exec. V.P.


                              AGREED TO:

                              SELLER:

                              FRANKLIN FIELD PLAZA LIMITED
                              PARTNERSHIP, a New Jersey
                              limited partnership

                              By:  K. Hovnanian Properties
                                   of Franklin, Inc.

                              Its: General Partner

                                   By: /J. ROBERT CLEMENTS/
                                       --------------------
                                        J. Robert Clements
                                   Its: President







                            CONSENT OF ESCROW COMPANY


          The undersigned Escrow Company agrees to accept the foregoing amendment to the Agreement, and be bound by the Agreement, as amended, in the performance of its duties as Escrow Holder.


                                   EASTERN TITLE AGENCY, INC.

                                   By: /JIM TRACY/
                                       --------------------
                                        Escrow Officer












The Price REIT, Inc.
145 South Fairfax Avenue
Los Angeles, CA  90036



January 28, 1998

Franklin Field Plaza Limited Partnership
225 Highway 35
P.O. Box 500
Red Bank, New Jersey 07701
Attn:  J. Robert Clements

Burton J. Jaffe, Esq.
Frizell Clarkson & Jaffe
450 Main Street
Metuchen, New Jersey  08840-0474

Eastern Title Agency, Inc.
One Industrial Way West, Bldg. D
Eatontown, New Jersey 07724-0338
Attn:  Michael Kehoe

Re:  Franklin Towne Center

Dear Gentlemen:

     Reference is made to that certain Purchase and Sale Agreement and Escrow Instructions dated as of November 24, 1997 By and Between Franklin Field Plaza Limited Partnership, as Seller, and The Price REIT, Inc., as Buyer, and Eastern Title Agency, Inc., as Escrow Holder (the "Agreement"). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Agreement.

     1.  Extension of the Review Period.  The Buyer's Review Period defined in
Section 4.12 of the Agreement is hereby extended up to and including February 18, 1998.

     2. The Closing Date. Notwithstanding any provision of the Agreement to the contrary, including without limitation Section 5.2 of the Agreement, the Closing Date shall be extended to a date to be agreed upon by the parties subsequent to the execution of this letter agreement. In accordance with
Section 5.2(b) of the Agreement, Escrow Holder is hereby notified to retain all items deposited with Escrow Holder by Buyer or Seller until further instructed in writing by Buyer and Seller.

     3. Non Impairment. Except as expressly provided herein, nothing in this letter agreement shall alter or affect any provision, condition, requirement, representation, warranty or covenant contained in the Agreement.

     4. Effective Date. This letter agreement shall be effective as of January 23, 1998.
     5. Execution in Counterpart. This letter agreement may be executed in any number of counterparts, each of which when executed and delivered will be deemed to be an original and all of which, taken together, will be deemed to be one and the same instrument


                              Very Truly Yours,

                              THE PRICE REIT, INC.,
                              a Maryland corporation

                              By: /LAWRENCE K. KRONENBERG/
                                  ------------------------
                              Its: Executive V.P. - Finance


                              AGREED TO:

                              SELLER:

                              FRANKLIN FIELD PLAZA LIMITED
                              PARTNERSHIP, a New Jersey
                              limited partnership

                              By:  K. Hovnanian Properties of
                                   Franklin, Inc. Its:  General Partner

                                   By: /J. ROBERT CLEMENTS/
                                       --------------------
                                        J. Robert Clements
                                   Its: President






                            CONSENT OF ESCROW COMPANY


     The undersigned Escrow Company agrees to accept the foregoing amendment to the Agreement, and be bound by the Agreement, as amended, in the performance of its duties as Escrow Holder.


                                   EASTERN TITLE AGENCY, INC.

                                   By: /JIM TRACY/
                                       ------------------
                                        Escrow Officer

















                           PURCHASE AND SALE AGREEMENT

                             AND ESCROW INSTRUCTIONS

                                 By and Between


                    FRANKLIN FIELD PLAZA LIMITED PARTNERSHIP
                        a New Jersey limited partnership,

                                    as Seller



                              THE PRICE REIT, INC.
                             a Maryland corporation,

                                    as Buyer


                                       and



                           EASTERN TITLE AGENCY, INC.

                                as Escrow Holder



                                November 24, 1997

         Article I PROPERTY                                 1
           1.1 Land                                         1
           1.2 Appurtenances                                1
           1.3 Improvements                                 2
           1.4 Leases and Rents                             2
           1.5 Personal Property                            2
           1.6 Intangible Property                          2

         ARTICLE II PURCHASE PRICE; MEMORANDUM OF AGREEMENT 3
           2.1 Purchase Price                               3
           2.2 Payment of Purchase Price                    3
           2.3 Earnest Money Deposit                        3
           2.4 Investment of Deposit                        3
           2.5 Deposit as Liquidated Damages                3

         ARTICLE III TITLE TO PROPERTY                      5
           3.1 Title                                        5
           3.2 Other Conveyance Documents                   5

         ARTICLE IV CONDITIONS TO CLOSING                   5
           A. Buyer's Conditions to Closing                 5
           4.1 Non-Foreign Status of Seller                 5
           4.2 Review and Approval of Title and Survey      6
           4.3 Review and Approval of Other Matters         6
           4.4 First Mortgage Loan Documents                7
           4.5 Service and Other Contracts                  8
           4.6 Physical Characteristics of the Property     8
           4.7 Governmental Permits, Approvals and
               Regulations                                  9
           4.8 Representations and Warranties               9
           4.9 Impairment of Property                       9
           4.10 Approval                                    9
           4.11 Objections to Title or Survey               9
           4.12 Objections to Property or Other Matters    10
           4.13 Tenant Matters                             11
           4.14 Delivery of Documents                      11
           B. Seller's Conditions to Closing               11
           4.15 Delivery of Documents and Purchase Price   11
           4.16 Assumption of Existing Loan                11

         ARTICLE V CLOSING, RECORDING AND TERMINATION      12
           5.1 Deposit with Escrow Holder and Escrow
               Instructions                                12
           5.2 Closing                                     12
           5.3 Delivery by Seller                          12
           5.4 Delivery By Buyer                           14
           5.5 Other Instruments                           14
           5.6 Prorations                                  15
           5.7 Costs and Expenses                          17
           5.8 Closing and Recordation                     17
           5.9 Termination of Agreement                    17

         ARTICLE VI REPRESENTATIONS, WARRANTIES AND
                    COVENANTS OF SELLER                    18
           6.1 Authority                                   18
           6.2 Title                                       18
           6.3 The Leases                                  18
           6.4 No Litigation or Adverse Events             19
           6.5 Compliance With Laws                        19
           6.6 No Defaults in Other Agreements             19
           6.7 Eminent Domain                              19
           6.8 Licenses, Permits, CO's, Zoning, etc.       19
           6.9 Taxes and Assessments                       20
           6.10 Environment                                20
           6.11 Physical Condition                         21
           6.12 Employees                                  22
           6.13 Mechanic's Liens                           22
           6.14 Operating Statements                       22
           6.15 Disclosure                                 22
           6.16 No Leases of Property or Assets            22

         ARTICLE VII REPRESENTATIONS AND WARRANTIES OF
                     BUYER                                 23
           7.1 Representations and Warranties of Buyer     23

         ARTICLE VIII POSSESSION, DESTRUCTION AND
                      CONDEMNATION                         23
           8.1 Possession                                  23
           8.2 Loss, Destruction and Condemnation          23

         ARTICLE IX MAINTENANCE AND OPERATION OF THE
                    PROPERTY                               25
           9.1 Maintenance                                 25
           9.2 Leases and Other Agreements                 25
           9.3 Encumbrances                                26
           9.4 Consents and Notices                        26
           9.5 Audit Cooperation                           26

         ARTICLE X MISCELLANEOUS                           27
           10.1  Notices                                   27
           10.2 Brokers and Finders                        28
           10.3 Successors and Assigns                     28
           10.4 Amendments                                 28
           10.5 Continuation and Survival of Indemnities, Representations, Warranties and Post-Closing
                Obligations                                28
           10.6 Interpretation                             28
           10.7 Governing Law                              29
           10.8 Merger of Prior Agreements                 29
           10.9 Attorneys' Fees                            29
           10.10 Notice of Termination                     29
           10.11 Specific Performance; Damages             29
           10.12 Relationship                              30
           10.13 Counterparts                              30
           10.14 Recordation                               30
           10.15 Time of the Essence                       30



                                   DEFINITIONS

          The following is a list of defined terms used herein and the sections in which such terms are defined.

Term                                             Section
----                                           ------------
Agreement                                      Introduction
Approved Contracts                             4.5
Appurtenances                                  1.2
Assignment of Intangible Property,
 Warranties and Guarantees                     1.6
Assignment of Leases and Rents                 1.4
Bill of Sale                                   1.5
Buyer                                          Introduction
Buyer Approval                                 4.9
Closing                                        5.2
Closing Date                                   5.2
Code                                           4.1
Contracts                                      4.5
Deed                                           1.1
Earnest Money Deposit                          2.3
Escrow Holder                                  Introduction
Existing Loan                                  4.3(k)
Improvements                                   1.3
Intangible Property                            1.6
Land                                           1.1
Leases                                         1.4
Major Lease                                    4.9
Non-Foreign Certificate                        4.1
Personal Property                              1.5
Permitted Exceptions                           4.11
Phase I Report                                 4.6
Property                                       1.6
Purchase Price                                 2.1
Real Property                                  1.6
Rent Roll                                      Schedule G
Rents                                          1.4
Review Period                                  4.12
Seller                                         Introduction
Survey                                         4.2(c)
Title Company                                  3.1
Title Policy                                   3.1
Title Report                                   4.2(a)
Update Certificate                             5.3(k)




                           PURCHASE AND SALE AGREEMENT

                             AND ESCROW INSTRUCTIONS

          THIS PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS ("Agreement") is made and entered into as of November 24, 1997, by and between FRANKLIN FIELD PLAZA LIMITED PARTNERSHIP, a New Jersey limited partnership, ("Seller"), THE PRICE REIT, INC., a Maryland corporation ("Buyer"), and EASTERN TITLE AGENCY, INC. ("Escrow Holder"), with reference to the following facts:

          A.   Seller is the owner of the Property, as hereinafter defined.

          B. Buyer desires to purchase from Seller and Seller desires to sell to Buyer the Property, all on the terms and conditions set forth herein.

          NOW, THEREFORE, IN CONSIDERATION of the foregoing and the mutual agreements herein set forth, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer, and where appropriate Escrow Holder, agree as follows:


                                    ARTICLE I

                                    PROPERTY


          Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from Seller, subject to the terms and conditions set forth herein, the following:

          1.1 Land. That certain real property (the "Land") described in Schedule A hereto, all of which shall be conveyed to Buyer pursuant to a bargain and sale deed with covenant as to grantor's acts in the form of Schedule B hereto (the "Deed");

          1.2 Appurtenances. All rights, privileges and easements appurtenant to and for the benefit of the Land, including, without limitation, all minerals, oil, gas and other hydrocarbon substances on and under the Land, as well as all development rights, air rights, water, water rights and water stock relating to the Land and any other easements, rights-of-way or appurtenances owned by Seller and used in connection with the beneficial operation, use and enjoyment of the Land, together with all rights of Seller in and to streets, sidewalks, alleys, driveways, parking areas and areas adjacent thereto or used in connection therewith, and all rights of Seller in any land lying in the bed of any existing or proposed street adjacent to the Land (all of which are collectively referred to as the "Appurtenances");

          1.3 Improvements. All improvements and fixtures owned by Seller located or to be located on the Land, including, without limitation, all buildings and structures presently located on the Land or to be located thereon on the Closing Date, all apparatus, equipment and appliances owned by Seller presently located on the Land and used in connection with the operation or occupancy thereof, such as heating and air conditioning systems and facilities used to provide any utility services, parking services, refrigeration, ventilation, garbage disposal, recreation or other services thereto (excluding any of the foregoing which are owned by tenants) (all of which are collectively referred to as the "Improvements");

          1.4 Leases and Rents. All leases, occupancy agreements and other similar agreements to which Seller is a party or by which it is bound, together with all modifications, extensions and renewals thereof, any security deposits of tenants or occupants pursuant to such leases or occupancy agreements (to the extent that they have not been applied by Seller under such leases or occupancy agreements; provided, however, that Seller shall not apply any such security deposits after the date of the execution of this Agreement), and any guarantees of any of the foregoing with respect to or demising any part of the Land, Appurtenances or Improvements (the "Leases"), all income, receipts, funds and revenues of any kind whatsoever payable under the Leases or otherwise with respect to all or any portion of the Land, Appurtenances or Improvements (the "Rents"), all of which Leases and Rents shall be transferred and assigned to Buyer pursuant to an instrument in the form of Schedule C hereto (the "Assignment and Assumption of Leases and Rents");

          1.5 Personal Property. All tangible personal property owned by Seller located or to be located on, or situated or to be situated in and used in connection with, the Land and/or the Improvements ("Personal Property"), and all of which Personal Property shall be transferred and assigned to Buyer pursuant to an instrument in the form of Schedule D hereto (the "Bill of Sale");

          1.6 Intangible Property. All of the interest of Seller in (i) any intangible personal property which relates to and is reasonably required for the operation and functioning of the Land, Improvements or Personal Property generally, and (ii) any and all warranties, guarantees, permits, contracts and other rights owned by Seller relating to the ownership, operation or functioning of all or any part of the Property, as defined below (including without limitation all third party guarantees and warranties, express or implied, in connection with the construction of the Improvements) (all of which are collectively referred to as the "Intangible Property"), and all of which shall be assigned to Buyer (to the extent assignable and which assignment shall be without recourse to Seller) pursuant to one or more (as determined by Buyer) assignments in the form of Schedule E hereto (the "Assignment and Assumption of Contracts, Intangible Property, Warranties and Guarantees"); and the Authorization to Transfer the Retail Alcoholic Beverage License held in the name of Franklin Park Wine and Liquors, Inc., as licensee (the "Authorization");

          All of the items described in Sections 1.1, 1.2, 1.3, 1.4, 1.5 and 1.6 above are hereinafter collectively referred to as the "Property." The items described in Sections 1.1, 1.2, and 1.3 above are hereinafter referred to collectively as the "Real Property."


                                   ARTICLE II

                     PURCHASE PRICE; MEMORANDUM OF AGREEMENT


          2.1 Purchase Price. The purchase price for the Property shall be Nineteen Million and Fifty Thousand Dollars ($19,050,000.00) (the "Purchase Price"). The Purchase Price shall be allocated among Land, Improvements and Personal Property as Buyer shall reasonably determine.

          2.2 Payment of Purchase Price. The Purchase Price shall be paid by Buyer into the escrow for this Agreement to be maintained by Escrow Holder ("Escrow") at the Closing by wire transfer of immediately available funds in accordance with wiring instructions to be provided by Escrow Holder; provided, however, that Buyer shall adjust the funds to be wired pursuant to this
Section 2.2 for the following: (i) the amount of credits due to Buyer, or debits due from Buyer (as the case may be) for prorations hereunder, (ii) the amount of the Earnest Money Deposit (hereinafter defined) plus earnings thereon, and (iii) the principal balance of, and all accrued and unpaid interest on, the Existing Loan (as defined below) as of the Closing.

          2.3 Earnest Money Deposit. Concurrently to the delivery of two (2) fully executed originals of this Agreement with Escrow Holder, Buyer shall deposit with Escrow Holder the sum of One Hundred Thousand Dollars ($100,000.00) (the "Earnest Money Deposit") in the form of a check or wire transfer. The Earnest Money Deposit shall become nonrefundable after the end of the Review Period, unless this Agreement terminates other than due to a default of Buyer hereunder.

          2.4 Investment of Deposit. Escrow Holder shall place the Earnest Money Deposit in an interest-bearing account with a bank or savings association located in New Jersey, the deposits of which are federally insured, as Buyer may select. All interest on the Earnest Money Deposit shall accrue for the benefit of Buyer until the Closing. Notwithstanding the foregoing, however, in the event of any default by Buyer hereunder, all interest earned on such account shall accrue to the benefit of Seller. Seller shall not be responsible for, nor bear the risk of loss of, the Earnest Money Deposit, and shall not be responsible for the rate of return thereon.

          2.5 Deposit As Liquidated Damages. IF THE SALE OF THE PROPERTY AS CONTEMPLATED HEREUNDER IS NOT CONSUMMATED SOLELY BECAUSE OF A DEFAULT UNDER THIS AGREEMENT ON THE PART OF BUYER, ESCROW HOLDER SHALL PROMPTLY PAY OVER TO SELLER THE EARNEST MONEY DEPOSIT, IF ANY, TOGETHER WITH THE INTEREST EARNED THEREON, THEN BEING HELD BY ESCROW HOLDER, AND SELLER SHALL BE ENTITLED TO RETAIN THE EARNEST MONEY DEPOSIT AS LIQUIDATED DAMAGES. THE PARTIES ACKNOWLEDGE THAT SELLER'S ACTUAL DAMAGES IN THE EVENT OF A DEFAULT BY BUYER WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY PLACING THEIR SIGNATURES BELOW, THE PARTIES EXPRESSLY AGREE AND ACKNOWLEDGE THAT THE EARNEST MONEY DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES. THEREFORE, IF, AFTER SATISFACTION OR WAIVER OF ALL CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS UNDER THIS AGREEMENT, BUYER BREACHES THIS AGREEMENT AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY AS PROVIDED HEREIN, SELLER SHALL BE ENTITLED TO LIQUIDATED DAMAGES IN THE AMOUNT OF THE EARNEST MONEY DEPOSIT TOGETHER WITH THE INTEREST EARNED THEREON. ON RECEIPT AND RETENTION BY SELLER OF THE EARNEST MONEY DEPOSIT TOGETHER WITH THE INTEREST EARNED THEREON, THIS AGREEMENT SHALL TERMINATE AND BUYER SHALL HAVE NO FURTHER OBLIGATIONS OR LIABILITY HEREUNDER, OTHER THAN PURSUANT TO THE INDEMNITY FROM BUYER TO SELLER CONTAINED IN SECTION 4.6 HEREOF. THE PARTIES FURTHER ACKNOWLEDGE THAT THE EARNEST MONEY DEPOSIT TOGETHER WITH THE INTEREST EARNED THEREON HAS BEEN AGREED UPON AS SELLER'S EXCLUSIVE REMEDY AGAINST BUYER IN THE EVENT OF A DEFAULT ON THE PART OF BUYER.


                               Seller:

                               FRANKLIN FIELD PLAZA LIMITED
                               PARTNERSHIP, a New Jersey limited
                               partnership
Dated: November 24, 1997
                               By:  K. Hovnanian Properties of
                               Franklin, Inc., a New Jersey
                               corporation, its general partner
                                    By: /J. ROBERT CLEMENTS/
                                        --------------------
                                         J. Robert Clements
                                    Its: President


                               Buyer:

                               THE PRICE REIT, INC.
Dated: November 24, 1997
                               By: /JERALD FRIEDMAN/
                                   -----------------
                               Its: Executive Vice President




                                   ARTICLE III

                                TITLE TO PROPERTY


          3.1 Title. At the Closing, Seller, or Seller's assignee as contemplated by Section 10.16 hereof, shall convey to Buyer marketable and insurable (at regular rates) fee simple title to the Property pursuant to the Deed and subject to Permitted Exceptions. In furtherance thereof, Seller shall cause Eastern Title Agency, Inc. (the "Title Company") to issue an ALTA Owner's Policy of Title Insurance (Form B, Rev. 10/84), together with such endorsements thereto as Buyer may request, provided that the cost of such endorsements shall be paid for by Buyer (the "Title Policy") in the full amount of the Purchase Price, insuring fee simple title to the Real Property in Buyer, subject only to
(i) the lien of real property taxes for the then applicable fiscal year, to the extent not yet due and payable, (ii) the lien of supplemental taxes imposed by reason of transfer on or after the Closing, (iii) the lien securing the Existing Loan, and (iv) the Permitted Exceptions.

          3.2 Other Conveyance Documents. At the Closing, Seller shall (i) assign the Leases and Rents to Buyer pursuant to the Assignment and Assumption of Leases and Rents; (ii) transfer title to the Personal Property to Buyer pursuant to the Bill of Sale which shall be without warranty of any kind whatsoever except as to title, and (iii) transfer and assign to Buyer all of Seller's rights in and to the Intangible Property pursuant to the Assignment and Assumption of Contracts, Intangible Property (to the extent assignable and which assignment shall be without recourse to Seller), Warranties and Guarantees; such title and rights to be free of any liens, encumbrances or interests of third parties other than the Permitted Exceptions.


                                   ARTICLE IV

                              CONDITIONS TO CLOSING


          A.   Buyer's Conditions to Closing.

          The complete satisfaction as of the expiration of the Review Period (or such other date as may be specified herein) with respect to those matters described in Sections 4.2, 4.3, and 4.5 - 4.7 hereof, and as of the Closing Date with respect to the balance of the following conditions, is a condition precedent to Buyer's obligation to purchase the Property:

          4.1 Non-Foreign Status of Seller. Seller's execution and delivery to Buyer, on the Closing Date, of Seller's certificate in the form attached hereto as Schedule F (the "Non-Foreign Certificate") stating, under penalty of perjury, that (a) Seller is not a "foreign person" for the purposes of Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), and that withholding of tax will not be required thereunder, and (b) withholding is not required under the provisions of any state laws in connection with the contemplated transfer of the Property by Seller to Buyer.

          4.2 Review and Approval of Title and Survey. There shall be no exceptions to title to the Property other than the Permitted Exceptions. In connection with Buyer's review of title and related matters, Seller shall as soon as practicable, but in no event later than ten (10) days after the date of this Agreement, cause Escrow Holder to deliver to Buyer the following:

              (a) a current extended coverage commitment (ALTA Form 1970, as amended 10/84) for title insurance for the Property issued by the Title Company (the "Title Report"), accompanied by legible record copies of all of the documents referred to in the Title Report;

              (b) copies of all existing or proposed easements, covenants, restrictions, agreements or other documents which affect the ownership of or title to the Property and which are not disclosed by the Title Report for the Property, if any; and

              (c) a current ALTA survey of the Property, certified to Buyer (the "Survey").

          4.3 Review and Approval of Other Matters. In connection with Buyer's review of other matters, Seller shall deliver to Buyer, within ten
(10) days after the date two fully executed originals of this Agreement are delivered to Escrow Holder as provided in Section 2.3 hereof, true, complete and correct copies of the following items, to the extent in Seller's or Seller's manager's possession:

              (a) Copies of all soils and hazardous materials reports, termite reports, engineering studies, topographical maps, appraisals and other reports, studies, maps and analyses with respect to the Property;

              (b)  Copies of subdivision maps and condominium plans;

              (c) Copies of all permits and licenses relating to the Property;

              (d) Copies of all documents and certificates from appropriate governmental authorities relating to the zoning, building and platting status of the Property;

              (e) A description of existing and proposed local improvements affecting the Property, including assessment levels;

              (f) Copies of all service contracts relating to the Property;

              (g) Copies of the real property and personal property tax bills for the Property for the previous three (3) years;

              (h) Copies of all tenant leases and proposed tenant leases on the Property;

              (i) Copies of all plans and construction drawings for all buildings to be constructed on the Property;

              (k) A copy of all loan documents entered into by Seller in connection with the first mortgage encumbering the Property (the "Existing Loan"); and

              (l) Copies of all insurance policies maintained by Seller with respect to the Property within the last three (3) years.

          Buyer agrees to maintain in confidence all items delivered to it pursuant to this Section 4.3 until Closing (subject to any disclosure obligations Buyer may have under applicable law).

          4.4 First Mortgage Loan Documents. (i) Buyer shall have reviewed and approved the loan documents with respect to the Existing Loan,
(ii) Buyer shall have agreed to the terms of assumption required by the holder of the Existing Loan, (iii) the holder of the Existing Loan shall have agreed in writing (in form and substance reasonably acceptable to Buyer) to Buyer's assumption of all obligations under the loan documents with respect to the Existing Loan arising on or after the Closing; (iv) the holder of the Existing Loan shall have confirmed in writing the principal balance thereof, which shall not exceed $13,047,000, and shall have confirmed (in form and substance reasonably acceptable to Buyer) that as of closing there is no default under the Existing Loan or event, condition, circumstance or omission that with the giving of notice or the passage of time would become such a default, and (v) Seller shall pay for all costs incurred in connection with Buyer's assumption of the Existing Loan as set forth in Paragraph 5.7 hereof. Buyer shall have fourteen (14) days after the receipt of all of the foregoing to object thereto, and if Buyer fails to notify Seller of any objection thereto on or prior to the end of such fourteen (14) day period, Buyer shall be deemed to have approved the loan documents with respect to the Existing Loan, and the terms and conditions of Buyer's assumption of the Existing Loan. In the event that Buyer objects to any of the foregoing within such fourteen (14) day period, Seller shall have ten (10) days after receipt of Buyer's objections to advise Buyer and Escrow Holder, in writing, as to whether Seller shall cure said objections prior to the Closing (and should Seller fail to advise Buyer of Seller's objection within such 10-day period, Seller shall be deemed to have elected to refuse to cure said objections). In the event Seller elects not to cure such objections, or elects to cure such objections and fails or refuses to cure said objections, then this Agreement, and all right and obligations of Buyer and Seller hereunder, shall terminate, except as set forth in Sections 4.6, 5.2(b) and 10.5 hereof, and within five (5) days after Buyer has provided notice to Escrow Holder of such termination, Escrow Holder shall deliver to Buyer the Earnest Money Deposit, together with interest thereon.

          4.5 Service, Other Contracts, Correspondence and Bills. Buyer's review and approval, in its sole and absolute discretion, of all CAM, utility contracts, water and sewer service contracts, service contracts, warranties, permits, soils reports, and other contracts, or documents of any nature relating to the Property or any portion thereof (the "Contracts"; those Contracts which Buyer approves in writing prior to the end of the Review Period (and prior to the Closing Date in the case of contracts not entered into or delivered to the Buyer until after the expiration of the Review Period) shall be referred to as the "Approved Contracts"); provided that Buyer's only remedy if it disapproves any Contract(s) shall be to compel the Seller to terminate such disapproved Contract(s) on or prior to the Closing, which Seller hereby agrees to do at its sole cost and expense if so requested by Buyer. Buyer shall have also received all utility bills and originals (or copies if originals are unavailable) of all correspondence between Seller (or Seller's property manager during the applicable period) and parties to the Contracts for the two years prior to the Closing Date to the extent the items are in Seller's possession or control after a reasonably diligent search.

          4.6 Physical Characteristics of the Property. Buyer's review and approval, in its sole and absolute discretion, of (a)an environmental assessment (which shall, without limiting the scope of the report, contain an assessment of asbestos and radon affecting the Property) by an environmental consultant of Buyer's choice and at Buyer's cost (the "Phase I Report"), and (b) the results of Buyer's physical inspection and testing of the Property, or any portion thereof (which testing shall be conducted at Buyer's expense, and may include, but shall not be limited to, testing for the presence of asbestos, PCBs, as defined below, and other Hazardous Materials, as defined below, including without limitation the performance of core sampling, drilling and other intrusive testing), of the structural, mechanical, electrical and other physical or environmental characteristics of the Property, including any tenant improvements or other construction installed or to be installed as of the Closing Date. Seller shall allow Buyer reasonable access to the Property to perform any physical inspection thereof which Buyer reasonably deems appropriate; provided that: (i) Buyer shall provide Seller with reasonable advance notice prior to any such physical inspection, and provided further that Seller shall have the right to accompany (or have an agent of Seller accompany) Buyer during such physical inspection; (ii) Buyer shall not unreasonably disturb any tenant of the Property during any such physical inspection, (iii) if Buyer elects to conduct such a physical inspection, Buyer shall, at Buyer's sole expense, obtain a policy of general liability insurance with respect to the Property, naming Seller as an additional insured, which policy shall provide coverage for any damage to the Property caused by Seller's inspection, and (iv) in the event Buyer elects to conduct any intrusive testing, Buyer shall restore the Property to the condition in which it existed prior to such testing to the extent Buyer's testing damaged or caused any change in the condition of the Property.

          Buyer agrees to indemnify, defend and hold Seller harmless from any and all loss, liability, damage, claims, costs or expenses, including attorney's fees, if any, arising or resulting from: (x) any physical damage to the Property caused by Buyer or its agents during any physical inspection and (y) any claim made against Seller by any tenant or any third party alleging any physical injury caused by Buyer or its agents or alleging breach of a lease caused by Buyer or its agent during such inspection. Notwithstanding the foregoing, in no event shall Buyer indemnify Seller for any loss, liability, damage, claims, costs or expenses arising or resulting from the gross negligence or willful misconduct of Seller or its agents. The provisions of this indemnity shall survive the closing or termination of this Agreement.

          4.7 Governmental Permits, Approvals and Regulations. Buyer shall have confirmed that all governmental permits and approvals with respect to the Property relating to the construction, operation, use or occupancy of the Property or any portion thereof, are in full force and effect.

          4.8 Representations and Warranties. All of Seller's representations and warranties contained herein or made in writing by Seller shall have been true and correct in all material respects when made and shall be true and correct as of the Closing Date, as though made at, and as of, the Closing Date, and Seller shall have executed and delivered all documents and complied with all of Seller's covenants and agreements contained in or made pursuant to this Agreement.

          4.9 Impairment of Property. No material adverse change shall have occurred in the condition or ownership of the Property or any part thereof from and after the conclusion of the Review Period. As of the Closing no part of the Property, or any interest of Seller therein, shall be encumbered by any lien, pledge, security interest, financing or due and unpaid charge, tax or other imposition (other than Permitted Exceptions and items which will be removed on or prior to the Closing Date), or damaged and not repaired to Buyer's satisfaction or taken in condemnation or other like proceeding and no such proceeding shall be pending or threatened, except as otherwise provided in
Section 8.2 hereof. There shall have occurred no material adverse change in the financial condition of any tenant under any of the Leases demising 7,500 square feet or more of the Improvements (each, a "Major Lease"), and there shall be no default, or event that with the giving of notice or the passage of time or both would constitute a default, under any Major Lease.

          4.10 Approval of Buyer's Board of Directors. This Agreement and the transactions contemplated hereby shall have been approved by Buyer's board of directors (the "Buyer Approval") within forty (40) business days after the date of this Agreement.

          4.11 Objections to Title or Survey.  Buyer shall have until twenty
(20) business days from the later to occur of (i) delivery of the Title Report and (ii) delivery of the Survey, to notify Escrow Holder and Seller in writing of Buyer's disapproval of the condition of title. Buyer shall give Seller and Escrow Holder written notice outlining in detail any title items objected to and specifying Buyer's desired cure. Seller shall have ten (10) business days after receipt of Buyer's notice to advise Buyer and Escrow Holder, in writing, as to whether Seller shall cure said objections prior to the Closing (and should Seller fail to advise Buyer of Seller's objection within such 10-day period, Seller shall be deemed to have elected to refuse to cure said objections). In the event Seller elects not to cure such objections, or elects to cure such objections and fails or refuses to cure said objections, Buyer shall have the option, which must be exercised within 10 business days of Buyer's receipt of Seller's response or deemed response, or Closing (whichever is earlier), (a) to waive Buyer's objections and purchase the Property as otherwise contemplated in this Agreement, notwithstanding such objections, in which event the subject matter of such waived objections shall be included within Permitted Exceptions, and Seller shall convey the Property to Buyer, subject to the Permitted Exceptions, or (b) to terminate this Agreement by written notice to Seller and Escrow Holder, whereupon any and all right and obligations of Buyer and Seller hereunder shall terminate, except as set forth in Sections 4.6, 5.2(b) and 10.5 hereof, and within five (5) days after Buyer has provided notice to Escrow Holder, Escrow Holder shall deliver to Buyer the Earnest Money Deposit, together with interest thereon. All exceptions to title to, and/or encumbrances against, the Property shown on the Title Report or Survey but not objected to by Buyer, and those items referred to in items (i), (ii) and (iii) of the second sentence of Section 3.1 hereof, shall be deemed "Permitted Exceptions"; provided, however, that Seller covenants to remove all monetary encumbrances (other than those with respect to the liens referred to in items (i), (ii) and (iii) of the second sentence of Section 3.1 hereof) affecting the Property or any portion thereof prior to Closing, and Seller further agrees that no monetary encumbrances other than the liens referred to in items (i), (ii) and (iii) of the second sentence of Section 3.1 hereof shall be Permitted Exceptions.

          4.12 Objections to Property or Other Matters. To the extent there is a change in any of the matters described in this Article IV.A, or any such matters first become available or are supplemented after the date hereof, Seller shall immediately inform Buyer of such change in circumstances and deliver any such new or supplemental information to Buyer. Buyer shall have until forty
(40) business days after the date of this Agreement (the "Review Period"), to notify Seller of any objections Buyer has to the physical or financial state of the Property, to the Phase I environmental report, to any contracts or leases relating to the Property, to any item delivered (or not delivered) by Seller to Buyer, or to any other matter covered by this Article IV.A other than Title or Survey; provided that Buyer shall have until the Closing Date to approve the items specified in Sections 4.1, 4.9 and 4.13 hereof. If Buyer shall object as provided herein (and if Buyer does not give notice to Seller of its objections prior to the end of the Review Period, Buyer shall be conclusively deemed to have objected), then this Agreement shall terminate and any and all right and obligations of Buyer and Seller hereunder shall terminate, except as set forth in Sections 4.6, 5.2(b) and 10.5 hereof, and within five (5) days after Buyer provides notice of such termination to Escrow Holder, Escrow Holder shall pay to Buyer the Earnest Money Deposit, together with interest thereon.

          4.13 Tenant Matters. Buyer shall have received and approved written estoppel statements, in substantially the form as that attached hereto as
Schedule I or other form to which Buyer may reasonably agree, from each of the tenants under the Major Leases, each "national credit" tenant (as identified as such on the Rent Roll), and tenants holding leases upon not less than eighty-five percent (85%) of the remaining gross leasable area in the Property. Each such estoppel statement shall be in form and substance reasonably acceptable to Buyer. Buyer shall have five (5) business days after the date of Buyer's receipt from the respective tenant of the last such tenant estoppel to notify Seller of any objection Buyer may have regarding such estoppels, and in the event Buyer fails to so notify Seller, Buyer shall be deemed to have disapproved the satisfaction of the condition set forth in this Section 4.13.

          4.14 Tenant Correspondence. Buyer shall have received originals (or copies if originals are unavailable) of all correspondence between Seller (or Seller's property manager during the applicable period) and all tenants of the Property for the two years prior to the Closing Date to the extent the items are in Seller's possession or control after a reasonably diligent search.

          4.15 Delivery of Documents. The due and timely delivery by Seller of executed documents required by this Agreement, including without limitation all of the documents and items specified in Section 5.3 below.

          The foregoing conditions contained in this Article IV.A (except to the extent otherwise provided in Article IV.B hereof) are intended solely for the benefit of, and may be waived by, Buyer.

          B.   Seller's Conditions to Closing.

          The following conditions are conditions precedent to Seller's obligation to sell the Property:

          4.16 Delivery of Documents and Purchase Price. Buyer's due and timely execution and delivery of all documents and items to be executed and delivered by Buyer (including without limitation the Purchase Price) pursuant to this Agreement, including without limitation all of the documents and items specified in Section 5.4 below.

          4.17. Assumption of Existing Loan. Buyer shall have executed and delivered to Escrow Holder all documents required for Buyer to assume all of Seller's obligations under the Existing Loan arising from and after the Closing Date.

          The foregoing conditions contained in this Article IV.B are intended solely for the benefit of Seller (except to the extent otherwise provided in Article IV.A hereof).


                                    ARTICLE V

                       CLOSING, RECORDING AND TERMINATION


          5.1 Deposit with Escrow Holder and Escrow Instructions. Promptly after execution of this Agreement, the parties hereto shall deliver two (2) fully executed originals of this Agreement to the Escrow Holder and this instrument shall serve as the escrow instructions to the Escrow Holder for consummation of the purchase and sale contemplated hereby. Seller and Buyer agree to execute such additional and supplementary escrow instructions as may be appropriate to enable the Escrow Holder to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.

          5.2 Closing. (a) The Closing Date shall occur no later than January 30, 1998, or such other date as Buyer and Seller may mutually agree in writing. Except as otherwise expressly provided herein, such date may not be extended without the written approval of both Seller and Buyer. The Closing and the Closing Date shall not have occurred until the Purchase Price shall have been paid by Buyer to Escrow Holder as provided herein. The "Closing" shall be deemed to have occurred on the date that all of the events specified in
Section 5.8 of this Agreement shall have occurred. The "Closing Date" shall be the date on which the Closing occurs.

               (b) In the event the Closing does not occur on or before January 30, 1998, the Escrow Holder shall, unless it is notified by Buyer to the contrary within five (5) business days after such date, return to the depositor thereof all items which may have been deposited with Escrow Holder hereunder. Any such return shall not, however, relieve either party hereto of any liability it may have for its wrongful failure to close. Buyer shall, within ten (10) business days after the termination of this Agreement in accordance with the terms hereof, return to Seller all documents and materials delivered to Buyer hereunder by or on behalf of Seller.

          5.3 Delivery by Seller. At the Closing, Seller shall deposit with the Escrow Holder, for the benefit of Buyer, or deliver directly to Buyer the following:

              (a) The Deed and the Assignment and Assumption of Leases and Rents, each duly executed and acknowledged by Seller, in recordable form, and ready for recordation in the official records of the jurisdiction in which the Land is located (the "Official Records");

              (b) An assumption of the Existing Loan, in form and substance acceptable to Buyer, duly executed and acknowledged by the holder of the Existing Loan, in recordable form, and ready for recordation in the Official Records;

              (c)  The Bill of Sale duly executed by Seller;

              (d) A certificate from the office of the Secretary of State, State of New Jersey, dated within thirty (30) days of the Closing Date, listing, as of the date of such certificate, all filings against Seller in said offices under the Commercial Code of New Jersey which would be a lien on any of the Personal Property (other than such filings, if any, (i) as are being released at the time of the Closing or (ii) which have been approved in writing by Buyer) or (iii) which evidence liens securing the Existing Loan), together with fully executed termination statements with respect to such filings;

              (e) originals or copies of any warranties and guaranties received by Seller and to be assigned to Buyer, from any contractors, subcontractors, suppliers or materialmen in connection with any construction, repairs or alterations of the Improvements or any tenant improvements;

              (f) The Assignment and Assumption of Contracts, Intangible Property, Warranties and Guarantees, duly executed by Seller and acknowledged, assigning all of Seller's interest in the Intangible Property (except that the only Contracts that shall be assigned are the Approved Contracts);

              (g) Originals or copies of all certificates of occupancy, licenses and permits for the Improvements;

              (h) All existing as-built plans and specifications for the Improvements in the possession of Seller or its manager;

              (i) A closing statement prepared by Escrow Holder in form and content consistent with this Agreement and otherwise reasonably satisfactory to Buyer and Seller;

              (j)  The Non-Foreign Certificate, duly executed by Seller;

              (k) A certificate duly executed by Seller and dated as of the Closing Date confirming the truth, accuracy and completeness of each of the Seller's representations and warranties set forth in Article VI below and noting with specificity any changes or exceptions thereto based upon events or circumstances intervening after the execution hereof (the "Update Certificate");

              (l) Seller's closing certificate, certifying as to the satisfaction of all of the conditions precedent to Seller's obligations hereunder (except delivery of the Purchase Price and except to the extent waived in writing by Buyer), addressed to Buyer;

              (m) Complete originals of the Leases with respect to the Property (except if the originals are missing, copies certified by Seller to be true, complete and correct) and copies of all records, books of account, ledgers, statements and other business records relating to the ownership and operation of the Property and/or the administration of the Leases, in whatever mode maintained, including information contained on computer disks; and

              (n)  An original of the Authorization described in Section
          1.6 hereof and any instrument of conveyance necessary to assign all of Seller's right, title and interest under the Authorization to Buyer.

          Buyer may waive compliance on Seller's part under any of the foregoing items by an instrument in writing.

          5.4 Delivery By Buyer. Buyer shall execute and deliver to Escrow Holder, for the benefit of Seller, or directly to Seller the following:

               (a) Buyer's closing certificate, certifying as to the satisfaction of all of the conditions precedent to Buyer's obligations hereunder, addressed to Seller.

               (b) Buyer's executed counterpart of the Assignment and Assumption of Leases and Rents, and Assignment and Assumption of Contracts, Intangible Property, Warranties and Guarantees.

               (c) Buyer's executed counterpart of an assumption of the Existing Loan, acknowledged by Buyer in recordable form, and ready for recordation in the Official Records;

          After Buyer's or Escrow Holder's receipt of all of the items specified in Section 5.3 hereof, after the complete satisfaction of all of the conditions precedent to Buyer's obligations hereunder, and after the expiration of the Review Period, Buyer shall deliver the Purchase Price to Escrow Holder as provided in Section 2.2 above.

          5.5 Other Instruments. Seller and Buyer shall each deposit such other instruments as are reasonably required by Escrow Holder or otherwise required to close the escrow and consummate the purchase of the Property in accordance with the terms hereof.

          5.6 Prorations. At Closing, the parties shall prorate (with Buyer being deemed to be the owner of the Property for the date of the Closing) as of the date on which the Closing occurs, on the basis of the actual number of days in the subject month, the following with respect to the Property:

               (a) Rents. All rents and other receipts payable for the month in which the Closing occurs shall be prorated as of the Closing. If any tenant under a Lease is delinquent in such month, Seller shall pay to Buyer the pro-rated amount of the scheduled monthly rent under such Lease. Buyer shall use reasonable efforts after the Closing to collect delinquent rents for the period up to the Closing; provided, however, that all collections shall be applied first to periods commencing after the Closing, and then to periods prior to the Closing. Percentage Rents (if any) shall be prorated by Buyer when received by Buyer, based on twelve thirty (30) day months.

               (b) Common Area Maintenance Charges. All reimbursable expenses shall be reconciled at Closing, such that if Seller has collected sums in excess of its reimbursable expenses under the Leases, Seller shall pay such excess to Buyer. In the event that such reconciliation shows that Seller has collected less than its incurred reimbursable expenses under the Leases, Buyer shall remit the excess to Seller not later than the expiration of three months after the conclusion of the twelve-month period then in progress with respect to the budgeting of such expenses under the Leases.

               (c) Taxes. Unless such items are subject to proration under subparagraph (b) above, real estate taxes, recurring assessments, and personal property taxes, if any, on all or any portion of the Property, based on the regular and supplemental tax bills for the calendar year in which the Closing occurs (or, if such tax bill has not been issued as of the date of Closing the regular and supplemental tax bill for the calendar year preceding that in which the Closing occurs, with such increase thereto as Buyer reasonably estimates will occur) shall be prorated as of the Closing. If any supplemental real estate taxes are levied for any period preceding the Closing, the parties will, immediately after the Closing or the issuance of the supplemental real estate tax bill (whichever last occurs), prorate between themselves, in cash, without interest and to the date of the Closing Date, the supplemental real estate taxes shown by such bill.

              (d) Utilities. Unless such items are subject to proration under subparagraph (b) above, all utilities, including gas, water, sewer, electricity, telephone and other utilities supplied to the Property shall be read as of the Closing Date. Seller shall pay, prior to the Closing Date, all such amounts for which a bill has been received or for which payment is otherwise due prior to the Closing Date, and Buyer shall be credited, and Seller shall be debited, with an amount equal to all utility charges for the period from the date such bills were issued or such payments were due until the Closing Date.

              (e) Service Contracts. Amounts payable under Approved Contracts shall be prorated on an accrual basis. Seller shall pay, prior to the Closing Date, all such amounts for which a bill has been received or for which payment is otherwise due prior to the Closing Date, and Buyer shall be credited, and Seller shall be debited, with an amount equal to all amounts accrued under the Approved Contracts from the date such bills were issued or such payments were due until the Closing Date. Seller shall deliver to Escrow, for the benefit of Buyer, evidence of the cancellation or termination of all Contracts other than Approved Contracts, and Seller shall be responsible for all such cancellation costs.

              (f) Improvement Lien Assessments. All improvement lien assessments shall be paid in full by Seller at Closing.

              (g) Existing Loan Reserve Account Funds. On the Closing Date, funds may be on deposit in certain reserve accounts established in connection with the Existing Loan (each a "Reserve Account"), including, without limitation, a repair reserve account and a replacement reserve account. Seller shall be credited with the amount of any funds on deposit in any such Reserve Account to the extent any such Reserve Account is transferred to Buyer at Closing.

              (h) Other Items. All other proratable items, including without limitation licenses and permits being assumed by Buyer (if any; provided that in no event shall Buyer assume any indemnification obligations of Seller) and other income from, and expenses associated with, the Property shall be prorated between Buyer and Seller as of the Closing.

Buyer and Seller's obligation to prorate shall survive the Closing for a period of one (1) year (unless within such time Buyer or Seller makes a claim against the other party to this Agreement with respect to such obligation to prorate, in which case such obligation shall survive without limitation), and Buyer and Seller shall use good faith efforts to conclude prorations with respect to percentage Rent and common area maintenance charges as soon as practicable after the determination of the amounts thereof. Nothing in the Assignment and Assumption of Leases and Rents shall be construed to amend, modify or diminish in any way the provisions of this Section 5.6.

          5.7 Costs and Expenses. Seller shall bear and pay the cost of the Survey and the premium for the Title Policy (exclusive of endorsements thereto). Seller shall pay any and all assumption, documentation and legal fees of the holder of the Existing Loan with respect to the Existing Loan, all legal fees and costs incurred by Seller, the cost of any recordation fees and documentary or other transfer taxes applicable with respect to the sale of the Real Property, all sales tax, if any, applicable with respect to the sale of the Personal Property and/or the Intangible Property, one-half of the Escrow Holder's fees and charges, and other fees and charges which are typically borne by sellers in Somerset County, New Jersey. Buyer shall pay for its out-of-pocket expenses, all due diligence, all legal fees and costs incurred by Buyer in connection herewith, one-half of the Escrow Holder's fees and charges, and other fees and charges which are typically borne by buyers in Somerset County, New Jersey.

          5.8 Closing and Recordation. Provided that Escrow Holder has received all of the items required to be delivered pursuant to this Article V (or a waiver from the party for whose benefit such item is being delivered) and that it has not received prior written notice from Buyer that Buyer has elected to terminate its rights and obligations hereunder pursuant to Article IV,
Article VIII and/or Section 5.9, and provided that Buyer has either received the Title Policy or the irrevocable commitment of Title Company to provide it with the Title Policy immediately after recordation of the Deed, Escrow Holder is authorized and instructed (a) with respect to the Property, to cause the Title Company to record the documents delivered to the Escrow Holder in accordance with recording instructions set forth in a letter to be delivered to Escrow Holder and Title Company by Buyer (or if no such letter is received prior to the Closing, in accordance with customary practice), (b) to deliver those other documents and instruments delivered into Escrow to the party for whose benefit such documents or instruments were made and (c) to deliver the Purchase Price, as adjusted pursuant to Section 5.6 hereof.

          5.9  Termination of Agreement.

          (a) Failure of Buyer's Conditions. If any one or more of the conditions to Buyer's obligations, as set forth in Article IV.A, Section 5.3 or elsewhere in this Agreement, is not either fully performed, satisfied or waived in writing (or deemed waived as provided herein) on or before the Closing Date or such earlier date as provided elsewhere herein, then Buyer may elect, by written notice as provided in Section 10.10 hereof, to terminate this Agreement, in which case neither party shall have any further obligation to the other (except as set forth in Sections 4.6, 5.2(b) and 10.5 hereof). Nothing in this paragraph shall be construed to limit any of Buyer's rights or remedies at law or equity in the event of a default by Seller.

          (b) Failure of Seller's Conditions. If any one or more of the conditions to Seller's obligations, as set forth in Article IV.B, Section 5.4 or elsewhere in this Agreement, is not either fully performed, satisfied or waived in writing (or deemed waived as provided herein) on or before the Closing Date or such earlier date as provided elsewhere herein, then Seller may elect, by written notice as provided in Section 10.10 hereof, to terminate this Agreement and neither party shall have any further obligation to the other (except as set forth in Sections 4.6, 2.5 [if Buyer shall be in default of this Agreement], 5.2(b) and 10.5 hereof).


                                   ARTICLE VI

               REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER


          As an inducement to Buyer to enter into this Agreement and the consummation of the transaction contemplated hereby, Seller hereby represents and warrants to and agrees with Buyer both as of the date hereof and again as of the Closing Date, and as of all dates and times in between (except as specifically provided to the contrary herein), as set forth below. As used herein and elsewhere in this Agreement, the term "Seller's actual knowledge" shall mean the actual knowledge of each of J. Robert Clements and Robert Poyner, without any duty of investigation of any kind. Seller represents and warrants that the foregoing persons are the persons employed by Seller or its manager with day-to-day managerial or supervisorial authority over the Property.

           6.1 Authority. Seller is duly organized and validly existing under the laws of the jurisdiction of its organization, is duly qualified to conduct business and own real property in the State of New Jersey, and has all requisite power to own all of its properties and assets and to carry on its business as presently conducted. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby has been duly and validly authorized by all necessary action of Seller and the Agreement and all other agreements contemplated thereby are and will be valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights and general principles of equity.

          6.2 Title. Seller holds fee simple title to the Property, and to Seller's actual knowledge, such fee simple title is free and clear of all liens, encumbrances, security interests, charges, adverse claims and other exceptions to title, except for the Leases, Contracts, matters of record, matters disclosed by the Survey and the Permitted Exceptions. Nothing in the Deed shall be construed to amend, modify or diminish the effectiveness or survival of the foregoing representation.

          6.3 The Leases. A list of the current Leases is set forth in the rent roll attached hereto as Schedule G (the "Rent Roll"). The economic information contained in the Rent Roll is accurate and consistent with Seller's records (as they relate to the Property), which records have been maintained by Seller in accordance with good property management standards. The noneconomic information contained in the Rent Roll is accurate and consistent in all material respects with Seller's records (as they relate to the Property), which records have been maintained by Seller in accordance with good property management standards. Except for the Leases set forth in the Rent Roll, there are no other leases, licenses or other agreements affecting the occupancy of the Property. With respect to each Lease: (i) the Lease is in full force and effect, and constitutes the valid and binding legal obligation of Seller and the respective tenant, enforceable against each of them in accordance with its terms; (ii) there are no understandings, oral or written, between the parties to the Lease which in any manner vary the obligations or rights of either party;
(iii) except as indicated on the Rent Roll, there is no default by Seller under the Lease and to Seller's knowledge, by the tenant under the Lease; and (iv) no rent or additional rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

          6.4 No Litigation or Adverse Events. Seller has received no written notice of, and to Seller's actual knowledge, there are no, pending or threatened investigations, actions, suits, proceedings or claims against or affecting Seller or the Property, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, agency, or instrumentality, domestic or foreign.

          6.5 Compliance with Laws. To Seller's actual knowledge, Seller is in compliance in all material respects with all applicable laws, ordinances, rules and regulations (including without limitation those relating to zoning and the Americans With Disabilities Act) applicable to the ownership or operation of the Property. Seller has not received from any insurance company or Board of Fire Underwriters any notice, which remains uncured, of any defect or inadequacy in connection with the Property or its operation.

          6.6 No Defaults in Other Agreements. To Seller's actual knowledge, neither Seller nor any other party is in material default under any Contract affecting the Property, and no event exists which, with the passage of time or the giving of notice or both, will become a material default thereunder on the part of the Seller or any other party thereto. To Seller's actual knowledge, Seller is in compliance in all material respects with the terms and provisions of the covenants, conditions, restrictions, rights-of-way or easements affecting the Property.

          6.7 Eminent Domain. To Seller's actual knowledge, there is no existing or proposed or threatened eminent domain or similar proceeding, or private purchase in lieu of such a proceeding which would affect the Property in any material way.

          6.8 Licenses, Permits, CO's, Zoning, etc. To Seller's actual knowledge, all permits, certificates of occupancy, business licenses and all other notices, licenses, permits, certificates and authority required as of the date hereof and as of the Closing Date in connection with the use or occupancy of the Property have been obtained and are in full force and effect and in good standing.

          6.9 Taxes and Assessments. All real property taxes, and all Seller's personal property taxes, relating to the Property, excepting those for the current tax year which are not yet overdue (i.e., which are still payable without interest or penalty), have been paid in full. To Seller's actual knowledge, there is no (i) proposed increase in the assessed valuation of the Property, or (ii) existing or proposed assessment that has or may become a lien on the Property.

          6.10 Environment. (i) Seller has not engaged in any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials (whether legal or illegal, accidental or intentional) on, under, in or about the Property, or transported any Hazardous Materials to, from or across the Property, except in all cases in material compliance with Environmental Requirements and only in the course of legitimate business operations at the Property (which shall not include any business primarily or substantially devoted to the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of Hazardous Materials); (ii) to Seller's actual knowledge, no tenant, occupant or user of the Property, nor any other person, has engaged in or permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any material way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials (whether legal or illegal, accidental or intentional) on, under, in or about the Property, or transported any Hazardous Materials to, from or across the Property, except in all cases in material compliance with Environmental Requirements and only in the course of legitimate business operations at the Property (which shall not include any business primarily or substantially devoted to the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of Hazardous Materials); (iii) to Seller's actual knowledge, no Hazardous Materials are presently constructed, deposited, stored, or otherwise located on, under, in or about the Property except in all cases in material compliance with Environmental Requirements and only in the course of legitimate business operations at the Property (which shall not include any business primarily or substantially devoted to the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of Hazardous Materials); (iv) to Seller's actual knowledge, no Hazardous Materials have migrated from the Property upon or beneath other properties; and (v) to Seller's actual knowledge, no Hazardous Materials have migrated or threaten to migrate from other properties upon, about or beneath the Property.

          As used herein:

          "Environmental Requirements" shall mean all applicable present statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including, without limitation: (i) all requirements, including but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of "Hazardous Materials," chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, ground water or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials, or wastes, whether solid, liquid or gaseous in nature; and (ii) all requirements pertaining to the protection of the health and safety of employees or the public.

          "Hazardous Materials" shall mean (i) any flammable, explosive or radioactive materials, hazardous wastes, toxic substances or related materials including, without limitation, substances defined as "hazardous substances," "hazardous materials," "toxic substances" or "solid waste" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1801, et seq.; the Toxic Substances Control Act, 15 U.S.C., Section 2601 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.; and in the regulations adopted and publications promulgated pursuant to said laws; (ii) those substances listed in the United States Department of Transportation Table (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 C.F.R. Part 302 and amendments thereto); (iii) those substances defined as "hazardous wastes," "hazardous substances" or "toxic substances" in any similar federal, state or local laws or in the regulations adopted and publications promulgated pursuant to any of the foregoing laws or which otherwise are regulated by any governmental authority, agency, department, commission, board or instrumentality of the United States of America, the State of New Jersey or any political subdivision thereof, (iv) any pollutant or contaminant or hazardous, dangerous or toxic chemicals, materials, or substances within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended; (v) petroleum or any by-products thereof; (vi) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. Sections 2011 et seq., as amended, and in the regulations adopted and publications promulgated pursuant to said law; (vii) asbestos in any form or condition; and (viii) polychlorinated biphenyls.

          6.11 Physical Condition. Except as disclosed in writing by Seller to Buyer on or prior to the date hereof, to Seller's actual knowledge: (i) there are no material structural defects in the Improvements located on or at the Property; (ii) the Improvements and Personal Property (including without limitation plumbing equipment, HVAC, electric wiring and fixtures, gas distribution system, water and sewage systems, security systems and swimming pool and spa systems) are in good working order and condition, except for defects or required repairs that are not material.

          6.12 Employees.  Seller has no employees.

          6.13 Mechanic's Liens. All bills and claims for labor performed and materials furnished to or for the benefit of the Property currently due and contracted for by Seller or its manager have been paid in full, and there are no mechanic's or materialmen's liens (whether or not perfected) on or affecting the Property as a result of labor performed or materials furnished and contracted for by the Partnership or its manager.

          6.14 Operating Statements. To Seller's actual knowledge, the financial statements delivered by Seller to Buyer fairly present the profit or loss from the management and operation of the Property for the periods covered thereby and, in all material respects, accurately reflect all rents and other gross receipts, and all amounts paid by Seller for electricity, water, sewer, other utility services, insurance, fuel, maintenance and repairs (whether capitalized or expensed), real estate taxes, payroll and payroll taxes and all other operating and other expenses associated with the Property.

          6.15 Disclosure. Except as disclosed on Schedule H attached hereto, no representation or warranty of Seller in this Agreement, or any information, statement or certificate furnished or to be furnished by Seller or at Seller's direction pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or shall contain any materially untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements contained therein not misleading. To Seller's knowledge, there is no material misstatement or omission in the copies of contracts, agreements and other documents delivered by Seller in connection with the transactions contemplated hereby.

          6.16 No Leases of Property or Assets. No material portion of the Personal Property or fixtures with respect to the Property (other than fixtures owned or installed by tenants) is leased by the Seller as lessee.

          6.17 Other Documents. To Seller's actual knowledge, the correspondence and other documents required to be delivered to Buyer and described in Sections 4.5 and 4.14 hereof are true, accurate and complete originals or copies, as applicable of such correspondence and other documents.

          The representations and warranties set forth in this Article VI shall survive the execution and delivery of this Agreement, the delivery of the Deed and transfer of title to the Property to Buyer, until the date that is six months after the Closing Date; provided however, that in the event Buyer makes a written claim against Seller with respect to any representation or warranty prior to the date which is six months after the Closing Date, than such representation or warranty shall survive without limitation as to such written claim.


                                   ARTICLE VII

                     REPRESENTATIONS AND WARRANTIES OF BUYER


          7.1 Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows: Buyer is a corporation duly organized under the laws of the State of Maryland; subject to receipt of the Buyer Approval, this Agreement and all documents executed by Buyer which are to be delivered to Seller at the Closing are and as of the Closing Date will be duly authorized, executed and delivered by Buyer, and are and as of the Closing Date will be legal, valid and binding obligations of Buyer, and do not and as of the Closing Date will not violate any provisions of any agreement or judicial order to which Buyer is a party or to which it is subject.


                                  ARTICLE VIII

                    POSSESSION, DESTRUCTION AND CONDEMNATION


          8.1 Possession. Possession of the Property shall be delivered to Buyer on the Closing Date, subject to the Leases described on the Rent Roll or otherwise approved by Seller. Without limiting any other provisions of this Agreement, Seller shall afford authorized representatives of Buyer reasonable access to the Property for the purposes of determining Seller's compliance herewith (provided that Seller or Seller's agent shall be allowed to accompany Buyer in any visit to the Property Buyer may make for the purposes of determining such compliance); however, in no event shall such right give rise to any obligation of Buyer to determine compliance or noncompliance.

          8.2  Loss, Destruction and Condemnation.

               (a)  Definition of Material Damage.  For the purposes of this
Section 8.2, damage to the Property is material if (i) the actual cost of repairing or replacing the damaged portions of the Improvements on the Property exceeds $500,000.00, or (ii) if it would take longer than seventy-five (75) days to perform such repair or replacement using reasonably diligent efforts, or
(iii) if any lessee has the right to abate any rent under its lease as a result of such damage and there is not full rental interruption coverage with respect thereto available to Buyer through and after the Closing Date until the estimated date of reconstruction, or (iv) if any lessee or group of lessees leasing 4,000 square feet or more in the aggregate (as set forth on the Rent
Roll) has a right to terminate its lease (or leases) as a result of such damage and does not irrevocably waive such right prior to Closing in a form reasonably acceptable to Buyer.

               (b) Effect of Non-Material Damage to Improvements. If prior to the Closing the Improvements on the Property are damaged by casualty and such damage is not material, (i) this Agreement may not be terminated by reason of such casualty (provided that this does not waive Buyer's other termination rights under this Agreement) and (ii) Seller will, at Buyer's option, either (a) cause the damaged portion of the Improvements to be repaired at Seller's sole cost and expense or (b) reduce the Purchase Price by an amount equal to the actual, reasonable and necessary cost of repairing or replacing the damaged portions of the Improvements. Seller will notify Buyer within three (3) days of Seller's receipt of knowledge of any casualty which occurs in between the date of this Agreement and the Closing Date.

               (c) Effect of Material Damage to Improvements. If prior to the Closing the Improvements are damaged by casualty and such damage is material, Seller shall notify Buyer in writing of such casualty as soon as practicable. Within ten (10) days after the occurrence of such casualty, Seller will commence restoration of the damaged Improvements, and shall complete such restoration in compliance with all laws and the representations and warranties set forth herein and shall restore such Improvements to their condition prior to the occurrence of the casualty promptly (but in no event more than seventy-five (75) days thereafter), and the Closing Date shall be extended (but in no event by more than seventy-five (75) days) until such damaged Improvements are complete. If Seller does not commence or complete such restoration within such time period, then Buyer may elect within the next thirty (30) days pursuant to a writing delivered to Seller and Escrow Holder to (i) continue this Agreement, in which case Seller shall assign to Buyer at the Closing any insurance proceeds to which Seller is entitled with respect to such damage (in which event the Purchase Price shall be reduced by the amount of any deductible with respect thereto); or
(ii) terminate this Agreement, in which case Buyer shall have no further rights and obligations to the Seller under this Agreement, but Buyer shall retain its rights and remedies against Seller. Buyer's failure to have elected any of these options within the time allotted therefor shall be deemed to be an election of option (ii).

               (d)  Definition of Material Taking.  For the purposes of this
Section 8.2, a taking or threatened taking by eminent domain or similar proceedings shall be deemed material if (i) the value of that portion of the Property to be so taken exceeds $100,000.00, (ii) Buyer determines that the Property so affected is materially and adversely affected by such taking or threatened taking, (iii) any lessee has the right to abate any rent under its lease as a result of such taking or threatened taking, or (iv) any lessee or group of lessees leasing 2,500 square feet or more in the aggregate (as set forth on the Rent Roll) has a right to terminate its lease (or leases) as a result of such taking or threatened taking and does not irrevocably waive such right prior to Closing in a form reasonably acceptable to Buyer.

               (e) Effect of Non-Material Taking. If prior to the Closing there is a taking or threatened taking of a portion of the Property which is not material, (i) this Agreement may not be terminated and (ii) Seller will assign to Buyer at the Closing all of Seller's rights in and to any condemnation award with respect to such non-material taking, and there will be no reduction in the Purchase Price. Seller will deliver written notice to Escrow Holder and Buyer within three (3) days after Seller receives notice of or otherwise becomes aware of any taking or threatened taking affecting the Property.

               (f) Effect of Material Taking. If prior to the Closing there is a taking or threatened taking of a material portion of the Property or all of it, Seller shall notify Buyer in writing of such taking or threatened taking, and within ten (10) days after Buyer's receipt of such notice, Seller and Buyer shall endeavor to agree upon whether the Property shall be purchased by Buyer, and any reduction in the Purchase Price, and any assignment of any condemnation award with respect to such taking. If within such ten (10) day period Buyer and Seller have not reached a mutually acceptable agreement as to those matters, Buyer within thirty (30) days thereafter may elect in writing to (i) continue this Agreement subject to the taking or threatened taking with an assignment of all of Seller's rights to condemnation awards, severance damages, payments-in-lieu thereof or the like; or (ii) terminate this Agreement, in which case Buyer and Seller shall have no further rights or obligations to one another under this Agreement. Buyer's failure to have elected any of these options within the time period allotted therefor shall be deemed to be an election of option (ii).


                                   ARTICLE IX

              MAINTENANCE AND OPERATION OF THE PROPERTY; COVENANTS


          9.1 Maintenance. In addition to Seller's other obligations hereunder, Seller shall, upon and after the date of this Agreement and to and including the Closing Date, at Seller's sole cost and expense, maintain the Property in the ordinary course of business consistent with past practice, pay all taxes, assessments, fines, penalties, charges and other operating expenses, and shall make all repairs, maintenance and replacements of the Improvements and any Personal Property and otherwise operate the Property in its ordinary and customary manner, and otherwise in the same manner as before the making of this Agreement, the same as though Seller were retaining the Property. Seller shall not make any alterations to the Property without first receiving Buyer's prior written consent thereto.

          9.2 Leases and Other Agreements. Seller shall not, on or after the date of this Agreement and on or prior to the Closing Date, enter into any Lease pertaining to the Property except pursuant to the terms and conditions set forth in this Section 9.2. At any time prior to the Closing Date, in the event that Seller intends to enter into a lease with respect to any portion of the Property, Seller shall deliver to Buyer a complete copy of the proposed lease, financial information as to the proposed lessee (with credit reports), and copies of all brokerage agreements (or a detailed list of all brokerage obligations) with respect to such lease. Buyer shall review and approve or disapprove of such lease within ten (10) days after the receipt of all of the foregoing materials. If all such materials are delivered to Buyer on or prior to ten (10) days prior to conclusion of the Review Period, and if (a) such lease (and any brokerage commissions with respect thereto) was negotiated by Seller in good faith and is on market terms, (b) the proposed lessee is creditworthy as determined by Buyer in its reasonable judgment, (c) the proposed use of the premises under such Lease is compatible with the other uses in the Property and is not inconsistent with the general leasing policies of Buyer, as determined by Buyer in its reasonable judgment, and (d) the terms and conditions of such Lease and any brokerage commissions payable with respect thereto are otherwise acceptable to Buyer in its reasonable discretion, then Buyer shall approve such lease and if and when the Closing occurs, Buyer shall assume all obligations under such lease to pay for or construct tenant improvements and shall assume and pay, as and when due, all brokerage commissions with respect to such lease which commissions were disclosed to and approved by Buyer. In the event that Buyer does not affirmatively approve in writing such lease within such ten (10) day period, then Buyer shall be deemed to have disapproved such lease and as long as this Agreement remains effective Seller shall not enter into such lease. Seller's sole remedy with respect to any such disapproval shall be to terminate this Agreement, by written notice to Buyer not later than five (5) days later the expiration of such ten (10) day period, in which case the Earnest Money Deposit, with all interest thereon, shall be refunded to Buyer and this Agreement, and each party's obligations hereunder, shall terminate (except for Buyer's obligations under Section 4.6 hereof, which shall survive such termination). Notwithstanding the foregoing, after the conclusion of the Review Period, in no event shall Seller enter into any lease with respect to the Property without Buyer's prior written consent, which may be granted or withheld in Buyer's sole and absolute discretion. After the date hereof, without Buyer's prior written consent (which will not be unreasonably withheld) in no event shall Seller enter into any agreement or contract with respect to the Property (other than a lease, which shall be governed by the foregoing provisions) which is not terminable on thirty (30) days' prior notice (without premium or penalty).

          9.3 Encumbrances. Seller shall not, in between the date of this Agreement and the Closing Date, mortgage, encumber or suffer to be encumbered all or any portion of the Property, which encumbrances would survive the Closing Date, without the prior written consent of Buyer.

          9.4 Consents and Notices. Seller and Buyer shall cooperate with each other and exercise commercially reasonable efforts to obtain as of the Closing Date, all consents from, and provide all notices to, any third party and any governmental or regulatory authority which are required pursuant to any Contract or any applicable laws as a condition to or in connection with the execution, delivery or performance of this Agreement or other documents and instruments contemplated thereby.

          9.5 Audit Cooperation. Seller hereby agrees to cooperate with Buyer in producing audited financial statements for the Property for such periods as may be requested by Buyer. Such cooperation shall include, without limitation, the execution and delivery by Seller to Buyer's auditors of such confirmations and letters as such auditors may reasonably require. This section does not impose on Seller an obligation to provide audited financial statements for the Property to Buyer.


                                    ARTICLE X

                                  MISCELLANEOUS


          10.1 Notices. Any notice required or permitted to be given under this Agreement shall be in writing and personally delivered or sent by United States mail, registered or certified mail, postage prepaid, return receipt requested, or sent by Federal Express or similar nationally recognized overnight courier service, and addressed as follows, and shall be deemed to have been given upon the date of delivery (or refusal to accept delivery) at the address specified below as indicated on the return receipt or air bill:


If to Seller:             Franklin Field Plaza Limited Partnership
                          c/o K. Hovnanian Properties of
                          Franklin, Inc.
                          225 Highway 35
                          P.O. Box 500
                          Red Bank, New Jersey 07701
                          Attn:  J. Robert Clements
                          Fax No.: (908) 741-5207

with a copy to:           Frizell Clarkson & Jaffe
                          450 Main Street
                          P.O. Box 474
                          Metuchen, New Jersey 08840-0474
                          Attn:  Burton J. Jaffe, Esq.
                          Fax No.: (732) 494-2987

If to Buyer:              The PRICE REIT, Inc.
                          145 South Fairfax Avenue
                          Fourth Floor
                          Los Angeles, CA 90036
                          Attn.:  Joseph Kornwasser
                          Fax No.:  (213) 937-8175

with a copy to:           Gibson, Dunn & Crutcher
                          333 South Grand Avenue
                          Los Angeles, California  90071
                          Attn:  William R. Lindsay, Esq.
                          Fax No.:  (213) 229-7520

If to Escrow Holder:      Eastern Title Agency, Inc.
                          One Industrial Way West, Bldg. D
                          Eatontown, New Jersey 07724-0338
                          Attn:  Michael Kehoe
                          Fax No.:  (908) 389-9023

or such other address as either party may from time to time specify in writing to the other in the manner aforesaid.

          10.2 Brokers and Finders. Buyer and Seller each hereby represents and warrants that no broker was involved in this Agreement or the transactions contemplated hereby except for Triumph Realty, whose commissions are to be paid by Buyer. In the event of a claim for a broker's fee, finder's fee, commission or other similar compensation in connection herewith other than as set forth above, (i) Buyer, if such claim is based upon any agreement alleged to have been made by Buyer, hereby agrees to indemnify, defend, protect and hold Seller for any liability, loss, cost, damage or expense (including reasonable attorneys' and paralegals' fees and costs) which Seller may sustain or incur by reason of such claim and (ii) Seller, if such claim is based upon any agreement alleged to have been made by Seller, hereby agrees to indemnify, defend, protect and hold Buyer harmless against any and all liability, loss, cost, damage or expense (including reasonable attorneys' and paralegals' fees and costs) which Buyer may sustain or incur by reason of such claim. The provisions of this Section 10.2 shall survive the Closing or earlier termination of this Agreement.

          10.3 Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns, except that each respective party's interest under this Agreement may not be assigned, encumbered or otherwise transferred whether voluntarily, involuntarily, by operation of law or otherwise, without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed. There shall be no third party beneficiaries to this Agreement.

          10.4 Amendments. This Agreement may be amended or modified only by a written instrument executed by the party asserted to be bound thereby.

          10.5 Continuation and Survival of Indemnities, Representations, Warranties and Post-Closing Obligations. Except as provided in the last paragraph of Article VI of this Agreement, all indemnities, representations and warranties by, and all of the post-closing obligations, if any, of, the respective parties contained herein or made in writing pursuant to this Agreement or any other instrument delivered by Seller pursuant hereto are intended to and shall remain true and correct and binding as of the time of Closing and shall survive the execution and delivery of this Agreement, the delivery of the Deed and transfer of title to Buyer.

          10.6 Interpretation. Whenever used herein, the term "including" shall be deemed to be followed by the words "without limitation." Words used in the singular number shall include the plural, and vice-versa, and any gender shall be deemed to include each other gender. The captions and headings of the Articles and Sections of this Agreement are for convenience of reference only, and shall not be deemed to define or limit the provisions hereof.

          10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to principles of conflicts of law.

          10.8 Merger of Prior Agreements. This Agreement (including the exhibits hereto) constitutes the entire agreement between the parties with respect to the purchase and sale of the Property specifically described herein and supersedes all prior and contemporaneous (whether oral or written) agreements and understandings between the parties hereto relating to the specific subject matter hereof. Buyer acknowledges that Seller has made no representations, is unwilling to make any representations and has held out no inducements to Buyer, other than those herein expressed, and Seller is not and shall not be liable or bound in any manner by any express or implied warranties, guarantees, promises, statements, representations or information pertaining to the Property, its physical condition, the income, expense and operation thereof or to what use the Property can be applied, other than those herein expressed.

          10.9 Attorneys' Fees.   In the event of any action or proceeding at
law or in equity between Buyer and Seller (including an action or proceeding between Buyer and the trustee or debtor in possession while Seller is a debtor in a proceeding under the Bankruptcy Code (Title 11 of the United States Code) or any successor statute to such Code) to enforce or interpret any provision of this Agreement or to protect or establish any right or remedy of either Buyer or Seller hereunder, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including without limitation reasonable attorneys' and paralegals' fees and expenses (including without limitation fees, costs and expenses of experts and consultants), incurred in such action or proceeding and in any appeal in connection therewith by such prevailing party, together with all costs of enforcement and/or collection of any judgment or other relief. If such prevailing party shall recover judgment in any such action, proceeding or appeal, such costs, expenses and attorneys' and paralegals' and others' fees shall be included in and as a part of such judgment.

          10.10 Notice of Termination. If either Buyer or Seller elects to terminate this Agreement, it will submit to Escrow Holder and the other party hereto a notice of termination in duplicate. If Escrow Holder receives a notice of termination, it is instructed to mail and fax one copy to the other such party within one (1) business day. If Escrow Holder has not received a written objection from the other party within five (5) business days after mailing and faxing the copy, Escrow Holder is to (i) comply with the instructions contained in the notice of termination, (ii) pay cancellation charges out of any funds on deposit in this Escrow, (iii) return the Earnest Money Deposit (and interest thereon) to the party hereunder entitled to receive same, and (iv) cancel this Agreement.

          10.11 Specific Performance; Damages. In the event of any breach or default in or of this Agreement or any of the warranties, terms or provisions hereof by Seller, Buyer shall have the right to demand specific performance of this Agreement. Buyer and Seller hereby agree that in the event Seller has breached this Agreement by fraud, misrepresentation or by breach of a covenant contained herein, Buyer's right to damages shall be limited to Buyer's actual out-of-pocket costs up to One Hundred Thousand Dollars ($100,000.00) (exclusive of attorneys fees and costs incurred in any action to enforce Buyer's rights under this Agreement), and Buyer hereby waives any right or claim to consequential (as opposed to actual), or loss of bargain, damages.

          10.12 Relationship. It is not intended by this Agreement to, and nothing contained in this Agreement shall, create any partnership, joint venture, financing arrangement or other agreement between Buyer and Seller. No term or provision of this Agreement is intended to be, or shall be, for the benefit of any person, firm, organization or corporation not a party hereto, and no such other person, firm, organization or corporation shall have any right or cause of action hereunder.

          10.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

          10.14  Recordation.  Buyer shall not record this Agreement.

          10.15 Time of the Essence. Time is of the essence in this Agreement and with respect to all of its terms.

          10.16 Transfer to Qualified Intermediary. The parties agree that all of the rights and obligations of Seller and/or the Buyer under this Agreement may be assigned by Seller and/or the Buyer prior to the Closing to, in either or both cases, a "qualified intermediary" for purposes of enabling Seller and/or Buyer to qualify the exchange of the Property for other property as a tax-free exchange under Section 1031 of the Internal Revenue Code; provided, however, that such transfer shall not relieve either of Seller or Buyer of any of the obligations of Buyer and Seller under this Agreement. Each of Buyer and Seller agrees to cooperate in connection with any proposed exchange of the Property; provided, however, (i) the acquisition and exchange of the Property for designated exchange property shall not impose upon Buyer or Seller any additional financial obligations; (ii) each party shall indemnify the other party and hold the other party harmless from any and all liabilities, claims, losses or actions which Buyer and/or Seller incurs or to which Buyer and/or Seller may be exposed as a result of Buyer's and/or Seller's participation in either or both of the contemplated exchanges; (iii) Buyer shall not be required to take title to any property other than the Property; and (iv) such exchange shall not in any way delay the Closing as contemplated hereby.

[Signatures appear on the following page]

     IN WITNESS WHEREOF, Seller, Buyer, and Escrow Holder have executed this Agreement as of the date first above written.


                         BUYER:    THE PRICE REIT, INC.,
                                   a Maryland corporation

                                   By: /JERALD FRIEDMAN/
                                       -----------------
                                   Its: Sr. Executive V.P.


                         SELLER:   FRANKLIN FIELD PLAZA LIMITED
                                   PARTNERSHIP, a New Jersey
                                   limited partnership

                                   By:  K. Hovnanian Properties
                                        of Franklin, Inc.
                                   Its:  General Partner

                                        By: /J. ROBERT CLEMENTS/
                                            --------------------
                                             J. Robert Clements
                                        Its: President






                            CONSENT OF ESCROW COMPANY

          The undersigned Escrow Company agrees to (i) accept the foregoing

Agreement, (ii) be Escrow Holder under the Agreement, and (iii) be bound by the

Agreement in the performance of its duties as Escrow Holder; however, the undersigned will have no obligations, liability or responsibility under (a) this consent or otherwise, unless and until the Agreement, fully signed by the parties, has been delivered to the undersigned, or (b) any amendment to the

Agreement unless and until the amendment is accepted by the undersigned in writing.



Dated: November 26, 1997
                                        EASTERN TITLE AGENCY, INC.

                                        By: /JIM TRACY/
                                            --------------------
                                             Escrow Officer





                               INDEX TO SCHEDULES

     Schedule A     The Land

     Schedule B     Form of Deed

     Schedule C     Form of Assignment and Assumption of Leases and Rents

     Schedule D     Form of Bill of Sale

     Schedule E     Form of Assignment and Assumption of Contracts,
                    Intangible Property, Warranties and Guarantees

     Schedule F     Form of Non-Foreign Certificate

     Schedule G     Rent Roll

     Schedule H     Update Certificate

     Schedule I     Form of Tenant Estoppel



                                   SCHEDULE A

                                    THE LAND



                                   SCHEDULE B

                     [INSERT N.J. DEED BY SELLER'S COUNSEL]



                                EXHIBIT A TO DEED

                          LEGAL DESCRIPTION OF PROPERTY



                                EXHIBIT B TO DEED



                                   SCHEDULE C

                  ASSIGNMENT AND ASSUMPTION OF LEASES AND RENTS



[FORM SUBJECT TO MODIFICATION BY LOCAL COUNSEL]


RECORDING REQUESTED BY


AND WHEN RECORDED MAIL TO:

Gibson, Dunn & Crutcher LLC
333 South Grand Avenue
Los Angeles, California  90071
Attention:  William R. Lindsay


                  ASSIGNMENT AND ASSUMPTION OF LEASES AND RENTS

     For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, FRANKLIN FIELD PLAZA LIMITED PARTNERSHIP, a New Jersey limited partnership (Assignor"), hereby assigns, sets over, transfers and delegates to THE PRICE REIT, INC., a Maryland corporation ("Assignee"), free and clear of any and all adverse claims, all of the landlord's right, title, interest, claim and estate in and to all leases, occupancy agreements and similar agreements, together with all modifications, extensions and renewals thereof, all security therefor, and all guaranties of any of the foregoing (collectively, the "Leases") which demise all or any part of, or interest in, the real property more particularly described on Exhibit A attached hereto and incorporated herein (the "Land"), together with all income, receipts, funds and revenues of any kind whatsoever payable under the Leases or otherwise with respect to the Land, whether heretofore accrued or hereafter arising.

     Assignee hereby assumes all of Assignor's obligations under or with respect to the Leases described on Exhibit B attached hereto, which obligations arise out of and relate to the period commencing on the date hereof. Assignor hereby agrees to indemnify, defend, protect and hold Assignee harmless from and against any and all loss, claim, obligation, cost or expense (including without limitation reasonable attorneys' fees) relating to or in connection with any obligations of the landlord under the Leases, which obligations arise out of or relate to the period prior to the date hereof. Assignee hereby agrees to indemnify, defend, protect and hold Assignor harmless from and against any and all loss, claim, obligation, cost or expense (including without limitation reasonable attorneys' fees) relating to or in connection with any obligations of the landlord under the Leases, which obligations arise out of or relate to the period commencing on or after the date hereof.

     If any litigation between Assignor and Assignee arises out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such litigation including, without limitation, reasonable attorneys' fees. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.

     This Assignment may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement effective as of this ______ day of _______________, 199_.

                              ASSIGNOR:

                              FRANKLIN FIELD PLAZA LIMITED PARTNERSHIP, a New Jersey limited partnership

                              By:__________________________
                              Its:___________________________



                              ASSIGNEE:

                              THE PRICE REIT, INC., a Maryland corporation

                              By:
                              Its:



          EXHIBIT "A" TO ASSIGNMENT AND ASSUMPTION OF LEASES AND RENTS

                          LEGAL DESCRIPTION OF PROPERTY




          EXHIBIT "B" TO ASSIGNMENT AND ASSUMPTION OF LEASES AND RENTS

                                 ASSUMED LEASES



                                   SCHEDULE D

                                  BILL OF SALE

     For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, FRANKLIN FIELD PLAZA LIMITED PARTNERSHIP, a New Jersey limited partnership ("Seller"), hereby transfers, conveys and assigns to THE PRICE REIT, INC., a Maryland corporation ("Purchaser"), and its successors and assigns forever, free and clear of any and all adverse claims, any and all tangible personal property owned by Seller and located on or about and used in connection with the real property more particularly described on Exhibit A attached hereto and made a part hereof (the "Property") or any improvements thereon, including but not limited to fixtures, furnishings, furniture, tools machinery and/or equipment, operational instructions and/or specifications, surveys, drawings, business records and the personal property listed on any schedule attached hereto, but specifically excluding therefrom any such personal property owned by any tenant of the Property or any business record containing proprietary or confidential information that is not related to the management, ownership or operation of the Property.

     If any litigation between Seller and Purchaser arises out of the obligations of the parties under this Bill of Sale or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such litigation including, without limitation, reasonable attorneys' fees. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Bill of Sale shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Bill of Sale and to survive and not be merged into any such judgment.

     IN WITNESS WHEREOF, Seller has caused this instrument to be executed and delivered as of this ______ day of __________, 199_.

                            FRANKLIN FIELD PLAZA LIMITED PARTNERSHIP, a New Jersey limited partnership

                            By:_____________________________
                            Its:_____________________________

                               By:
                               Name:
                               Title:



                           EXHIBIT "A" TO BILL OF SALE

                             DESCRIPTION OF PROPERTY



                                   SCHEDULE E

   ASSIGNMENT AND ASSUMPTION OF CONTRACTS, INTANGIBLE PROPERTY, WARRANTIES AND
                                   GUARANTEES


     THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS, INTANGIBLE PROPERTY, WARRANTIES AND GUARANTIES (this "Assignment") is made as of the ___ day of ____________, 1997, by FRANKLIN FIELD PLAZA LIMITED PARTNERSHIP, a New Jersey limited partnership ("Assignor"), in favor of THE PRICE REIT, INC., a Maryland corporation ("Assignee").


     RECITALS;


     Pursuant to that certain Agreement of Purchase and Sale dated as of __________, 1997 by and between Assignor and Assignee (the "Agreement"), Assignee has this day acquired from Assignor certain interests in land, buildings and improvements more particularly described on Exhibit A attached hereto and made a part hereof (the "Property"). Capitalized terms not otherwise defined herein shall have the meanings given them in the Agreement.

     In consideration of the acquisition of the Property by Assignee and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     Assignor hereby assigns, transfers and delegates to Assignee to the extent assignable and without recourse to Assignor all of Assignor's right, title and interest in and to the following (collectively, the "Assigned Property"), free and clear of any and all adverse claims: (i) any and all intangible personal property owned by Seller which is appurtenant to or used by Seller in connection with the Real Property or the Improvements or Personal Property with respect thereto; (ii) any and all Contracts with respect to the Real Property; (iii) any and all other property, rights in or to property, general intangibles and contractual rights which Seller may have which are necessary in connection with, or otherwise affect or relate directly to, the acquisition, development, improvement, holding, use, operation, maintenance, leasing or sale of the Real Property or the Improvements or Personal Property with respect thereto, including, but not limited to, any and all plans, specifications, subdivision maps and filings with respect thereto, applications, entitlements, Licenses and Entitlements, subdivision or other bonds, engineering or soil reports, surveys, maps, inspection reports, management reports, marketing reports, marketing displays and brochures, all contract rights, warranties from contractors, architects, engineers and material and labor suppliers whether written or implied, all books and records, all claims, choses in action, judgments, remedies, damages and causes of action, all leases, easements, licenses and rights of way, occupancy or use agreements and all other documents affecting or relating to the Real Property or the Improvements or Personal Property with respect thereto; and (iv) any and all other general intangibles, warranties, guarantees, permits, maps, surveys, entitlements and other intangible rights of any type or nature relating to any or all of the Real Property, or the Improvements or Personal Property with respect thereto.

     If any litigation between Assignor and Assignee arises out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such litigation including, without limitation, reasonable attorneys, fees. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment effective as of the date set forth below.

     Executed as of the date first above written.

                         ASSIGNOR:

                         FRANKLIN FIELD PLAZA LIMITED PARTNERSHIP, a New Jersey limited partnership

                         By:  ___________________________
                         Its: ___________________________

                              :


                         ASSIGNEE:

                         THE PRICE REIT, INC., a Maryland corporation

                         By:
                         Title:



   EXHIBIT "A" TO ASSIGNMENT OF CONTRACTS, INTANGIBLE PROPERTY, WARRANTIES AND
                                   GUARANTEES

                          LEGAL DESCRIPTION OF PROPERTY



                                   SCHEDULE F

                        CERTIFICATION OF NON-FOREIGN STATUS


     (Foreign Investment in Real Property Tax Act)

          Internal Revenue Code Section 1445 provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform THE PRICE REIT, INC. ("Transferee") that withholding of tax is not required upon the disposition of a United States real property interest by the undersigned ("Transferor"), Transferor hereby certifies and declares as follows:

          1. Transferor's U.S. tax identification/social security number is:_______________________________;

          2. Transferor's principal office address is 225 Highway 35, P.O. Box 500, Red Bank, New Jersey, 07701.

          3. Transferor is not a foreign person (foreign corporation, foreign partnership, foreign trust, foreign estate or non-resident alien), as defined in the Internal Revenue Code and Income Tax Regulations.

          Transferor acknowledges that this certification may be disclosed by Transferee to the Internal Revenue Service and that any false statement contained in this certification may be punished by fine or imprisonment or both.

          Transferor understands that Transferee is relying on this certification to determine whether withholding is required by Transferee pursuant to Internal Revenue Code Section 1445.

          Under penalties of perjury, the undersigned signatory declares that:
I have examined this certification, to the best of my knowledge and belief it is true and complete, and I am duly authorized to execute this certification on behalf of Transferor.

Dated:                   , 199_

                            FRANKLIN FIELD PLAZA LIMITED PARTNERSHIP, a New Jersey limited partnership

                            By:_____________________________
                            Its:_____________________________



                                   SCHEDULE G

                                    RENT ROLL



                                   SCHEDULE H

                               UPDATE CERTIFICATE

     FRANKLIN FIELD PLAZA LIMITED PARTNERSHIP, a New Jersey limited partnership ("Seller"), hereby certifies that each of the representations and warranties set forth in Article XI of that certain Purchase and Sale Agreement and Escrow Instructions dated ________________, 1997, between Seller and The Price Reit, Inc., a Maryland corporation ("Buyer"), are true, accurate and complete in all material respects as of the date hereof as if made on the date hereof, and there have been no changes or exceptions thereto, other than as follows:



[INSERT ANY CHANGES OR EXCEPTIONS TO REPS AND WARRANTIES]



                                   SCHEDULE I

                           TENANT ESTOPPEL CERTIFICATE


     THIS TENANT ESTOPPEL CERTIFICATE ("Certificate"), dated as of _____________, 199_, is executed by ________________________ ("Tenant") in favor of THE PRICE REIT, INC. ("Buyer").

R E C I T A L S

     A. Buyer and FRANKLIN FIELD PLAZA LIMITED PARTNERSHIP, a New Jersey limited partnership ("Landlord") have entered into that certain Agreement of Purchase and Sale, dated as of ___________, 1997 (the "Purchase Agreement"), whereby Buyer has agreed to purchase, among other things, the improved real property described on Exhibit A attached to the Purchase Agreement (the "Property").

     B. Tenant and Landlord have entered into that certain Lease Agreement, dated as of ________________ (together with all amendments, modifications, supplements, guarantees and restatements thereof, the "Lease"), for a portion of the Property.

     C. Pursuant to the Lease, Tenant has agreed that upon the request of Landlord, Tenant would execute and deliver an estoppel certificate certifying the status of the Lease.

     D. In connection with the Purchase Agreement, Landlord has requested that Tenant execute this Certificate.

     NOW, THEREFORE, Tenant certifies, warrants, and represents to Buyer as follows:

AGREEMENT

          Section 1.     Lease.

     Attached hereto as Exhibit "A" is a true, correct, and complete copy of the Lease, including the following amendments, modifications, supplements, guarantees and restatements thereof, which together represent all of the amendments, modifications, supplements. guarantees and restatements thereof:


(If none, please state "None.")

          Section 2.     Leased Premises.

     Pursuant to the Lease, Tenant leases those certain Premises (the "Leased Premises") consisting of approximately _________________________________
(___________________________) rentable square feet within the Property, as more particularly described in the Lease. In addition, pursuant to the terms of the Lease, Tenant has the [non-exclusive] right to use [___________ parking spaces/the parking area] located on the Property during the term of the Lease. [Cross-out the preceding sentence or portions thereof if inapplicable.]

          Section 3.     Full Force of Lease.

     The Lease is in full force and effect, has not been terminated, and is enforceable in accordance with its terms.

          Section 4.     Complete Agreement

     The Lease constitutes the complete agreement between Landlord and Tenant for the Leased Premises and the Property.

          Section 5.     Acceptance of Leased Premises.

     Tenant has accepted and is currently occupying the Leased Premises.

          Section 6.     Lease Term.

     The term of the Lease commenced on _____________________ and ends on _______________________, subject to the following options to extend:

(If none, please state "None.")

          Section 7.     Purchase Rights.

     Tenant has no option, right of first refusal, right of first offer, or other right to purchase all or any portion of the Leased Premises or all or any portion of the Property, except as follows:


(If none, please state "None.")

          Section 8.     Rights of Tenant.

     Except as expressly stated in this Certificate, Tenant:

     (a)  has no right to renew or extend the term of the Lease;

     (b) has no option or other right to purchase all or any part of the Leased Premises or all or any part of the Property;

     (c) has no right, title, or interest in the Leased Premises, other than as Tenant under the Lease.

          Section 9.     Rent.

     (a) The rent under the Lease is current, and Tenant is not in default in the performance of any of its obligations under the Lease.

     (b) Tenant is currently paying base rent under the Lease in the amount of ________________________ Dollars ($_________) per month. Tenant has not received and is not, presently, entitled to any abatement, refunds, rebates, concessions or forgiveness of rent or other charges, free rent, partial rent, or credits, offsets or reductions in rent, except as follows:


(If none, please state "None.")

     (c) Tenant's estimated share of operating expenses, common area charges, insurance, real estate taxes and administrative and over-head expenses is ___________ percent (______%) and is currently being paid at the rate of
____________________________________ Dollars ($__________) per month, payable to
______________________________________________.

     (d) There are no existing defenses or offsets against rent due or to become due under the terms of the Lease, and there presently is no default or other wrongful act or omission by Landlord under the Lease or otherwise in connection with Tenant's occupancy of the Leased Premises, except as follows:______________________________________________________

(If none, please state "None.")

          Section 10.    Security Deposit.

     The amount of Tenant's security deposit held by Landlord under the Lease is _________________________________ Dollars ($_____________).

          Section 11.    Prepaid Rent.

     The amount of prepaid rent, separate from the security deposit, is __________________________________ Dollars ($_____________), covering the period from ________ to ________.

          Section 12.    Insurance.

     All insurance, if any, required to be maintained by Tenant under the Lease is presently in effect.

          Section 13.    Pending Actions.

     There are no actions, whether voluntary or otherwise, pending against the Tenant (or any guarantor of the Tenant's obligations under the Lease) pursuant to the bankruptcy or insolvency laws of the United States or any state thereof.

          Section 14.    Landlord's Obligations

     As of the date of this Certificate, Landlord has performed all obligations required of Landlord pursuant to the Lease and no offsets, counterclaims, or defenses of Tenant under the Lease exist against Landlord. As of the date of this Certificate, no events have occurred that, with the passage of time or the giving of notice, would constitute a basis for offsets, counterclaims, or defenses against the Landlord, except as follows:


(If none, please state "None.")

     (If none, please state "None.")

          Section 15.    Assignments by Landlord.

     Tenant has received no notice of any assignment, hypothecation or pledge of the Lease or rentals under the Lease by Landlord.

          Section 16.    Assignments by Tenant.

     Tenant has not sublet or assigned the Leased Premises or the Lease or any portion thereof to any sublessee or assignee. No one except Tenant and its employees will occupy the Leased Premises except as permitted under the Lease. The address for notices to be sent to Tenant is as set forth in the Lease.

          Section 17.    Environmental Matters.

     The operation and use of the Leased Premises does not involve the generation, treatment, storage, disposal or release into the environment of any hazardous materials, regulated materials and/or solid waste, except those used in the ordinary course of operating a retail store or restaurant (if so permitted by the Lease) or otherwise used in accordance with all applicable laws.

          Section 18.    Notification by Tenant.

     From the date of this Certificate and continuing through Buyer's acquisition of title to the Property, Tenant agrees to immediately notify Buyer, in writing, at the following address, on the occurrence of any event or the discovery of any fact that would make any representation contained in this Certificate inaccurate:

                    The PRICE REIT, Inc.
                    145 South Fairfax Avenue
                    Fourth Floor
                    Los Angeles, CA 90036
                    Attn.:  Joseph Kornwasser
                    Fax No.:  (213) 937-8175

     Tenant makes this Certificate with the knowledge that it will be relied upon by Buyer in agreeing to purchase the Property. In the event that Buyer acquires the Property, nothing in this Section 18 shall limit Tenant's obligations under the Lease.

     Tenant his executed this Certificate as of the date first written above by the person named below, who is duly authorized to do so.

                              TENANT


                              ____________________________________



                              By:_______________________________
                                     Name:
                                     Its:






                  AGREEMENT TO REVOKE TERMINATION OF AND AMEND

                           PURCHASE AND SALE CONTRACT

     This Agreement to Revoke Termination of and Amend Purchase and Sale Contract (this "Agreement") is entered into as of April 14, 1998 between Franklin Field Plaza Limited Partnership ("Seller") and The Price REIT, Inc., its successors and assigns ("Buyer") and Eastern Title Agency, Inc. ("Escrow Holder"), with reference to the following facts:

                                    RECITALS

     A. Buyer and Seller have entered into the following agreements: (a) that certain Purchase and Sale Agreement and Escrow Instructions dated as of November 24, 1997 By and Between Franklin Field Plaza Limited Partnership, as Seller, and The Price REIT, Inc., as Buyer, and Eastern Title Agency, Inc., as Escrow Holder (the "Original Agreement"); (b) that certain letter agreement by and between Seller, Buyer and Escrow Holder dated January 28, 1998 and effective as of January 23, 1998; and (c) that certain letter agreement by and between Seller, Buyer and Escrow Holder dated and effective as of February 17, 1998 (collectively, the Original Agreement and foregoing letter agreements are referred to herein as the "Sale Agreement"). Pursuant to the Sale Agreement, Buyer deposited the sum of $100,000 with Escrow Holder (the "Earnest Money Deposit").

     B. The Sale Agreement was terminated by its own terms on or about February 26, 1998 (the "Termination Date"). Pursuant to the terms of the Sale Agreement, as of the Termination Date, Escrow Holder is required to pay to Buyer the Earnest Money Deposit and any interest earned thereon within five (5) days after Buyer delivers written notice of the termination of the Sale Agreement to Escrow Holder. As of the date hereof, the Earnest Money Deposit, and any interest earned thereon, is being held by Escrow Holder.

     C. The parties have agreed to revoke the termination of the Sale Agreement and to amend certain terms thereof.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein set forth, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller, and where appropriate, Escrow Holder, agree as follows:

     1. Revocation of Termination. The termination of the Sale Agreement is hereby revoked.

     2. Sale Agreement in Effect. The Sale Agreement, including, without limitation, all of Buyer's conditions to closing, is in full force and effect, except as the Sale Agreement may be amended hereby.

     3. Amendments to the Sale Agreement. The Sale Agreement is amended as follows:

          (a) Review Period. The Buyer's review period with respect to title and survey as described in Section 4.11 of the Sale Agreement shall be deemed to have expired at 5:00 p.m. Los Angeles time on April 6, 1998 ("Revised Title Review Period"). Buyer's "Review Period" as defined in Section 4.12 of the Sale Agreement with respect to the physical and financial state of the Property shall be deemed to expire at 5:00 p.m. Los Angeles time on April 17, 1998 ("Revised Review Period").

          (b) Additional Condition to Closing. In addition to all of Buyer's conditions to Closing as set forth in Article IV. A of the Sale Agreement, the following shall be additional conditions precedent to Buyer's obligation to purchase the Property:

               (i) the consent by LaSalle National Bank, as Trustee for Chase Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates Series 1996-1 and Lennar Partners, Inc., a Delaware corporation, as special servicer, (collectively, "Lender") to Buyer's assumption of the Existing Loan on terms and conditions approved by Buyer in Buyer's sole and absolute discretion;

               (ii) the approval by Lender of the form and substance of all documents, instruments, financial statements, certificates, opinions and other writings (the "Assumption Documents") or actions required to be executed and delivered or performed by Buyer in connection with the assumption by Buyer of the Existing Loan, all of which shall be subject to the approval of Buyer in Buyer's sole and absolute discretion; and

               (iii) the execution, in each case duly authorized, by Lender, Buyer and, where applicable, Seller of all Assumption Documents in form and substance satisfactory to Buyer in Buyer's sole and absolute discretion and the delivery of such executed Assumption Documents to Escrow Holder.

               (iv) the execution by Seller and delivery to Buyer of a certificate in form and substance satisfactory to Buyer with respect to any estoppel certificates previously delivered to Seller.

     4. Closing Date. Notwithstanding any provision of the Sale Agreement to the contrary, including without limitation Section 5.2 of the Sale Agreement, the Closing Date shall be extended to a date to be agreed upon by the parties subsequent to the execution of this Agreement. In accordance with Section 5.2(b) of the Sale Agreement, Escrow Holder is hereby notified to retain all items deposited with Escrow Holder by Buyer or Seller until further instructed in writing by Buyer and Seller.

     5. Non Impairment. Except as expressly provided herein, nothing in this Agreement shall alter or affect any provision, condition, requirement, representation, warranty or covenant contained in the Agreement. Buyer shall have the right to terminate the Sale Agreement, as revised hereby, pursuant to any provision in the Sale Agreement which confers such right, including, without limitation any provision of Section 8.2 of the Sale Agreement, or in the event of any default by Seller under the Sale Agreement.

     6. Representations and Warranties. Seller represents and warrants to Buyer that all of Seller's representations and warranties made by Buyer in the Sale Agreement are true and correct in all material respects as if made on the date hereof except as follows:

          (a) as used in the Sale Agreement, the term "Seller's actual knowledge" shall exclude the actual knowledge of Robert Poyner as of any date after the date of the Original Agreement.

          (b) Buyer and Seller agree that the current list of Leases as described in Section 6.3 of the Sale Agreement, is hereby amended to (i) incorporate the terms of that certain Second Addendum to Lease Agreement by and between Seller and Reynolds Brothers, Inc. dated as of February 18, 1998, and
(ii) acknowledge the filing by Lauriat's, Inc. on February 27, 1998 of a chapter 11 petition for reorganization under 11 U.S.C. 101 et seq. in the United
States Bankruptcy Court for the District of Massachusetts.

     7. No Waiver. Seller and Escrow Holder acknowledge and agree that no failure on the part of Buyer to exercise any right or remedy of Buyer shall waive, or shall be deemed to waive, Buyer's rights under the Sale Agreement, including, without limitation, Buyer's right to require Escrow Holder to pay to Buyer as of the Termination Date the Earnest Money Deposit and all interest earned thereon.

     8. Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Sale Agreement.

     9. Effective Date. This Agreement shall be effective and enforceable as between the parties on the date it is signed by each of Buyer, Seller and Escrow Holder.

     10. Execution in Counterpart. This Agreement may be executed in any number of counterparts, each of which when executed and delivered will be deemed to be an original and all of which, taken together, will be deemed to be one and the same instrument.

                                   BUYER:

                                   THE PRICE REIT, INC.,
                                   a Maryland corporation

                                   By: /JERALD FRIEDMAN/
                                       -----------------
                                   Its: Senior Executive Vice President



                                   SELLER:

                                   FRANKLIN FIELD PLAZA LIMITED PARTNERSHIP, a New Jersey limited partnership

                                   By:  K. Hovnanian Properties
                                   of Franklin, Inc.
                                   Its:  General Partner

                                   By: /J. ROBERT CLEMENTS/
                                       --------------------
                                        J. Robert Clements
                                   Its: President





CONSENT OF ESCROW COMPANY
-------------------------


The undersigned Escrow Company agrees to accept the foregoing Agreement, and be bound by the Sale Agreement, as amended, in the performance of its duties as

Escrow Holder.




                                   EASTERN TITLE AGENCY, INC.


                                   By: /JIM TRACY/
                                       -----------
                                       Escrow Officer







                    ASSIGNMENT OF PURCHASE AND SALE CONTRACT

     This Assignment of Purchase and Sale Contract (this "Assignment") is made as of May 21, 1998 by The Price REIT, Inc., a Maryland corporation ("Assignor"), to Price/Franklin, LLC, a Delaware limited liability company ("Assignee"), with the consent of and for the benefit of Franklin Field Plaza Limited Partnership, a New Jersey limited partnership ("Seller"), and with reference to the following facts:

                                    RECITALS

     A. Assignor, Seller and Eastern Title Agency, Inc. have entered into the following agreements: (a) that certain Purchase and Sale Agreement and Escrow Instructions dated as of November 24, 1997 By and Between Franklin Field Plaza Limited Partnership, as Seller, and The Price REIT, Inc., as Buyer, and Eastern Title Agency, Inc., as Escrow Holder (the "Original Agreement"); (b) that certain letter agreement by and between Seller, Assignor and Escrow Holder dated January 28, 1998 and effective as of January 23, 1998; (c) that certain letter agreement by and between Seller, Assignor and Escrow Holder dated and effective as of February 17, 1998, and (d) that certain the Agreement to Revoke Termination of and Amend Purchase and Sale Contract between Assignor, Seller and Escrow Holder dated as of April 14, 1998 (the "Agreement to Revoke Termination,", and, collectively, with the Original Agreement and the foregoing letter agreements, the "Sale Agreement").

     B. The Sale Agreement provides that Assignor shall assume certain obligations of Seller relating to a loan (the "Mortgage Loan") made by Chemical Bank, a New York banking corporation ("Original Lender"), to Seller in the original principal amount of $13,200,000.00, which Mortgage Loan was assigned and transferred by Original Lender to LaSalle National Bank, as Trustee for Chase Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates Series 1996-1 ("Lender"). It is a requirement of the Mortgage Loan documents that the borrower under the Mortgage Loan documents be a single purpose entity, as more particularly described in that certain Mortgage and Security Agreement dated as of January 31, 1996 by and between Seller, as borrower, and Original Lender, as lender. Assignor believes that Lender may not deem Assignor to be a single purpose entity as defined in the Mortgage Loan.

     C. Assignee is a single purpose entity as required by the Mortgage Loan documents and Assignor intends to assign the Sale Agreement to Assignee to comply with the requirements of the Mortgage Loan documents. The Sale Agreement requires that Seller consent in writing to any assignment by Assignor of the Sale Agreement.

     D. Seller has advised Assignor that Seller consents to the assignment of the Sale Agreement to Assignee, subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein set forth, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor, Assignee, Seller and, where appropriate, Escrow Holder, agree as follows:

     1. Assignment of Sale Agreement; Assumption of Obligations. Subject to the terms and conditions of this Assignment, Assignor hereby fully assigns, grants, sells, transfers, conveys and delivers unto Assignee, as a present, absolute and unconditional assignment, all of Assignor's right, title and interest in and to the Sale Agreement together with all the rights, privileges and appurtenances now or hereafter in any way belonging or pertaining thereto. Assignee hereby accepts the assignment hereunder and assumes all of Assignor's obligations under the Sale Agreement. Assignee agrees to perform, or cause to be performed, all of the obligations of Assignor under the Sale Agreement.

     2. Consent of Seller. By its execution of this Assignment, Seller hereby consents to the assignment by Assignor hereunder to Assignee and to all of the terms and conditions of this Assignment.

     3. Release of Assignor. Effective as of the Closing of the sale of the Property, Seller hereby fully, finally, unconditionally and forever releases, quit claims and discharges Assignor and its affiliates, attorneys, assigns, agents, representatives, and any or all of them, from any and all claims, liabilities, demands, debts, accounts, obligations, actions and causes of action, known or unknown, at law or in equity, that Seller may have or claim to have arising from, arising out of or in any way related to the Sale Agreement. Effective as of the Closing of the sale of the Property, Assignor shall have no further obligations to Seller or Escrow Holder under the Sale Agreement. Notwithstanding the foregoing release, Assignee shall not be released from any of Assignee's obligations under the Sale Agreement to Seller.

     4. Representations and Warranties of Seller. Seller represents and warrants to Assignor and Assignee that the Sale Agreement is in full force and effect, and all of Seller's representations and warranties made by Seller in the Sale Agreement are true and correct in all material respects as if made on the date hereof, except as the same may have been previously modified in a writing executed by Seller and delivered to Assignor or Assignee and except as set forth on Exhibit A attached hereto and incorporated herein by this reference. Seller represents and warrants to Assignor and Assignee that Seller has not assigned any of its rights under the Sale Agreement.

     5. Representations and Warranties of Assignor. Assignor represents and warrants to Seller that the Sale Agreement is in full force and effect and that all of the representations and warranties of Assignor in the Sale Agreement are true and correct in all material respects as if made on the date hereof. Assignor represents and warrants to Seller that Assignor has not previously assigned any of its rights under the Sale Agreement.

     6. Non-Impairment. Except as expressly provided herein, nothing in this Assignment shall alter or affect any provision, condition, requirement, representation, warranty or covenant contained in the Sale Agreement.

     7. Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Sale Agreement.

     8. Effective Date. This Assignment shall be effective and enforceable as between the parties on the date it is signed by each of Assignor, Assignee, Seller and Escrow Holder.

     9. Execution in Counterpart. This Assignment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which, taken together, shall be deemed to be one and the same instrument.

     Assignor, Assignee, Seller and Escrow Holder have executed this Assignment as of the date first written above.


                                   ASSIGNOR:

                                   THE PRICE REIT, INC.,
                                   a Maryland corporation

                                   By: /JERALD FRIEDMAN/
                                       -----------------
                                   Its: Senior Executive V.P.


                                   SELLER:

                                   FRANKLIN FIELD PLAZA LIMITED PARTNERSHIP, a New Jersey limited partnership

                                   By:  K. Hovnanian Properties of
                                        Franklin, Inc.
                                   Its:  General Partner

                                        By: /J. ROBERT CLEMENTS/
                                            --------------------
                                             J. Robert Clements
                                        Its: President


                                   ASSIGNEE:

                                   Price/Franklin, LLC, a Delaware limited
                                   liability company

                                   By:  Price/Franklin Property, Inc.,
                                        a Delaware corporation
                                   Its: Member

                                        By: /JERALD FRIEDMAN/
                                            -----------------
                                        Its: Vice President




CONSENT OF ESCROW COMPANY
-------------------------

          The undersigned Escrow Company agrees to accept the terms of the foregoing Assignment, and be bound by the Sale Agreement, as assigned, in the performance of its duties as Escrow Holder.




                                   EASTERN TITLE AGENCY, INC.

                                   By: /JIM TRACY/
                                       ------------------
                                        Escrow Officer



                                   EXHIBIT A

                    Modifications to Representations and Warranties

1. Section 6.3 of the Sale Agreement and Exhibit G attached to the Sale Agreement are amended to include the following lease amendments:

     A. Agreement to Lease between Franklin Field Plaza Limited Partnership and A&R Splash, Inc., t/a Splash For Hair Franklin Park dated May 13, 1998.


     B. First Amendment Agreement to Lease between Franklin Field Plaza Limited Partnership and Penn Encore, Inc. dated May 14, 1998.







================================================================================




                         AGREEMENT OF SALE AND PURCHASE
                            OF IMPROVED REAL PROPERTY


     THIS AGREEMENT made as of the 3rd day of April, 1998 by and between Paseo Del Norte Plaza Associates, Limited Partnership (a New Mexico limited partnership, hereinafter sometimes referred to as "Paseo Del Norte" or as "Seller"), with a principal place of business at 330 Garfield Street, Suite 200, Santa Fe, New Mexico 87501 and The Price Reit, Inc., a Maryland corporation, with a principal place of business at 145 South Fairfax Avenue, Los Angeles, California (hereinafter referred to as the "Purchaser").


                                   WITNESSETH:

     WHEREAS, Paseo Del Norte is the owner of:

     a. Land. That certain real property (the "Land") described in Exhibit A hereto;

     b. Appurtenances. All rights, privileges and easements appurtenant to and for the benefit of the Land, including, without limitation, all minerals, oil, gas and other hydrocarbon substances on and under the Land, as well as all development rights, air rights, water, water rights and water stock relating to the Land and any other easements, rights-of-way or appurtenances owned by Seller and used in connection with the beneficial operation, use and enjoyment of the Land, the Leases, the Rents, the Improvements, the Intangible Property, or any other appurtenance, together with all rights of Seller in and to streets, sidewalks, alleys, driveways, parking areas and areas adjacent thereto or used in connection therewith, and all rights of Seller in any land lying in the bed of any existing or proposed street adjacent to the Land (all of which are collectively referred to as the "Appurtenances");

     c. Improvements. All improvements and fixtures located or to be located on the Land, including, without limitation, all buildings and structures presently located on the Land or to be located thereon on the Closing Date, all apparatus, equipment and appliances presently located on the Land and used in connection with the operation or occupancy thereof, such as heating and air conditioning systems and facilities used to provide any utility services, parking services, refrigeration, ventilation, garbage disposal, recreation or other services thereto, and all landscaping and leasehold improvements of tenants, if any, which become the property of the owner of the Land (all of which are collectively referred to as the "Improvements");

     d. Leases and Rents. All leases, occupancy agreements and other similar agreements to which Seller is a party or by which it is bound, together with all modifications, extensions and renewals thereof, and any guarantees of any of the foregoing with respect to or demising any part of the Land, Appurtenances or Improvements (the "Leases"), all income, receipts, funds and revenues of any kind whatsoever payable under the Leases or otherwise with respect to all or any portion of the Land, Appurtenances or Improvements (the "Rents");

     e. Personal Property. All tangible personal property located or to be located on, or situated or to be situated in and used in connection with, the Land and/or the Improvements ("Personal Property");

     f. Intangible Property. All of the interest of Seller in (i) any tangible personal property which relates to and is reasonable required for the operation and functioning of the Land, Improvements or Personal Property generally, and (ii) any and all warranties, guarantees, permits, contracts and other rights owned by Seller relating to the ownership, operation or functioning of all or any part of the Property, as defined below (including without limitation all third party guarantees and warranties, express or implied, in connection with the construction of the Improvements) and all of Seller's right, title and interest, if any, in and to the name "Paseo del Norte" (all of the foregoing are collectively referred to as the "Intangible Property").

     All of the items described in Sections a, b, c, d, e and f above are hereinafter collectively referred to as the "Property". The items described in Sections a, b, and c above are hereinafter referred to collectively as the "Real Property".

     WHEREAS, the Seller desires to sell the Property to the Purchaser on the terms and conditions hereinafter set forth; and

     WHEREAS, the Purchaser desires to purchase the Property from the Seller and accept the terms and conditions hereinafter set forth;

     NOW THEREFORE, in consideration of the covenants, terms and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller and the Purchaser hereby agree as follows:

     1. Purchase and Sale. The Seller agrees to convey to the Purchaser, and the Purchaser agrees to purchase from the Seller the Property for the purchase price of SEVENTEEN MILLION SEVEN HUNDRED FIFTY-FIVE THOUSAND DOLLARS AND
NO/100ths ($17,755,000) (hereinafter referred to as the "Purchase Price")   The
Purchase Price will be paid as hereinafter more particularly set forth. This sale includes all right, title and interest, if any, of the Seller, in and to the Land, Appurtenances, Improvements, Rents, Leases, Personal Property and Intangible Property.

     2. Permitted Exceptions. The Real Property will be sold and conveyed to the Purchaser and accepted by the Purchaser subject to the exceptions to title and other matters set forth herein and in Exhibit B attached hereto, in each case as approved or otherwise waived by Purchaser pursuant to Paragraph 5 hereof (hereinafter called the "Permitted Exceptions").

     3.   Purchase Price.   The Purchase Price shall be paid by the Purchaser as
follows:

     (a) ONE HUNDRED THOUSAND AND NO/100ths DOLLARS ($100,000) in good funds, certified or cashier's check, upon mutual execution of this Agreement, shall be deposited by Purchaser with Rio Grande Title Insurance Company as escrow agent ("Escrow Agent") as an initial deposit to be held in escrow by Escrow Agent pursuant to the provisions of Paragraph 3(e) hereof and as otherwise provided in agreement (the "Escrow Agreement") attached hereto (this amount hereinafter described as the "Initial Deposit").

     (b) Purchaser shall deposit TWENTY-FIVE THOUSAND AND NO/100ths DOLLARS ($25,000) in good funds, certified or cashier's check, within two business days of the expiration of the Review Period (as hereinafter defined), with the Escrow Agent, as an additional deposit to be held in escrow by Escrow Agent pursuant to the provisions of Paragraph 3(e) hereof and as otherwise provided in the Escrow Agreement (this amount, the "Additional Deposit" and together with the "Initial Deposit," hereinafter described collectively as the "Deposit")

     (c) Purchaser shall be deemed to have paid to Seller an amount equal to the outstanding principal balance of the Existing Loan, hereinafter defined, together with all accrued and unpaid interest thereon as of the Closing Date, and all late charges, penalties or other charges owing under the Existing Loan, upon Purchaser's execution and delivery of an assumption of the Existing Loan on the Closing Date as contemplated hereby.

     (d) Purchaser shall pay to Seller, through the escrow maintained by Escrow Agent pursuant hereto, on the Closing Date, immediately available funds in an amount equal to the Purchase Price, less (i) the Initial Deposit, (ii) Additional Deposit, and (iii) the outstanding principal balance of the Existing Loan together with all accrued and unpaid interest thereon, and all late charges, penalties or other charges owing under the Existing Loan, as of the Closing Date.

     (e) The parties agree that the Initial Deposit made by the Purchaser pursuant to Paragraph 3(a) above, and the Additional Deposit made by Purchaser pursuant to Paragraph 3(b) above, shall be held in escrow by Escrow Agent in an interest bearing account, approved by Purchaser (the "Escrow Account"), and the interest earned thereon shall become part of the Deposit. Upon the disposition of the Deposit under this subparagraph, or as otherwise provided in this Agreement or the Escrow Agreement, the Seller and the Purchaser agree that the Escrow Agent shall thereupon be relieved of any further responsibility with respect to the Deposit. The Seller and the Purchaser acknowledge and agree that the Escrow Agent shall have absolutely no liability in connection with the Deposit except upon breach of this Agreement or the Escrow Agreement or for gross negligence or willful misconduct or misappropriation.

     4.   Delivery of Documents.

     (a) Seller shall deliver to Purchaser a copy of its most recent survey of the Property (the "Existing Survey") and a commitment to issue an extended coverage ALTA 1970 owner's title insurance policy relating to the Property (the "Commitment"), or the New Mexico equivalent thereof, issued by Rio Grande Title Insurance Company as agent for Chicago Title Insurance Company and accompanied by copies of all documents and instruments referred to in the Commitment and copies of all existing or proposed easements, covenants, restrictions, agreements or other documents which affect the ownership of title to the Property and which are not disclosed by the Commitment for the Property, if any ( the "Exceptions").

     (b) Seller shall promptly make available for Purchaser's review the following documents, but only to the extent that the following are in Seller's possession or control or in the possession or control of Seller's Manager or affiliates:

          (i) Operating statements for the years 1996, 1997 and the current year;

         (ii) Phase I Environmental Report; and if performed, a Phase II Environmental Report;

         (iii)Certificates of Occupancy;

         (iv) Building Plans;

          (v) Copies of service contracts and agreements relating to the Property (the "Service Contracts");

         (vi) Tax statements for 1996, 1997, and to the extent available, 1998;

         (vii)Copies of all soils and hazardous materials reports, termite reports, engineering studies, topographical maps, appraisals and other reports, studies, maps and analyses with respect to the Property;

        (viii)Copies of subdivision maps and condominium plans;

         (ix) Copies of all documents and certificates from appropriate governmental authorities relating to the zoning, building and platting status of the Property;

          (x) A description of existing and proposed local improvements affecting the Property, including assessment levels;

          (xi) Copies of all correspondence with all governmental entities with respect to the Property;

          (xii)A copy of all property tax statements and assessed value notices, all approvals, permits and licenses from each governmental authority having jurisdiction over the Property as are necessary to permit full use and occupancy of the Property;

         (xiii)Copies of all tenant leases, amendments, and proposed tenant leases on the Property and all correspondence with tenants, billings, and common area maintenance charge reconciliation;

          (xiv)Copies of all plans and construction drawings for all buildings to be constructed on the Property;

          (xv) A copy of all loan documents entered into by Seller in connection with the first mortgage encumbering the Property (the "Existing Loan"); and

          (xvi)Tenant estoppels dated not more than sixty (60) days prior to the Closing Date (which shall be delivered not later than five (5) days prior to the Closing Date) in the form attached hereto as Exhibit C and otherwise reasonably satisfactory to Purchaser.

     Seller shall also deliver to Purchaser such documents, instruments, agreements, reports, records, studies or other materials or information relating to the Property in the possession of Seller or Seller's manager as Purchaser may reasonably request.

     (c) If this Agreement is terminated for any reason prior to completion of the transaction contemplated herein, Purchaser shall return to Seller all items delivered to Purchaser by Seller pursuant to Sections 4(a) and 4(b) hereof.

     (d) Promptly after receiving Purchaser's reasonable requirements therefor, Seller shall cause the Existing Survey to be updated, at its own cost and expense, to reflect the exceptions set forth in the Commitment and any additional matters that would be revealed by an accurate current survey of the Real Property. Such updated survey (the "Survey) shall be certified to Purchaser and shall be delivered to Purchaser not less than fifteen (15) days prior to the conclusion of the Review Period.

     5.   Title.    Purchaser shall be entitled to object to any exceptions
contained in the Commitment or the Survey in its sole discretion by a written notice of objections delivered to Seller no later than the expiration of the Review Period, as hereinafter defined. If Purchaser fails to deliver to Seller a notice of objections on or before expiration of the Review Period, then Purchaser shall be deemed to have waived any objection to any matters appearing in the Commitment and Survey, and thereafter all such exceptions shall be deemed to be Permitted Exceptions. Seller shall have ten (10) days from the receipt of Purchaser's notice of objections either to procure the issuance of an endorsement to the Commitment in form and substance acceptable to Purchaser, all at Seller's sole cost and expense, removing such exceptions or to provide affirmative title insurance protection for such exceptions satisfactory to Purchaser in Purchaser's sole discretion, provided that Seller shall have no obligation to undertake to cure any objection or spend money with the title company or any 3rd party to cure same unless such objection is to an exception for a monetary obligation of Seller other than the Existing Loan, in which case, Seller shall cure same. If Seller fails to notify Purchaser within two (2) days of receipt of said Purchaser's notice that Seller will either provide for the removal of such exceptions or obtain affirmative title insurance protection for such exceptions satisfactory to Purchaser in Purchaser's sole discretion within such ten (10)-day period, then this Agreement shall be terminated whereupon the Initial Deposit, and if applicable, the Additional Deposit, and all interest thereon shall be returned to Purchaser, and the parties shall be released from all further obligations under this Agreement. If Purchaser waives in writing its objections to any matters described in the notice of objections, such matters shall be deemed to be Permitted Exceptions.

     6.   Review Period.

     (a)  Purchaser shall have until 5:00 PM Mountain Time on the date thirty
(30) days after the date hereof (the "Review Period") to make an evaluation of the Property. If Purchaser elects in the exercise of its sole discretion to proceed with the purchase of the Property, Purchaser shall deliver written notice to Seller on or prior to the conclusion of the Review Period, of its intention to proceed with the purchase of the Property in accordance with the Agreement whereupon, Purchaser shall be deemed to have waived its right to terminate this Agreement in accordance with this Paragraph 6, and shall immediately deliver to the Escrow Agent the Additional Deposit. In the event that Purchaser fails to deliver such written notice on or prior to the conclusion of the Review Period, then this Agreement shall thereupon be terminated whereupon the Initial Deposit and all interest thereon shall be returned to Purchaser, and the parties shall be released from all further obligations under this Agreement.

     (b) At reasonable times and upon reasonable notice to Seller within the Review Period, Purchaser and its employees, agents and licensees shall have the right to inspect Seller's books and records with respect to the Property and to enter the Property for purposes of conducting soils, environmental and similar tests and of inspecting the Property and its components thereof. Purchaser may, at its option, retain engineers or other consultants for the purposes of performing or assisting in such tests and inspections. If Purchaser in its sole discretion is satisfied with the condition of the Property, then Purchaser may proceed with this transaction by written notice to Seller on or prior to conclusion of the Review Period of its intention to purchase the Property in accordance with the terms hereof. If such written notice is not delivered to Seller on or prior to the expiration of the Review Period, then, the Initial Deposit and all interest thereon shall be returned to Purchaser, and the parties shall be released from all further obligations under this Agreement. Seller agrees to cooperate reasonably with any such investigations, inspections, or tests (so long as such cooperation is at no expense to Seller), which cooperation shall include providing such notices to the tenants of the Property as are required by law or to permit Purchaser and its employees and agents to inspect the Property and interview tenants, provided that a representative of Seller shall have the right to be present during any interview. (Seller shall provide such representative upon written notice to Purchaser given not less than one business day prior to the proposed interview date). Purchaser shall repair and restore the Property or any part or component thereof damaged by any inspection or test conducted by or at the direction of Purchaser, and shall indemnify, protect, defend and hold Seller harmless from any loss, cost, damage, expense or liability (including reasonable attorneys' fees) arising out of property damage or injury to persons occurring during investigations or tests conducted by or at the direction of Purchaser under this Section 6(b).

     7.   Closing.

     (a) The closing of the purchase and sale of the Property shall take place at the offices of the Escrow Agent, or at such other place as the parties may hereafter agree in writing no later than fifteen (15) days after the expiration of the Review Period or at such earlier date as may be agreed to in writing by Seller and Purchaser (herein called the "Closing Date").

     (b) On the Closing Date, Seller shall deliver to Purchaser the following, duly executed and acknowledged if required:

          (i) A Special Warranty Deed conveying to Purchaser fee simple title to the Property free and clear of all matters created by, through or under Seller, and subject in any event to the Permitted Exceptions (the "Deed") in the form attached as Exhibit D;

          (ii) A Bill of Sale conveying all of Seller's right, title, and interest in and to the Personal Property in the form attached as Exhibit E;

          (iii)An Assignment and Assumption of the Leases, Contracts and Intangibles assigning all of Seller's right, title and interest in and to all assignable Service Contracts (to the extent Purchaser desires to accept the assignment thereof), intangible property, if any, and the Leases, in the form attached hereto as Exhibit F (the "Assignment of Leases"), together with notices in the form required by law, and reasonably acceptable to Purchaser, executed by Seller, to the tenants under the Leases notifying them of the change in ownership of the Property;

          (iv) A settlement statement to be prepared by Escrow Agent;

          (v) An affidavit of Seller under the penalty of perjury stating Seller's United States taxpayer identification number and that Seller is not a foreign person as defined in Internal Revenue Code Section 1445;

          (vi) Tenant estoppel certificates in form reasonably acceptable to Purchaser from tenants occupying not less than eighty-five (85%) percent of the rentable square footage of the Property including estoppel certificates from each of the anchor tenants listed with an asterisk on Exhibit G. If Seller is unable to procure estoppel certificates from such anchor tenants and otherwise totalling eighty-five (85%) percent of the rentable square footage of the Property, Purchaser may terminate this Agreement. Seller furnish Purchaser with an estoppel certificate covering any such Lease(s) for which an estoppel certificate has not been obtained from the tenant(s) certifying as to the matters set forth in the form of tenant estoppel certificate attached hereto as Exhibit "C" which Seller certificate may be accepted by Purchaser, in its sole discretion. Upon subsequent delivery to Purchaser of any missing tenant estoppel certificate in the form required herein within no adverse disclosure therein, Seller's estoppel certificate shall be null and void and Purchaser shall cancel Seller's estoppel certificate executed in lieu thereof and return such canceled Seller's estoppel certificate to Seller.

          (vii)All documents reasonably required by the title insurance company issuing the Policy to complete the Closing, including but not limited to those documents required by the title insurance company from Seller for the issuance of an ALTA Extended Coverage Policy of Title Insurance. In addition, Seller shall provide UCC searches showing that there are no UCC filings in the name of Seller or Seller's general partner or otherwise affecting Seller's interest in the Property or, if there are such filings, Seller covenants and agrees the same shall be removed at or prior to the Closing.

          (viii)All keys and entrance cards used on any part of the Property in Seller's possession or control; and

          (ix) All original leases, amendments thereto and tenant correspondence files and Service Contracts.

          (x) Originals or copies of any warranties and guaranties received by Seller and to be assigned to Purchaser, from any contractors, subcontractors, suppliers or materialmen in connection with any construction, repairs or alterations of the Improvements or any tenant improvements;

          (xi) Originals or copies of all certificates of occupancy, licenses and permits for the Improvements;

          (xii)All existing as-built plans and specifications for the Improvements in the possession of Seller or its manager;

         (xiii)Complete originals of the Leases with respect to the Property and copies of all records, books of account, ledgers, statements and other business records relating to the ownership and operation of the Property and/or the administration of the Leases, in whatever mode maintained, including information contained on computer disks.

     (c) Purchaser may waive compliance on Seller's part under any of the foregoing items by an instrument in writing.

     (d) On the Closing Date, Purchaser shall deliver to Escrow Agent the following, duly executed and acknowledged if required:

The balance of the Purchase Price, in accordance with the terms set forth in Paragraph 3 above, adjusted to reflect any prorations pursuant to Paragraph 9;

     The Assignment of Leases;

     An assumption agreement with respect to Seller's obligations under and with respect to the Existing Loan in form and substance reasonably acceptable to Purchaser; and

     A settlement statement to be prepared by Escrow Agent

     (e) Provided that Escrow Agent has received all of the items required to be delivered pursuant to this Agreement (or a waiver from the party for whose benefit such item is being delivered) and that it has not received prior written notice from Purchaser that Purchaser has elected to terminate its rights and obligations hereunder, and provided that Purchaser has received the Commitment subject only to the Permitted Exceptions and conditioned solely upon recordation of the Deed, Escrow Agent is authorized and instructed (i) with respect to the Property, to record the documents delivered to the Escrow Agent in accordance with recording instructions set forth in a letter to be delivered to Escrow Holder by Purchaser (or if no such letter is received prior to the closing, in accordance with customary practice), (ii) to deliver those other documents and instruments delivered into Escrow to the party for whose benefit such documents or instruments were made and (iii) to deliver the Purchase Price, as adjusted pursuant to Section 9 hereof, upon receiving confirmation of recording.

     8. Expenses. Seller shall pay all documentary, stamp or other transfer taxes relating to the real, personal or intangible property. Seller shall pay the premium for a standard Title Insurance Policy and the Survey. Purchaser shall pay for the extra premium for extended coverage under such title policy. Purchaser shall pay for the cost of a new Phase I Environmental Study (if
desired).   Escrow costs charged by the Escrow Agent shall be shared equally by
Seller and Purchaser. All other closing costs shall be allocated between Purchaser and Seller by Escrow Agent in accordance with practice and custom for commercial real estate closings in Albuquerque, New Mexico. The Purchaser shall pay the fees of the Purchaser's attorney, and any other closing expenses incurred by the Purchaser, but not including, however, the real estate brokerage commission payable to the Broker (as hereinafter defined) upon the closing of title, which shall be paid by the Seller as provided in Paragraph 13 hereof.
The Seller shall pay the fees of the Seller's attorney, and any other closing expenses incurred by the Seller, and the costs and expenses required to be paid by Seller as provided in Paragraph 16 hereof.

     9. Closing Prorations. The following items shall be prorated and adjusted between the Seller and the Purchaser as of midnight on the day preceding the Closing Date:

     (a) Rents. All rents and other receipts actually received in the month in which the Closing occurs shall be prorated as of the Closing. Purchaser shall use reasonable efforts after the Closing to collect delinquent rents for the period up to the Closing, provided, however, that all collections shall be applied first to periods commencing after the Closing, and then to periods prior to the Closing. Percentage Rents (if any) shall be prorated by Purchaser when received by Purchaser, based on twelve thirty (30) day months.

     (b) Common Area Maintenance Charges. All reimbursable expenses (other than items described under the next succeeding paragraph) shall be reconciled at Closing, such that if Seller has collected sums in excess of its reimbursable expenses under the Leases, Seller shall pay such excess to Purchaser. In the event that such reconciliation shows that Seller has collected less than its incurred reimbursable expenses under the Leases, Purchaser shall remit the shortfall to Seller, when and to the extent actually collected from tenants (with such collections applied first to amounts due to Purchaser, and then to Seller) not later than the expiration of three months after the conclusion of the twelve-month period then in progress with respect to the budgeting of such expenses under the Leases.

     (c) Taxes. Real estate taxes, recurring assessments, and personal property taxes, if any, on all or any portion of the Property, based on the regular and supplemental tax bills for the calendar year in which the Closing occurs (or, if such tax bill has not been issued as of the date of Closing the regular and supplemental tax bill for the calendar year preceding that in which the Closing occurs) shall be prorated as of the Closing. If any supplemental real estate taxes are levied for any period preceding the Closing, the parties will, immediately after the closing or the issuance of the supplemental real estate tax bill (whichever last occurs), prorate between themselves, in cash, without interest and to the date of the Closing Date, the supplemental real estate taxes shown by such bill.

     (d) Utilities. Unless such items are subject to proration under subparagraph (b) above, all utilities, including gas, water, sewer, electricity, telephone and other utilities supplied to the Property shall be read as of the Closing Date. Seller shall pay, prior to the Closing Date, all such amounts for which a bill has been received or for which service was rendered prior to the Closing Date.

     (e) Service Contracts. Amounts payable under Service Contracts which are not being terminated shall be prorated on an accrual basis. Seller shall pay, prior to the Closing Date, all such amounts for which a bill has been received or for which service was rendered prior to the Closing Date. Seller shall deliver to Escrow, for the benefit of Purchaser, evidence of the cancellation or termination of all Service Contracts other than those to be assumed by Purchaser in its discretion, and Seller shall be responsible for all such cancellation costs.

     (f) Improvement Lien Assessments. All improvement lien assessments shall be paid in full by Seller at Closing.

          (i) Other Items. All other proratable items, including without limitation licenses and permits being assumed by Purchaser (if any; provided that in no event shall Purchaser assume any indemnification obligations of Seller) and other income from, and expenses associated with, the Property shall be prorated between Purchaser and Seller as of the Closing

          (ii) All outstanding tenant finish and improvement costs, architect fees, space planning and design fees, leasing commission costs and all other tenant concessions, costs, expenses and legal fees (collectively, "Lease Expenses") paid or incurred in connection with Leases or amendments thereof executed prior to the date hereof shall be the responsibility of Seller. Any Lease Expenses paid or incurred in connection with Leases or amendments thereof executed on or after the date hereof in accordance with Paragraph 15.6 hereof, including third party referral fees with respect to Leases or other rental agreements (including, without limitation options, renewals and extensions) and legal fees directly related to such leasing payable by Purchaser pursuant to Paragraph 15.6 hereof, shall be the responsibility of Purchaser. Seller shall receive a credit at Closing for any such Lease Expenses for which Purchaser is responsible and which have been paid by Seller prior to the Closing Date. Notwithstanding the foregoing, Purchaser shall be solely responsible for the payment of all Lease Expenses payable in connection with any options, renewals, extensions, or otherwise, accruing or arising under Leases and amendments thereof (whether executed before or after the Closing Date) after the Closing Date provided that such Lease Expenses have been disclosed either, in the written Lease delivered by Seller to Purchaser, by Seller in this Agreement, or otherwise approved in writing by Purchaser.

     Purchaser and Seller's obligation to prorate shall survive the Closing for a period of one (1) year (unless within such time Purchaser or Seller makes a claim against the other party to this Agreement with respect to such obligation to prorate, in which case such obligation shall survive without limitation), and Purchaser and Seller shall use good faith efforts to conclude prorations with respect to percentage rent and common area maintenance charges as soon as practicable after the determination of the amounts thereof. Notwithstanding the foregoing, in the event that any of the tenants at the Property challenge any expense pass-throughs or reimbursable expense reconciliations with respect to any period prior to the Closing, Seller hereby agrees that it shall be solely responsible to repay to such tenant any overpayments by such tenant, and shall repay such overpayments (and any other amounts owing by the landlord under the relevant lease and relating to such overpayment, including without limitation audit costs and interest, if applicable) to such tenant within ten (10) days after the determination of the amount thereof. Seller hereby indemnifies Purchaser from and against any and all loss, costs and expense incurred by Purchaser as a result of any such overpayments by tenants. Seller's obligations under the immediately preceding two sentences shall survive the Closing without limitation. Nothing in the Assignment of Leases shall be construed to amend, modify or diminish in any way the provisions of this Section 9.

     At Closing, Seller shall deliver to Purchaser, all contracts, Leases and leasing correspondence, receipts for deposits, and unpaid bills which pertain to the Property, together with all advertising materials, booklets, and keys, if any, used in the operation of the Property other than those items delivered to Purchaser on or before the Closing as provided for herein. Except as expressly set forth herein, Seller makes no representations regarding the existence or adequacy of such documents or items for use in management or operation of the Property. The foregoing shall not include the separate books, records, correspondence and other documentation of Seller located at its offices except to the extent they relate to the Property.

     The net amount of all prorations and adjustments shall be credited or debited, as the case may be, against the Purchase Price payable at the Closing pursuant to Paragraph 3 above.. The Purchaser hereby acknowledges that it has no right, title or interest in or to any refunds which may hereafter be payable to the Seller, or the tenants, in respect of real estate taxes, water or sewer charges or other assessments which accrued and related to the period prior to the Closing Date. To the extent that such refunds are paid to Seller and are due to tenants, Seller does hereby covenant and agree that it shall, upon receipt thereof, reimburse tenants for their applicable share of such refunds.

     10.  Payment of Liens.   If, on or before the Closing Date, there be any
other liens or encumbrances which the Seller is obligated to pay and discharge, the Seller may use any portion of the Purchase Price to satisfy the same. The existence of any such taxes or other liens and encumbrances shall not be deemed objections to title if the Seller shall take such steps as shall be necessary to cause the title company insuring the title of the Property in favor of the Purchaser (herein called the "Title Company") to omit same or to insure against collection of same out of the Property.

     11.  Representations by Seller.    All understandings and agreements
heretofore had between the parties hereto are merged in this Agreement, which alone fully and completely expresses their agreement. The Purchaser is entering into this Agreement not relying upon any statement or representation not embodied in this Agreement made by any person. Prior to the expiration of the Review Period, the Purchaser will have had an opportunity to inspect the Property. Neither the Seller nor any persons purporting to act for the Seller has made or now makes any representations or warranties as to the physical condition, income, expense, operation or any other matter of thing affecting or relating to the Property, except as herein specifically set forth. The Seller is not liable or bound in any manner by any financial statements or written agreements or statements, or representations which have been made, or any real estate brokers' "set-ups" or information pertaining to the Property furnished, by any real estate broker, agent or employee, servant or other persons. Except as otherwise provided herein, but without in any way limiting the generality of the foregoing, the Purchaser further acknowledges and agrees that in entering into this Agreement and purchasing the Property:

          (i) the Seller and has not made, will not and does not make any warranties or representations, whether express or implied, with respect to the Property, the value, profitability or marketability thereof; and

          (ii) the Seller has not and will not make any warranties with respect to the Property, whether express or implied, of merchantability, habitability or fitness for a particular use; and

     Notwithstanding the foregoing provisions of this paragraph 11, the Seller does hereby make the following representations to the Purchaser effective as of date of this Agreement and again as of the Closing Date which Purchaser is entitled to rely upon:
As used herein and elsewhere in this Agreement, the term "Seller's actual knowledge" shall mean the actual knowledge of each of Ms. Laura Cordova and Linda Guiterrez, without any duty of investigation of any kind. Seller represents and warrants that the foregoing persons are the only persons employed by Seller or its manager with day-to-day managerial or supervisorial authority over the Property.

     11.1 Authority. Seller is duly organized and validly existing under the laws of the jurisdiction of its organization, is duly qualified to conduct business and own real property in the State of New Mexico, and has all requisite power to own all of its properties and assets and to carry on its business as presently conducted. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby has been duly and validly authorized by all necessary action of Seller and the Agreement and all other agreements contemplated thereby are and will be valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights and general principles of equity.

     11.2 Title Seller holds fee simple title to the Property, and to Seller's actual knowledge, such fee simple title is free and clear of all liens, encumbrances, security interests, charges, adverse claims and other exceptions to title, except for the Leases, Service Contracts, Existing Loan matters of record, matters disclosed by the Survey and the Permitted Exceptions. Nothing in the Deed shall be construed to amend, modify or diminish the effectiveness or survival of the foregoing representation.

     11.3 The Leases. A list of the current Leases is set forth in the rent roll attached hereto as Schedule G (the "Rent Roll"). The economic information contained in the Rent Roll is accurate and consistent with Seller's records (as they relate to the Property), which records have been maintained by Seller in accordance with good property management standards. The noneconomic information contained in the Rent Roll is accurate and consistent in all material respects with Seller's records (as they relate to the Property), which records have been maintained by Seller in accordance with good property management standards. True, complete and correct copies of the Leases and all amendments and modifications thereto have been delivered to Purchaser. Except for the Leases set forth in the Rent Roll, there are no other leases, licenses or other agreements affecting the occupancy of the Property. With respect to each Lease:
(i) the Lease is in full force and effect, and constitutes the valid and binding legal obligation of Seller and the respective tenant, enforceable against each of them in accordance with its terms; (ii) there are no understandings, oral or written, between the parties to the Lease which in any manner vary the obligations or rights of either party as set forth in the Lease (and all amendments thereto delivered to Purchaser); (iii) except as indicated on the Rent Roll, there is no default by Seller under the Lease, there is no default by the tenant under the Lease with respect to payment of base rent and reimbursable expenses and to Seller's knowledge, there is no other default by the tenant under the Lease, and (iv) no rent or additional rent under the lease has been paid for more than thirty (30) days in advance of its due date.

     11.4 No Litigation or Adverse Events. Seller has received no written notice of, and to Seller's actual knowledge, there are no pending or threatened investigations, actions, suits, proceedings or claims against or affecting Seller or the Property, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, agency, or instrumentality, domestic or foreign.

     11.5 Compliance with Laws. To the best of Seller's knowledge, Seller is in compliance in all material respects with all applicable laws, ordinances, rules and regulations (including without limitation those relating to zoning and the Americans With Disabilities Act) applicable to the ownership or operation of the Property. Seller has not received from any insurance company or board of fire underwriters any notice, which remains uncured, of any defect or inadequacy in connection with the Property or its operation.

     11.6 No Defaults in Other Agreements. To Seller's actual knowledge, neither Seller nor any other party is in material default under any Service Contract affecting the Property, and no event exists which, with the passage of time or the giving of notice or both, will become a material default thereunder on the part of the Seller or any other party thereto. To Seller's knowledge, Seller is in compliance in all material respects with the terms and provisions of the covenants, conditions, restrictions, rights-of-way or easements affecting the Property.

     11.7 Eminent Domain. To Seller's actual knowledge, there is no existing or proposed or threatened eminent domain or similar proceeding, or private purchase in lieu of such a proceeding which would affect the Property in any material way.

     11.8 Licenses, Permits, CO's, Zoning, etc. To Seller's actual knowledge, all permits, certificates of occupancy, business licenses and all other notices, licenses, permits, certificates and authority required as of the date hereof and as of the Closing Date in connection with the use or occupancy of the Property have been obtained and are in full force and effect and in good standing.

     11.9 Taxes and Assessments. All real property taxes, and all Seller's personal property taxes, relating to the Property, excepting those for the current tax year which are not yet overdue (i.e., which are still payable without interest or penalty), have been paid in full.

     11.10 Environment. (i) Seller has not engaged in any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials (whether legal or illegal, accidental or intentional) on, under, in or about the Property, or transported any Hazardous Materials to, from or across the Property, except in all cases in material compliance with Environmental Requirements and only in the course of legitimate business operations at the Property (which shall not include any business primarily or substantially devoted to the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of Hazardous Materials); (ii) to Seller's actual knowledge, no tenant, occupant or user of the Property, nor any other person, has engaged in or permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any material way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials (whether legal or illegal, accidental or intentional) on, under, in or about the Property, or transported any Hazardous Materials to, from or across the Property, except in all cases in material compliance with Environmental Requirements and only in the course of legitimate business operations at the Property (which shall not include any business primarily or substantially devoted to the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of Hazardous Materials); (iii) to Seller's actual knowledge, no Hazardous Materials are presently constructed, deposited, stored, or otherwise located on, under, in or about the Property except in all cases in material compliance with Environmental Requirements and only in the course of legitimate business operations at the Property (which shall not include any business primarily or substantially devoted to the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of Hazardous Materials); (iv) to Seller's actual knowledge, no Hazardous Materials have migrated from the Property upon or beneath other properties; and (v) to Seller's actual knowledge, no hazardous Materials have migrated or threaten to migrate from other properties upon, about or beneath the Property.

     As used herein:

     "Environmental Requirements" shall mean all applicable present statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including, without limitation: (i) all requirements, including but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of "Hazardous Materials," chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, ground water or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials, or wastes, whether solid, liquid or gaseous in nature; and (ii) all requirements pertaining to the protection of the health and safety of employees or the public.

     "Hazardous Materials" shall mean (i) any flammable, explosive or radioactive materials, hazardous wastes, toxic substances or related materials including, without limitation, substances defined as "hazardous substances," "hazardous materials," "toxic substances" or "solid waste" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1801, et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.; and in the regulations adopted and publications promulgated pursuant to said laws; (ii) those substances listed in the United States Department of Transportation Table (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 C.F.R. Part 302 and amendments thereto); (iii) those substances defined as "hazardous wastes," "hazardous substances" or "toxic substances" in any similar federal, state or local laws or in the regulations adopted and publications promulgated pursuant to any of the foregoing laws or which otherwise are regulated by any governmental authority, agency, department, commission, board or instrumentality of the United States of America, the State of New Mexico or any political subdivision thereof, (iv) any pollutant or contaminant or hazardous, dangerous or toxic chemicals, materials, or substances within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended; (v) petroleum or any by-products thereof; (vi) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. Sections 2011 et seq., as amended, and in the regulations adopted and publications promulgated pursuant to said law; (vii) asbestos in any form or condition; and (viii) polychlorinated biphenyls.

     11.11     Physical Condition.   To Seller's actual knowledge, there is no
structural defect in the Improvements which would cost in excess of $10,000 to repair.

     11.12     Employees.  Seller has no employees.

     11.13 Mechanic's Liens. All bills and claims for labor performed and materials furnished to or for the benefit of the Property currently due and contracted for by Seller or its manager have been paid in full, and there are no mechanic's or materialmen's liens (whether or not perfected) on or affecting the Property as a result of labor performed or materials furnished and contracted for by the Seller or its manager.

     11.14 Operating Statements. To Seller's actual knowledge, the financial statements delivered by Seller to Purchaser fairly present the profit or loss from the management and operation of the Property for the periods covered thereby and, in all material respects, accurately reflect all rents and other gross receipts, and all amounts paid by Seller for electricity, water, sewer, other utility services, insurance, fuel, maintenance and repairs (whether capitalized or expensed), real estate taxes, payroll and payroll taxes and all other operating and other expenses associated with the Property.

     11.15 Disclosure. No representation or warranty of Seller in this Agreement, or any information, statement or certificate furnished or to be furnished by Seller or at Seller's direction pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or shall contain any materially untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements contained therein not misleading. To Seller's knowledge, there is no material misstatement or omission in the copies of contracts, agreements and other documents delivered by Seller in connection with the transactions contemplated hereby.

     11.16 No Leases of Property or Assets. No material portion of the Personal Property or fixtures with respect to the Property (other than fixtures owned or installed by tenants) is leased by the Seller as lessee.

     11.17 Contracts, Commissions. Seller has delivered to Purchaser true, complete and correct copies of all Service Contracts. Except as set forth on Exhibit H, there are no brokerage commissions payable upon the renewal, extension or exercise of any option under any of the leases.

     The representations and warranties set forth in this Section 11 shall survive the execution and delivery of this Agreement, the delivery of the Deed and transfer of title to the Property, until the date that is one year after the Closing Date; provided however, that in the event Purchaser makes a written claim against Seller with respect to any representation or warranty prior to the date which is one year after the closing date, then such representation or warranty shall survive without limitation as to such written claim.

     Notwithstanding anything contained in this Agreement to the contrary, all of the representations, warranties and certifications (the "Representations") which are made by Seller and set forth herein or in any of the documents or instruments required to be delivered by Seller hereunder, shall be subject to the following conditions and limitations: (i) there shall be no liability on the part of Seller, after the Closing, for breaches of representations of which Purchaser had actual knowledge prior to the Closing; and (ii) in the event that, after the date hereof and prior to the time of Closing, during the course of Purchaser's inspections, studies, tests and investigations conducted pursuant to
Section 6 hereof, or through other sources, Purchaser gains actual knowledge of a fact or circumstance which, by its nature, indicates that a Representation was or has become untrue or inaccurate, and such fact or circumstance was not intentionally withheld from Purchaser by Seller with the intent to defraud Purchaser, then Purchaser shall have the right to (a) declare this Agreement terminated, in which event the Deposit and all interest thereon shall be returned to Purchaser, or (b) in the alternative commence an action for specific performance of this Agreement by Seller, or (c) commence an action for actual damages against Seller, which damages shall be limited to One Hundred Thousand Dollars and no/100ths ($100,000) except in the case of an intentional breach of this Agreement by Seller. As used in this paragraph, "actual knowledge" or words of similar import with respect to Purchaser shall mean the actual knowledge of Jerald Friedman, Larry Kronenberg or Daniel Slattery.

     SUBJECT TO THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN THIS AGREEMENT, AND EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLER MAKES NO REPRESENTATION, CERTIFICATION OR WARRANTY OF ANY KIND, INCLUDING ANY REPRESENTATION, CERTIFICATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE CONDITIONS OR STATE OF REPAIR OF THE REAL ESTATE, PERSONAL PROPERTY, OR ANY PORTION THEREOF, OR OF VISIBLE OR HIDDEN DEFECTS IN MATERIAL, WORKMANSHIP OR CAPACITY OF THE REAL ESTATE, PERSONAL PROPERTY, OR ANY PORTION THEREOF, AND THERE ARE NO IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AS TO THE REAL ESTATE, PERSONAL PROPERTY, OR ANY PORTION THEREOF EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT. EXCEPT AS PROVIDED IN THIS AGREEMENT, DELIVERY OF THE REAL PROPERTY AND PERSONAL PROPERTY AT CLOSING WILL BE "AS IS, WHERE IS" AND WITH ALL FAULTS, AND, EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, SELLER HAS DISCLAIMED ANY EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO THE MERCHANTABILITY PHYSICAL CONDITION OR FITNESS FOR PARTICULAR USE OR PURPOSE OF THE REAL ESTATE AND PERSONAL PROPERTY.

     12.  Limitation of Seller's Liability.

     If the Seller shall be unable to convey good and indefeasible title subject to and in accordance with this Agreement, or fails to deliver such title in accordance with the terms and conditions of this Agreement, or any of the Seller's representations made herein shall prove to be false in any material respect, the Purchaser shall have the right to: (a) declare this Agreement terminated, in which event the Deposit and all interest thereon shall be returned to Purchaser and this Agreement, and the parties obligations hereunder, shall be terminated and shall have no force or effect, (b) commence an action for specific performance of this Agreement against Seller or (c) commence an action for actual damages against Seller, which damages shall be limited to One Hundred Thousand and no/100ths Dollars ($100,000), except in the case of an intentional breach of this Agreement by Seller. The Seller shall not be required to bring any action or proceedings or otherwise incur any expenses to render title to the Property indefeasible except as required by Paragraph 5 hereof. The Purchaser may, nevertheless, accept such title as the Seller may be able to convey, without a reduction of the Purchase Price or credit or allowance against the same and without further liability on the part of Seller, except in the case of an intentional breach of this Agreement by Seller.

     13.  Brokerage.     The Purchaser represents that no broker, licensed or
otherwise, brought the Property to the attention of the Purchaser or had any communication with the Purchaser in regard to same except Jones Lang Wooten ("Broker"). If any claim is made for brokerage commissions as a result of the acts of the Purchaser (other than a claim from Broker), the Purchaser hereby agrees to indemnify the Seller against, and to defend and hold the Seller harmless from any and all claims for brokerage commissions by other than Broker and for any legal fees and expenses incurred in defending such claims. The Purchaser agrees that the foregoing representation and indemnity shall survive the delivery of the Deed without limitation and shall inure to the benefit of the Seller and to the Seller's successors and assigns. The Seller represents that no broker, licensed or otherwise, has been retained by Seller except Broker. The Seller agrees to pay any and all commissions due to the Broker. If any claim is made for brokerage commissions by Broker or as a result of the acts of the Seller, the Seller hereby agrees to indemnify the Purchaser against, and to defend and hold the Purchaser harmless from any and all claims for brokerage commissions and for any legal fees and expenses incurred in defending such claims. The Seller agrees that the foregoing representation and indemnity shall survive the delivery of the Deed without limitation and shall inure to the benefit of the Purchaser and to the Purchaser's successors and assigns.

     14. Liquidated Damages. If this transaction is not consummated by reason of a default by Purchaser hereunder, then Seller shall retain the Deposit and all interest thereon as full compensation for its damages and as it sole remedy, except that Seller shall be entitled to exercise any rights or remedies it may have by virtue of any indemnity created or granted herein. If this transaction is not consummated by reason of a default by Seller hereunder, Purchaser shall have the right to: (a) declare this Agreement terminated, in which event the Deposit and all interest thereon shall be returned to Purchaser, (b) commence an action for specific performance of this Agreement against Seller or (c) commence an action for actual damages against Seller, which damages shall be limited to One Hundred Thousand Dollars and no/100ths ($100,000) except in the case of an intentional breach of this Agreement by the Seller.

     15. Pre-Closing Management and Operation. From the execution of this Agreement through the Closing:

     15.1 Maintenance. In addition to Seller's other obligations hereunder, Seller shall, upon and after the date of this Agreement and to and including the Closing Date, at Seller's sole cost and expense, maintain the Property in the ordinary course of business consistent with past practice, pay all taxes, assessments, fines, penalties, charges and other operating expenses, and shall make all repairs, maintenance and replacements of the Improvements and any Personal Property and otherwise operate the Property in its ordinary and customary manner, and otherwise in the same manner as before the making of this Agreement, the same as though Seller were retaining the Property. Seller shall not make any alterations to the Property without first receiving Purchaser's prior written consent thereto.

     15.2 Agreements. After the date hereof, without Purchaser's prior written consent (which will not be unreasonably withheld) in no event shall Seller enter into any agreement or contract with respect to the Property (other than a lease, which shall be governed by the relevant other provisions of this Agreement) which is not terminable on thirty (30) days' prior notice (without premium or penalty).

     15.3 Encumbrances. Seller shall not, in between the date of this Agreement and the Closing Date, mortgage, encumber or suffer to be encumbered all or any portion of the Property, which encumbrances would survive the Closing Date, without the prior written consent of Purchaser.

     15.4 Consents and Notices. Seller and Purchaser shall cooperate with each other and exercise commercially reasonable efforts to obtain as of the Closing Date, all consents from, and provide all notices to, any third party and any governmental or regulatory authority which are required pursuant to any Contract or any applicable laws as a condition to or in connection with the execution, delivery or performance of this Agreement or other documents and instruments contemplated thereby.

     15.5 Audit Cooperation. Seller hereby agrees to cooperate with Purchaser at no cost or expense in producing audited financial statements for the Property for such periods as may be requested by Purchaser. Such cooperation shall include, without limitation, the execution and delivery by Seller to Purchaser's auditors of such confirmations and letters as such auditors may reasonably require.

     15.6 Leases. To the extent that any new leasing proposals are given serious consideration by Seller, Seller agrees to provide Purchaser with information in its possession and with regular updates regarding such proposals, including without limitation a list of all Leasing Expenses incurred in connection therewith. After the date hereof, provided the Agreement has not been terminated, the Purchaser shall have the right to review and approve any additional leasing. The parties agree that if the Purchaser has approved any new lease(s) and said lease(s) is/are fully executed after the date hereof and prior to Closing, that: (i) Purchaser agrees to be bound as landlord subsequent to Closing; (ii) Purchaser shall pay to Seller at Closing all Leasing Expenses incurred in connection therewith, so long as such Leasing Expenses were disclosed to Purchaser prior to Purchaser's approval of such Lease, and any sums expended by Seller and disclosed to Purchaser prior to Purchaser's approval of such lease for tenant improvements and (iii) Purchaser shall assume responsibility to complete all landlord's obligations after Closing set forth in such Lease.

     16.  Existing Mortgage.   Without limiting the generality of any other
provision of this Agreement:

     (a) the Seller discloses to the Purchaser that, as more particularly set forth in the loan documents heretofore delivered to Purchaser (the "Loan Documents"), the Property is subject to a mortgage and related security documents securing the Existing Loan from AIG Life Insurance Company to Seller, (with a current outstanding principal balance of approximately $8,052,311.25) which Loan Documents provide, among other things that: (i) the Seller's interest in the Property may not be sold, transferred or assigned without the prior written consent of the holder of the Existing Loan (the "Paseo Del Norte Mortgagee"); (ii) the Seller has a one-time right to transfer its interest in the Property subject to "Transfer Closing Conditions" (as defined in the Loan Documents); and (iii) the Loan may be prepaid, in whole, but not in part, subject to the payment of a prepayment premium ("Prepayment Premium Amount") described in the Loan Documents.

     (b) It shall be a condition to Closing, running in favor of Purchaser and Seller, that any and all conditions in the Loan Documents, or otherwise imposed by the Paseo Del Norte Mortgagee, to assumption of the Existing Loan including, without limitation, execution of assumption agreements, be satisfied. Seller hereby agrees to pay (i) any and all assumption fees; (ii) all costs and expenses incurred by the Paseo Del Norte Mortgagee in connection with such assumption (including without limitation all escrow fees, attorneys fees and title insurance premiums), and (iii) if the Paseo Del Norte Mortgagee requires that Purchaser purchase the Property through a so-called bankruptcy remote entity, up to $10,000 in attorneys fees, costs and expenses incurred by Purchaser in connection therewith.

     (c) Seller shall provide to Purchaser on or before the expiration of the Review Period a written consent (the "Paseo Del Norte Mortgagee Consent") which shall be the written approval of the Paseo Del Norte Mortgagee to Seller's sale of the Property to Purchaser, and Purchaser's assumption of the Existing Loan, which approval shall be addressed to Seller and Purchaser, shall specify the amount of any assumption fees and/or any other conditions to such approval and assumption, and shall specify that on closing of such sale and satisfaction of such conditions, Paseo Del Norte, its general partner and Edward M. Gilbert, Fred Kolber and Ed Berman (collectively, the "Liable Parties") shall be relieved and released from any and all obligations and liabilities under or with respect to the Loan Documents from and after the Closing Date. Purchaser will cooperate with Seller and the Paseo Del Note Mortgagee and use reasonable efforts during the Review Period to obtain the consent of the Paseo Del Norte Mortgagee to the sale of the Property to Purchaser and assumption of the Existing Loan. Seller will cooperate with Purchaser and the Paseo Del Norte Mortgagee and will coordinate with Purchaser any communications with the Paseo Del Norte Mortgagee so that Purchaser shall have the opportunity to approve all written communications with the Paseo Del Norte Mortgagee and be present at all meetings. Seller understands and acknowledges that Purchaser shall have no obligation to purchase the Property unless and until Purchaser shall have received a written instrument executed by the Paseo Del Norte Mortgagee, in form and substance reasonably acceptable to Purchaser, affirming the outstanding principal balance and unpaid fees and expenses under the Existing Loan, affirming that there are no defaults under or with respect to the Existing Loan, approving the assumption of the Existing Loan by Purchaser, affirming that no action by Seller or the Liable Parties on or after the Closing Date could cause a default under the Existing Loan, and approving of Seller's pending merger with Kimco Realty Co.

      17. Notices. Notices, requests and other communications under this Agreement shall be in writing and shall be deemed to have been given upon (i) hand delivery, (ii) receipt by mail, postage prepaid, return receipt requested (as evidenced by an executed return receipt), or refusal of delivery thereof,
(iii) upon receipt from any reliable overnight courtier service, or (iv) upon electronic confirmation of receipt of facsimile transmission addressed as follows:

If to the Purchaser:          The Price Reit, Inc.
                              145 South Fairfax Ave.
                              4th Floor
                              Los Angeles, CA  90036
                              Attn:  Jerald Friedman
                              Phone:  (213) 937-8200
                              Fax:  (213) 937-8175

With a Copy to:               Gibson, Dunn & Crutcher LLP
                              333 S. Grand Avenue
                              Los Angeles, CA  90071
                              Attn:  William R. Lindsay
                              Phone:  (213) 229-7000
                              Fax:  (213) 229-7520

If to Seller:                 Paseo Del Norte Plaza Associates, Limited
                              Partnership
                              c/o BGK Properties, Inc.
                              330 Garfield Street, Suite 200
                              Santa Fe, NM 87501
                              Att:  Edward M. Gilbert
                              Phone:  (505) 982-2184
                              Fax: (505) 982-2515

     or at such other address of which the Seller or the Purchaser shall have given notice to the other as herein provided.

     18.  Casualty or Condemnation.     If, prior to the Closing, all or any
material portion of the Property shall be destroyed or damaged, or if, prior to the Closing, any portion of the Property shall be subjected to a threat of condemnation, or shall become the subject of any proceedings, judicial, administrative, or otherwise, with respect to a taking by eminent domain or condemnation, Seller shall promptly notify Purchaser thereof, and Purchaser, at its option, may, within fifteen (15) days after receipt of such notice thereof, cancel this Agreement by written notice, in which event the parties hereto shall be relieved and released of and from any further duties, obligations, rights, or liabilities hereunder, and the Deposit and all interest thereon shall be returned to Purchaser. If the Closing Date is within the aforesaid fifteen (15) day period, then the Closing shall be extended to the next business day following the end of said fifteen (15) day period. If under such circumstances Purchaser elects to complete the transactions contemplated in this Agreement, or if less than a material portion of the Property is destroyed or damaged, this Agreement shall remain in full force and effect, and the purchase contemplated herein, less any portion of the Property destroyed or damaged or taken by eminent domain or condemnation, shall be consummated with no further adjustment or modification, and at the Closing, Seller shall assign, transfer, and set over to Purchaser all the right, title, and interest of Seller in and to any insurance proceeds resulting from any casualty or any awards that have been or may thereafter be made for any taking or condemnation, and Purchaser shall receive a credit at the Closing in the amount of any proceeds received in accordance with this Section 18 and in the amount of any deductible provided for in Seller's insurance policy.

     A "material portion" of the Property shall be deemed taken or subject to a casualty if (i) the cost to repair or replace such portion exceeds $100,000,
(ii) Purchaser determines that the Property so affected is materially and adversely affected by such taking or threatened taking, (iii) any lessee has the right to abate any rent under its lease as a result of such taking or threatened taking, or (iv) any lessee or group of lessees leasing 2,500 square feet or more in the aggregate (as set forth on the Rent Roll) has a right to terminate its lease (or leases) as a result of such taking or threatened taking and does not irrevocably waive such right prior to Closing in a form reasonably acceptable to Purchaser.

     19. Seller's Affidavit. If a search of the title to the Properties discloses judgments, bankruptcies, or other returns against other persons having names the same as or similar to that of the Seller, the Seller will, on request, deliver to the Purchaser or to the Title Company, an affidavit showing that such judgments, bankruptcies, or other returns are not against the Seller. In addition, Seller shall, on request, deliver to the Purchaser or to the Title Company, an ERISA representation and affidavit to facilitate the closing of the transaction and issuance of an ALTA extended Title Policy.

     20.  Possession.    Possession of the Property shall be delivered to
Purchaser on the Closing Date pursuant to the terms of this Agreement, subject to the Permitted Exceptions, the Leases disclosed on the Rent Roll, and all written leases theretofore disclosed to Purchaser and approved by Purchaser during the Review Period or otherwise executed by Seller with Purchaser's consent.

     21.  Purchaser's Authority.   The Purchaser does hereby represent and
warrant for itself and its assigns that (i) subject to receiving approval of Purchaser's Board of Directors, the Purchaser has the full right and power to enter into this Agreement and to observe, fulfill and perform its obligations hereunder, and (ii) the execution and delivery of this Agreement and the consummation of the transactions contemplated herein and compliance with the terms and conditions of this Agreement, do not and will not conflict with or result in a breach of any judgment, order or decree of any governmental body or court, domestic or foreign, having jurisdiction over the Purchaser or its assigns, and do not and will not conflict with any other agreement entered into by the Purchaser or its assigns.

     22.  Assignment.    Purchaser may assign all or any portion of its rights
under this Agreement to any person or entity with the prior written consent of Seller which content shall not be unreasonably withheld. If such assignment is to an affiliate or successor by merger, then no consent to such assignment shall be required.

     23. Survival. Any representation and warranties made herein by the Seller shall survive the Closing Date as set forth in Section 11 hereof. Covenants shall survive the Closing Date and delivery of the Deed without limitation. Proration obligations shall survive as set forth elsewhere in this Agreement.

     24.  Binding Effect.     This Agreement may not be changed or terminated
orally. This Agreement applies to and binds and inures to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties.

     25.  Construction.       This Agreement shall be governed by and construed
in accordance with the laws of the State of New Mexico.

     26.  Counterpart Originals.   This Agreement may be executed in any number
of counterpart duplicate originals all of which will be deemed to constitute but one document.

     27.  Time of Essence.    Time is of the essence in connection with all
dates and time periods specified in this Agreement.

     28.  Confidentiality.    Purchaser and Seller shall keep all of the terms
and conditions of this Agreement confidential except for disclosure to such partners, investors, attorneys, accountants, consultants and lenders with a bona fide need to know. Seller acknowledges and agrees that Purchaser is a publicly traded corporation and, accordingly, is required to make certain public disclosures from time to time. Accordingly, Purchaser may make such disclosures as may be required under applicable securities laws, or as may be recommended by Purchaser's securities counsel from time to time, or as required by judicial process.

     29. Submission. Submission of this Agreement by Seller or Seller's agent, or their respective agents or representatives, to Purchaser for examination and/or execution shall not in any manner bind Seller and no obligations on Seller shall arise under this Agreement unless and until this Agreement is fully signed and delivered by Seller and Purchaser. Submission of this Agreement by Purchaser or Purchaser's agent, or their respective agents or representatives, to Seller for examination and/or execution shall not in any manner bind Purchaser and no obligations on Purchaser shall arise under this Agreement unless and until this Agreement is fully signed and delivered by Purchaser and Seller.

     30. No Recording. Seller and Purchaser agree that neither this Agreement nor any memorandum thereof shall be recorded.

     31. No Personal Liability of Officers or Directors of General Partner of Seller or of Purchaser. Purchaser and Seller respectively acknowledge that this Agreement is entered into by a limited partnership as Seller and a Maryland corporation as Purchaser and each party agrees that no individual officer or director or representative of Seller or Purchaser or its partners shall have any personal liability under this Agreement or any document executed in connection with the transactions contemplated by this Agreement.

     32. No Third Party Rights. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

     33. Attorneys' Fees. If any litigation is initiated or defended by any party to the Agreement against the other party to this Agreement relating to this Agreement or the subject matter hereof, the party prevailing in such litigation shall be entitled to recover, in addition to all damages allowed and other relief, all reasonable attorneys' fees, court costs and other litigation costs incurred in connection therewith.

     34. Condition Precedent to Purchaser's Obligation to Close. Purchaser's obligation to close this transaction is subject to:

          (i) Board of Director Approval. Approval of this transaction by Purchaser's Board of Directors prior to the expiration of the Review Period.

          (ii) Representations and Warranties. All of Sellers' representations and warranties contained herein or made in writing by Seller shall have been true and correct when made and shall be true and correct as of the Closing Date, as though made at, and as of, the Closing Date, and Seller shall have executed and delivered all documents and complied with all of Seller's covenants and agreements contained in or made pursuant to this Agreement.

          (iii)Impairment of Property. No material adverse change shall have occurred in the condition or ownership of the Property or any part thereof from and after the conclusion of the Review Period. As of the Closing no part of the Property, or any interest of Seller therein, shall be encumbered by any lien, pledge, security interest, financing or due and unpaid charge, tax or other imposition (other than the Existing Loan, Permitted Exceptions and items which will be removed on or prior to the Closing Date). There shall have occurred no material adverse change in the financial condition of any tenant under any of the Leases demising 4,000 square feet or more of the Improvements (each, a "Major Lease"), and there shall be no default, or event that with the giving of notice or the passage of time or both would constitute a default, under any Major Lease.


     IN WITNESS WHEREOF, this Agreement has been duly executed by the Purchaser and the Seller hereto on the day and year set forth below opposite their respective signatures.

     Date:                              The Seller:

                                        Paseo Del Norte Plaza Associates,
                                        Limited Partnership

                                        By:  BGK Properties, Inc.
                                             General Partner

                                             By: /EDWARD M. GILBERT/
                                                 -------------------
                                             Its: President


                                        The Purchaser:
                                        The Price Reit, Inc.

                                        By: /JERALD FRIEDMAN/
                                            -----------------
                                        Its: Sr. Executive V.P.



================================================================================



                         AGREEMENT OF SALE AND PURCHASE
                            OF IMPROVED REAL PROPERTY




     THIS AGREEMENT made as of the 3rd day of April, 1998 by and between Sycamore Realty Company, Inc. (a New Mexico limited partnership, hereinafter sometimes referred to as "Sycamore" or as "Seller"), with a principal place of business at 330 Garfield Street, Suite 200, Santa Fe, New Mexico 87501 and The Price Reit, Inc., a Maryland corporation, with a principal place of business at 145 South Fairfax Avenue, Los Angeles, California (hereinafter referred to as the "Purchaser").

                                   WITNESSETH:

     WHEREAS, Sycamore is the owner of:

     a. Land. That certain real property (the "Land") described in Exhibit A hereto;

     b. Appurtenances. All rights, privileges and easements appurtenant to and for the benefit of the Land, including, without limitation, all minerals, oil, gas and other hydrocarbon substances on and under the Land, as well as all development rights, air rights, water, water rights and water stock relating to the Land and any other easements, rights-of-way or appurtenances owned by Seller and used in connection with the beneficial operation, use and enjoyment of the Land, the Leases, the Rents, the Improvements, the Intangible Property, or any other appurtenance, together with all rights of Seller in and to streets, sidewalks, alleys, driveways, parking areas and areas adjacent thereto or used in connection therewith, and all rights of Seller in any land lying in the bed of any existing or proposed street adjacent to the Land (all of which are collectively referred to as the "Appurtenances");

     c. Improvements. All improvements and fixtures located or to be located on the Land, including, without limitation, all buildings and structures presently located on the Land or to be located thereon on the Closing Date, all apparatus, equipment and appliances presently located on the Land and used in connection with the operation or occupancy thereof, such as heating and air conditioning systems and facilities used to provide any utility services, parking services, refrigeration, ventilation, garbage disposal, recreation or other services thereto, and all landscaping and leasehold improvements of tenants, if any, which become the property of the owner of the Land (all of which are collectively referred to as the "Improvements");

     d. Leases and Rents. All leases, occupancy agreements and other similar agreements to which Seller is a party or by which it is bound, together with all modifications, extensions and renewals thereof, and any guarantees of any of the foregoing with respect to or demising any part of the Land, Appurtenances or Improvements (the "Leases"), all income, receipts, funds and revenues of any kind whatsoever payable under the Leases or otherwise with respect to all or any portion of the Land, Appurtenances or Improvements (the "Rents");

     e. Personal Property. All tangible personal property located or to be located on, or situated or to be situated in and used in connection with, the Land and/or the Improvements ("Personal Property");

     f. Intangible Property. All of the interest of Seller in (i) any tangible personal property which relates to and is reasonable required for the operation and functioning of the Land, Improvements or Personal Property generally, and (ii) any and all warranties, guarantees, permits, contracts and other rights owned by Seller relating to the ownership, operation or functioning of all or any part of the Property, as defined below (including without limitation all third party guarantees and warranties, express or implied, in connection with the construction of the Improvements) and all of Seller's right, title and interest, if any, in and to the name "Sycamore Plaza" (all of the foregoing are collectively referred to as the "Intangible Property").

     All of the items described in Sections a, b, c, d, e and f above are hereinafter collectively referred to as the "Property". The items described in Sections a, b, and c above are hereinafter referred to collectively as the "Real Property".

     WHEREAS, the Seller desires to sell the Property to the Purchaser on the terms and conditions hereinafter set forth; and

     WHEREAS, the Purchaser desires to purchase the Property from the Seller and accept the terms and conditions hereinafter set forth;


     NOW THEREFORE, in consideration of the covenants, terms and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller and the Purchaser hereby agree as follows:

     1. Purchase and Sale. The Seller agrees to convey to the Purchaser, and the Purchaser agrees to purchase from the Seller the Property for the purchase price of FIVE MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS AND NO/100ths
($5,750,000) (hereinafter referred to as the "Purchase Price")   The Purchase
Price will be paid as hereinafter more particularly set forth. This sale includes all right, title and interest, if any, of the Seller, in and to the Land, Appurtenances, Improvements, Rents, Leases, Personal Property and Intangible Property.

     2. Permitted Exceptions. The Real Property will be sold and conveyed to the Purchaser and accepted by the Purchaser subject to the exceptions to title and other matters set forth herein and in Exhibit B attached hereto, in each case as approved or otherwise waived by Purchaser pursuant to Paragraph 5 hereof (hereinafter called the "Permitted Exceptions").

     3.   Purchase Price.   The Purchase Price shall be paid by the Purchaser as
follows:

     (a) FIFTY THOUSAND AND NO/100ths DOLLARS ($50,000) in good funds, certified or cashier's check, upon mutual execution of this Agreement, shall be deposited by Purchaser with Rio Grande Title Insurance Company as escrow agent ("Escrow Agent") as an initial deposit to be held in escrow by Escrow Agent pursuant to the provisions of Paragraph 3(e) hereof and as otherwise provided in the escrow agreement (the "Escrow Agreement") attached hereto (this amount hereinafter described as the "Initial Deposit").

     (b) Purchaser shall deposit TWENTY-FIVE THOUSAND AND NO/100ths DOLLARS ($25,000) in good funds, certified or cashier's check, within two business days of the expiration of the Review Period (as hereinafter defined), with the Escrow Agent, as an additional deposit to be held in escrow by Escrow Agent pursuant to the provisions of Paragraph 3(e) hereof and as otherwise provided in the Escrow Agreement (this amount, the "Additional Deposit" and together with the "Initial Deposit," hereinafter described collectively as the "Deposit")

     (c) Purchaser shall be deemed to have paid to Seller an amount equal to the outstanding principal balance of the Existing Loan, hereinafter defined, together with all accrued and unpaid interest thereon as of the Closing Date, and all late charges, penalties or other charges owing under the Existing Loan, upon Purchaser's execution and delivery of an assumption of the Existing Loan on the Closing Date as contemplated hereby.

     (d) Purchaser shall pay to Seller, through the escrow maintained by Escrow Agent pursuant hereto, on the Closing Date, immediately available funds in an amount equal to the Purchase Price, less (i) the Initial Deposit, (ii) Additional Deposit, and (iii) the outstanding principal balance of the Existing Loan together with all accrued and unpaid interest thereon, and all late charges, penalties or other charges owing under the Existing Loan, as of the Closing Date.

     (e) The parties agree that the Initial Deposit made by the Purchaser pursuant to Paragraph 3(a) above, and the Additional Deposit made by Purchaser pursuant to Paragraph 3(b) above, shall be held in escrow by Escrow Agent in an interest bearing account, approved by Purchaser (the "Escrow Account"), and the interest earned thereon shall become part of the Deposit. Upon the disposition of the Deposit under this subparagraph, or as otherwise provided in this Agreement or the Escrow Agreement, the Seller and the Purchaser agree that the Escrow Agent shall thereupon be relieved of any further responsibility with respect to the Deposit. The Seller and the Purchaser acknowledge and agree that the Escrow Agent shall have absolutely no liability in connection with the Deposit except upon breach of this Agreement or the Escrow Agreement or for gross negligence or willful misconduct or misappropriation.

     4.   Delivery of Documents.

     (a) Seller shall deliver to Purchaser a copy of its most recent survey of the Property (the "Existing Survey") and a commitment to issue an extended coverage ALTA 1970 owner's title insurance policy relating to the Property (the "Commitment"), or the New Mexico equivalent thereof, issued by Rio Grande Title Insurance Company as agent for Chicago Title Insurance Company and accompanied by copies of all documents and instruments referred to in the Commitment and copies of all existing or proposed easements, covenants, restrictions, agreements or other documents which affect the ownership of title to the Property and which are not disclosed by the Commitment for the Property, if any ( the "Exceptions").

     (b) Seller shall promptly make available for Purchaser's review the following documents, but only to the extent that the following are in Seller's possession or control or in the possession or control of Seller's Manager or affiliates:

          (i) Operating statements for the years 1996, 1997 and the current year;

          (ii) Phase I Environmental Report; and if performed, a Phase II Environmental Report;

          (iii)Certificates of Occupancy;

          (iv) Building Plans;

          (v) Copies of service contracts and agreements relating to the Property (the "Service Contracts");

          (vi) Tax statements for 1996, 1997, and to the extent available, 1998;

          (vii)Copies of all soils and hazardous materials reports, termite reports, engineering studies, topographical maps, appraisals and other reports, studies, maps and analyses with respect to the Property;

          (viii)Copies of subdivision maps and condominium plans;

          (ix) Copies of all documents and certificates from appropriate governmental authorities relating to the zoning, building and platting status of the Property;

          (x) A description of existing and proposed local improvements affecting the Property, including assessment levels;

          (xi) Copies of all correspondence with all governmental entities with respect to the Property;

          (xii)A copy of all property tax statements and assessed value notices, all approvals, permits and licenses from each governmental authority having jurisdiction over the Property as are necessary to permit full use and occupancy of the Property;

          (xiii)Copies of all tenant leases, amendments, and proposed tenant leases on the Property and all correspondence with tenants, billings, and common area maintenance charge reconciliation;

          (xiv)Copies of all plans and construction drawings for all buildings to be constructed on the Property;

          (xv) A copy of all loan documents entered into by Seller in connection with the first mortgage encumbering the Property (the "Existing Loan"); and

          (xvi)Tenant estoppels dated not more than sixty (60) days prior to the Closing Date (which shall be delivered not later than five (5) days prior to the Closing Date) in the form attached hereto as Exhibit C and otherwise reasonably satisfactory to Purchaser.

     Seller shall also deliver to Purchaser such documents, instruments, agreements, reports, records, studies or other materials or information relating to the Property in the possession of Seller or Seller's manager as Purchaser may reasonably request.

     (c) If this Agreement is terminated for any reason prior to completion of the transaction contemplated herein, Purchaser shall return to Seller all items delivered to Purchaser by Seller pursuant to Sections 4(a) and 4(b) hereof.

     (d) Promptly after receiving Purchaser's reasonable requirements therefor, Seller shall cause the Existing Survey to be updated, at its own cost and expense, to reflect the exceptions set forth in the Commitment and any additional matters that would be revealed by an accurate current survey of the Real Property. Such updated survey (the "Survey) shall be certified to Purchaser and shall be delivered to Purchaser not less than fifteen (15) days prior to the conclusion of the Review Period.

     5.   Title.    Purchaser shall be entitled to object to any exceptions
contained in the Commitment or the Survey in its sole discretion by a written notice of objections delivered to Seller no later than the expiration of the Review Period, as hereinafter defined. If Purchaser fails to deliver to Seller a notice of objections on or before expiration of the Review Period, then Purchaser shall be deemed to have waived any objection to any matters appearing in the Commitment and Survey, and thereafter all such exceptions shall be deemed to be Permitted Exceptions. Seller shall have ten (10) days from the receipt of Purchaser's notice of objections either to procure the issuance of an endorsement to the Commitment in form and substance acceptable to Purchaser, all at Seller's sole cost and expense, removing such exceptions or to provide affirmative title insurance protection for such exceptions satisfactory to Purchaser in Purchaser's sole discretion, provided that Seller shall have no obligation to undertake to cure any objection or spend money with the title company or any 3rd party to cure same unless such objection is to an exception for a monetary obligation of Seller other than the Existing Loan, in which case, Seller shall cure same. If Seller fails to notify Purchaser within two (2) days of receipt of said Purchaser's notice that Seller will either provide for the removal of such exceptions or obtain affirmative title insurance protection for such exceptions satisfactory to Purchaser in Purchaser's sole discretion within such ten (10)-day period, then this Agreement shall be terminated whereupon the Initial Deposit, and if applicable, the Additional Deposit, and all interest thereon shall be returned to Purchaser, and the parties shall be released from all further obligations under this Agreement. If Purchaser waives in writing its objections to any matters described in the notice of objections, such matters shall be deemed to be Permitted Exceptions.

     6.   Review Period.

     (a)  Purchaser shall have until 5:00 PM Mountain Time on the date thirty
(30) days after the date hereof (the "Review Period") to make an evaluation of the Property. If Purchaser elects in the exercise of its sole discretion to proceed with the purchase of the Property, Purchaser shall deliver written notice to Seller on or prior to the conclusion of the Review Period, of its intention to proceed with the purchase of the Property in accordance with the Agreement whereupon, Purchaser shall be deemed to have waived its right to terminate this Agreement in accordance with this Paragraph 6, and shall immediately deliver to the Escrow Agent the Additional Deposit. In the event that Purchaser fails to deliver such written notice on or prior to the conclusion of the Review Period, then this Agreement shall thereupon be terminated whereupon the Initial Deposit and all interest thereon shall be returned to Purchaser, and the parties shall be released from all further obligations under this Agreement.

     (b) At reasonable times and upon reasonable notice to Seller within the Review Period, Purchaser and its employees, agents and licensees shall have the right to inspect Seller's books and records with respect to the Property and to enter the Property for purposes of conducting soils, environmental and similar tests and of inspecting the Property and its components thereof. Purchaser may, at its option, retain engineers or other consultants for the purposes of performing or assisting in such tests and inspections. If Purchaser in its sole discretion is satisfied with the condition of the Property, then Purchaser may proceed with this transaction by written notice to Seller on or prior to conclusion of the Review Period of its intention to purchase the Property in accordance with the terms hereof. If such written notice is not delivered to Seller on or prior to the expiration of the Review Period, then, the Initial Deposit and all interest thereon shall be returned to Purchaser, and the parties shall be released from all further obligations under this Agreement. Seller agrees to cooperate reasonably with any such investigations, inspections, or tests (so long as such cooperation is at no expense to Seller), which cooperation shall include providing such notices to the tenants of the Property as are required by law or to permit Purchaser and its employees and agents to inspect the Property and interview tenants, provided that a representative of Seller shall have the right to be present during any interview. (Seller shall provide such representative upon written notice to Purchaser given not less than one business day prior to the proposed interview date). Purchaser shall repair and restore the Property or any part or component thereof damaged by any inspection or test conducted by or at the direction of Purchaser, and shall indemnify, protect, defend and hold Seller harmless from any loss, cost, damage, expense or liability (including reasonable attorneys' fees) arising out of property damage or injury to persons occurring during investigations or tests conducted by or at the direction of Purchaser under this Section 6(b).

     7.   Closing.

     (a) The closing of the purchase and sale of the Property shall take place at the offices of the Escrow Agent, or at such other place as the parties may hereafter agree in writing no later than fifteen (15) days after the expiration of the Review Period or at such earlier date as may be agreed to in writing by Seller and Purchaser (herein called the "Closing Date").

     (b) On the Closing Date, Seller shall deliver to Purchaser the following, duly executed and acknowledged if required:

          (i) A Special Warranty Deed conveying to Purchaser fee simple title to the Property free and clear of all matters created by, through or under Seller, and subject in any event to the Permitted Exceptions (the "Deed") in the form attached as Exhibit D;

          (ii) A Bill of Sale conveying all of Seller's right, title, and interest in and to the Personal Property in the form attached as Exhibit E;

          (iii)An Assignment and Assumption of the Leases, Contracts and Intangibles assigning all of Seller's right, title and interest in and to all assignable Service Contracts (to the extent Purchaser desires to accept the assignment thereof), intangible property, if any, and the Leases, in the form attached hereto as Exhibit F (the "Assignment of Leases"), together with notices in the form required by law, and reasonably acceptable to Purchaser, executed by Seller, to the tenants under the Leases notifying them of the change in ownership of the Property;

          (iv) A settlement statement to be prepared by Escrow Agent;

          (v) An affidavit of Seller under the penalty of perjury stating Seller's United States taxpayer identification number and that Seller is not a foreign person as defined in Internal Revenue Code Section 1445;

          (vi) Tenant estoppel certificates in form reasonably acceptable to Purchaser from tenants occupying not less than eighty-five (85%) percent of the rentable square footage of the Property including estoppel certificates from each of the anchor tenants listed with an asterisk on Exhibit G. If Seller is unable to procure estoppel certificates from such anchor tenants and otherwise totalling eighty-five (85%) percent of the rentable square footage of the Property, Purchaser may terminate this Agreement. Seller furnish Purchaser with an estoppel certificate covering any such Lease(s) for which an estoppel certificate has not been obtained from the tenant(s) certifying as to the matters set forth in the form of tenant estoppel certificate attached hereto as Exhibit "C" which Seller certificate may be accepted by Purchaser, in its sole discretion. Upon subsequent delivery to Purchaser of any missing tenant estoppel certificate in the form required herein within no adverse disclosure therein, Seller's estoppel certificate shall be null and void and Purchaser shall cancel Seller's estoppel certificate executed in lieu thereof and return such canceled Seller's estoppel certificate to Seller.

          (vii)All documents reasonably required by the title insurance company issuing the Policy to complete the Closing, including but not limited to those documents required by the title insurance company from Seller for the issuance of an ALTA Extended Coverage Policy of Title Insurance. In addition, Seller shall provide UCC searches showing that there are no UCC filings in the name of Seller or Seller's general partner or otherwise affecting Seller's interest in the Property or, if there are such filings, Seller covenants and agrees the same shall be removed at or prior to the Closing.

          (viii)All keys and entrance cards used on any part of the Property in Seller's possession or control; and

          (ix) All original leases, amendments thereto and tenant correspondence files and Service Contracts.

          (x) Originals or copies of any warranties and guaranties received by Seller and to be assigned to Purchaser, from any contractors, subcontractors, suppliers or materialmen in connection with any construction, repairs or alterations of the Improvements or any tenant improvements;

          (xi) Originals or copies of all certificates of occupancy, licenses and permits for the Improvements;

          (xii)All existing as-built plans and specifications for the Improvements in the possession of Seller or its manager;

          (xiii) Complete originals of the Leases with respect to the Property and copies of all records, books of account, ledgers, statements and other business records relating to the ownership and operation of the Property and/or the administration of the Leases, in whatever mode maintained, including information contained on computer disks.

     (c) Purchaser may waive compliance on Seller's part under any of the foregoing items by an instrument in writing.

     (d) On the Closing Date, Purchaser shall deliver to Escrow Agent the following, duly executed and acknowledged if required:

     The balance of the Purchase Price, in accordance with the terms set forth in Paragraph 3 above, adjusted to reflect any prorations pursuant to Paragraph 9;

     The Assignment of Leases;

     An assumption agreement with respect to Seller's obligations under and with respect to the Existing Loan in form and substance reasonably acceptable to Purchaser; and

     A settlement statement to be prepared by Escrow Agent

     (e) Provided that Escrow Agent has received all of the items required to be delivered pursuant to this Agreement (or a waiver from the party for whose benefit such item is being delivered) and that it has not received prior written notice from Purchaser that Purchaser has elected to terminate its rights and obligations hereunder, and provided that Purchaser has received the Commitment subject only to the Permitted Exceptions and conditioned solely upon recordation of the Deed, Escrow Agent is authorized and instructed (i) with respect to the Property, to record the documents delivered to the Escrow Agent in accordance with recording instructions set forth in a letter to be delivered to Escrow Holder by Purchaser (or if no such letter is received prior to the closing, in accordance with customary practice), (ii) to deliver those other documents and instruments delivered into Escrow to the party for whose benefit such documents or instruments were made and (iii) to deliver the Purchase Price, as adjusted pursuant to Section 9 hereof, upon receiving confirmation of recording.

     8. Expenses. Seller shall pay all documentary, stamp or other transfer taxes relating to the real, personal or intangible property. Seller shall pay the premium for a standard Title Insurance Policy and the Survey. Purchaser shall pay for the extra premium for extended coverage under such title policy. Purchaser shall pay for the cost of a new Phase I Environmental Study (if
desired).   Escrow costs charged by the Escrow Agent shall be shared equally by
Seller and Purchaser. All other closing costs shall be allocated between Purchaser and Seller by Escrow Agent in accordance with practice and custom for commercial real estate closings in Albuquerque, New Mexico. The Purchaser shall pay the fees of the Purchaser's attorney, and any other closing expenses incurred by the Purchaser, but not including, however, the real estate brokerage commission payable to the Broker (as hereinafter defined) upon the closing of title, which shall be paid by the Seller as provided in Paragraph 13 hereof.
The Seller shall pay the fees of the Seller's attorney, and any other closing expenses incurred by the Seller, and the costs and expenses required to be paid by Seller as provided in Paragraph 16 hereof.

     9. Closing Prorations. The following items shall be prorated and adjusted between the Seller and the Purchaser as of midnight on the day preceding the Closing Date:

     (a) Rents. All rents and other receipts actually received in the month in which the Closing occurs shall be prorated as of the Closing. Purchaser shall use reasonable efforts after the Closing to collect delinquent rents for the period up to the Closing, provided, however, that all collections shall be applied first to periods commencing after the Closing, and then to periods prior to the Closing. Percentage Rents (if any) shall be prorated by Purchaser when received by Purchaser, based on twelve thirty (30) day months.

     (b) Common Area Maintenance Charges. All reimbursable expenses (other than items described under the next succeeding paragraph) shall be reconciled at Closing, such that if Seller has collected sums in excess of its reimbursable expenses under the Leases, Seller shall pay such excess to Purchaser. In the event that such reconciliation shows that Seller has collected less than its incurred reimbursable expenses under the Leases, Purchaser shall remit the shortfall to Seller, when and to the extent actually collected from tenants (with such collections applied first to amounts due to Purchaser, and then to Seller) not later than the expiration of three months after the conclusion of the twelve-month period then in progress with respect to the budgeting of such expenses under the Leases.

     (c) Taxes. Real estate taxes, recurring assessments, and personal property taxes, if any, on all or any portion of the Property, based on the regular and supplemental tax bills for the calendar year in which the Closing occurs (or, if such tax bill has not been issued as of the date of Closing the regular and supplemental tax bill for the calendar year preceding that in which the Closing occurs) shall be prorated as of the Closing. If any supplemental real estate taxes are levied for any period preceding the Closing, the parties will, immediately after the closing or the issuance of the supplemental real estate tax bill (whichever last occurs), prorate between themselves, in cash, without interest and to the date of the Closing Date, the supplemental real estate taxes shown by such bill.

     (d) Utilities. Unless such items are subject to proration under subparagraph (b) above, all utilities, including gas, water, sewer, electricity, telephone and other utilities supplied to the Property shall be read as of the Closing Date. Seller shall pay, prior to the Closing Date, all such amounts for which a bill has been received or for which service was rendered prior to the Closing Date.

     (e) Service Contracts. Amounts payable under Service Contracts which are not being terminated shall be prorated on an accrual basis. Seller shall pay, prior to the Closing Date, all such amounts for which a bill has been received or for which service was rendered prior to the Closing Date. Seller shall deliver to Escrow, for the benefit of Purchaser, evidence of the cancellation or termination of all Service Contracts other than those to be assumed by Purchaser in its discretion, and Seller shall be responsible for all such cancellation costs.

     (F) Improvement Lien Assessments. All improvement lien assessments shall be paid in full by Seller at Closing.

          (i) Other Items. All other proratable items, including without limitation licenses and permits being assumed by Purchaser (if any; provided that in no event shall Purchaser assume any indemnification obligations of Seller) and other income from, and expenses associated with, the Property shall be prorated between Purchaser and Seller as of the Closing

          (ii) All outstanding tenant finish and improvement costs, architect fees, space planning and design fees, leasing commission costs and all other tenant concessions, costs, expenses and legal fees (collectively, "Lease Expenses") paid or incurred in connection with Leases or amendments thereof executed prior to the date hereof shall be the responsibility of Seller. Any Lease Expenses paid or incurred in connection with Leases or amendments thereof executed on or after the date hereof in accordance with Paragraph 15.6 hereof, including third party referral fees with respect to Leases or other rental agreements (including, without limitation options, renewals and extensions) and legal fees directly related to such leasing payable by Purchaser pursuant to Paragraph 15.6 hereof, shall be the responsibility of Purchaser. Seller shall receive a credit at Closing for any such Lease Expenses for which Purchaser is responsible and which have been paid by Seller prior to the Closing Date. Notwithstanding the foregoing, Purchaser shall be solely responsible for the payment of all Lease Expenses payable in connection with any options, renewals, extensions, or otherwise, accruing or arising under Leases and amendments thereof (whether executed before or after the Closing Date) after the Closing Date provided that such Lease Expenses have been disclosed either, in the written Lease delivered by Seller to Purchaser, by Seller in this Agreement, or otherwise approved in writing by Purchaser.

     Purchaser and Seller's obligation to prorate shall survive the Closing for a period of one (1) year (unless within such time Purchaser or Seller makes a claim against the other party to this Agreement with respect to such obligation to prorate, in which case such obligation shall survive without limitation), and Purchaser and Seller shall use good faith efforts to conclude prorations with respect to percentage rent and common area maintenance charges as soon as practicable after the determination of the amounts thereof. Notwithstanding the foregoing, in the event that any of the tenants at the Property challenge any expense pass-throughs or reimbursable expense reconciliations with respect to any period prior to the Closing, Seller hereby agrees that it shall be solely responsible to repay to such tenant any overpayments by such tenant, and shall repay such overpayments (and any other amounts owing by the landlord under the relevant lease and relating to such overpayment, including without limitation audit costs and interest, if applicable) to such tenant within ten (10) days after the determination of the amount thereof. Seller hereby indemnifies Purchaser from and against any and all loss, costs and expense incurred by Purchaser as a result of any such overpayments by tenants. Seller's obligations under the immediately preceding two sentences shall survive the Closing without limitation. Nothing in the Assignment of Leases shall be construed to amend, modify or diminish in any way the provisions of this Section 9.

     At Closing, Seller shall deliver to Purchaser, all contracts, Leases and leasing correspondence, receipts for deposits, and unpaid bills which pertain to the Property, together with all advertising materials, booklets, and keys, if any, used in the operation of the Property other than those items delivered to Purchaser on or before the Closing as provided for herein. Except as expressly set forth herein, Seller makes no representations regarding the existence or adequacy of such documents or items for use in management or operation of the Property. The foregoing shall not include the separate books, records, correspondence and other documentation of Seller located at its offices except to the extent they relate to the Property.

     The net amount of all prorations and adjustments shall be credited or debited, as the case may be, against the Purchase Price payable at the Closing pursuant to Paragraph 3 above.. The Purchaser hereby acknowledges that it has no right, title or interest in or to any refunds which may hereafter be payable to the Seller, or the tenants, in respect of real estate taxes, water or sewer charges or other assessments which accrued and related to the period prior to the Closing Date. To the extent that such refunds are paid to Seller and are due to tenants, Seller does hereby covenant and agree that it shall, upon receipt thereof, reimburse tenants for their applicable share of such refunds.

     10.  Payment of Liens.   If, on or before the Closing Date, there be any
other liens or encumbrances which the Seller is obligated to pay and discharge, the Seller may use any portion of the Purchase Price to satisfy the same. The existence of any such taxes or other liens and encumbrances shall not be deemed objections to title if the Seller shall take such steps as shall be necessary to cause the title company insuring the title of the Property in favor of the Purchaser (herein called the "Title Company") to omit same or to insure against collection of same out of the Property.

     11.  Representations by Seller.    All understandings and agreements
heretofore had between the parties hereto are merged in this Agreement, which alone fully and completely expresses their agreement. The Purchaser is entering into this Agreement not relying upon any statement or representation not embodied in this Agreement made by any person. Prior to the expiration of the Review Period, the Purchaser will have had an opportunity to inspect the Property. Neither the Seller nor any persons purporting to act for the Seller has made or now makes any representations or warranties as to the physical condition, income, expense, operation or any other matter of thing affecting or relating to the Property, except as herein specifically set forth. The Seller is not liable or bound in any manner by any financial statements or written agreements or statements, or representations which have been made, or any real estate brokers' "set-ups" or information pertaining to the Property furnished, by any real estate broker, agent or employee, servant or other persons. Except as otherwise provided herein, but without in any way limiting the generality of the foregoing, the Purchaser further acknowledges and agrees that in entering into this Agreement and purchasing the Property:

          (i) the Seller and has not made, will not and does not make any warranties or representations, whether express or implied, with respect to the Property, the value, profitability or marketability thereof; and

          (ii) the Seller has not and will not make any warranties with respect to the Property, whether express or implied, of merchantability, habitability or fitness for a particular use; and

     Notwithstanding the foregoing provisions of this paragraph 11, the Seller does hereby make the following representations to the Purchaser effective as of date of this Agreement and again as of the Closing Date which Purchaser is entitled to rely upon:

     As used herein and elsewhere in this Agreement, the term "Seller's actual knowledge" shall mean the actual knowledge of each of Ms. Laura Cordova and Linda Guiterrez, without any duty of investigation of any kind. Seller represents and warrants that the foregoing persons are the only persons employed by Seller or its manager with day-to-day managerial or supervisorial authority over the Property.

     11.1 Authority. Seller is duly organized and validly existing under the laws of the jurisdiction of its organization, is duly qualified to conduct business and own real property in the State of New Mexico, and has all requisite power to own all of its properties and assets and to carry on its business as presently conducted. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby has been duly and validly authorized by all necessary action of Seller and the Agreement and all other agreements contemplated thereby are and will be valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights and general principles of equity.

     11.2 Title Seller holds fee simple title to the Property, and to Seller's actual knowledge, such fee simple title is free and clear of all liens, encumbrances, security interests, charges, adverse claims and other exceptions to title, except for the Leases, Service Contracts, Existing Loan matters of record, matters disclosed by the Survey and the Permitted Exceptions. Nothing in the Deed shall be construed to amend, modify or diminish the effectiveness or survival of the foregoing representation.

     11.3 The Leases. A list of the current Leases is set forth in the rent roll attached hereto as Schedule G (the "Rent Roll"). The economic information contained in the Rent Roll is accurate and consistent with Seller's records (as they relate to the Property), which records have been maintained by Seller in accordance with good property management standards. The noneconomic information contained in the Rent Roll is accurate and consistent in all material respects with Seller's records (as they relate to the Property), which records have been maintained by Seller in accordance with good property management standards. True, complete and correct copies of the Leases and all amendments and modifications thereto have been delivered to Purchaser. Except for the Leases set forth in the Rent Roll, there are no other leases, licenses or other agreements affecting the occupancy of the Property. With respect to each Lease:
(i) the Lease is in full force and effect, and constitutes the valid and binding legal obligation of Seller and the respective tenant, enforceable against each of them in accordance with its terms; (ii) there are no understandings, oral or written, between the parties to the Lease which in any manner vary the obligations or rights of either party as set forth in the Lease (and all amendments thereto delivered to Purchaser); (iii) except as indicated on the Rent Roll, there is no default by Seller under the Lease, there is no default by the tenant under the Lease with respect to payment of base rent and reimbursable expenses and to Seller's knowledge, there is no other default by the tenant under the Lease, and (iv) no rent or additional rent under the lease has been paid for more than thirty (30) days in advance of its due date.

     11.4 No Litigation or Adverse Events. Seller has received no written notice of, and to Seller's actual knowledge, there are no pending or threatened investigations, actions, suits, proceedings or claims against or affecting Seller or the Property, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, agency, or instrumentality, domestic or foreign.

     11.5 Compliance with Laws. To the best of Seller's knowledge, Seller is in compliance in all material respects with all applicable laws, ordinances, rules and regulations (including without limitation those relating to zoning and the Americans With Disabilities Act) applicable to the ownership or operation of the Property. Seller has not received from any insurance company or board of fire underwriters any notice, which remains uncured, of any defect or inadequacy in connection with the Property or its operation.

     11.6 No Defaults in Other Agreements. To Seller's actual knowledge, neither Seller nor any other party is in material default under any Service Contract affecting the Property, and no event exists which, with the passage of time or the giving of notice or both, will become a material default thereunder on the part of the Seller or any other party thereto. To Seller's knowledge, Seller is in compliance in all material respects with the terms and provisions of the covenants, conditions, restrictions, rights-of-way or easements affecting the Property.

     11.7 Eminent Domain. To Seller's actual knowledge, there is no existing or proposed or threatened eminent domain or similar proceeding, or private purchase in lieu of such a proceeding which would affect the Property in any material way.

     11.8 Licenses, Permits, CO's, Zoning, etc. To Seller's actual knowledge, all permits, certificates of occupancy, business licenses and all other notices, licenses, permits, certificates and authority required as of the date hereof and as of the Closing Date in connection with the use or occupancy of the Property have been obtained and are in full force and effect and in good standing.

     11.9 Taxes and Assessments. All real property taxes, and all Seller's personal property taxes, relating to the Property, excepting those for the current tax year which are not yet overdue (i.e., which are still payable without interest or penalty), have been paid in full.

     11.10 Environment. (i) Seller has not engaged in any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials (whether legal or illegal, accidental or intentional) on, under, in or about the Property, or transported any Hazardous Materials to, from or across the Property, except in all cases in material compliance with Environmental Requirements and only in the course of legitimate business operations at the Property (which shall not include any business primarily or substantially devoted to the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of Hazardous Materials); (ii) to Seller's actual knowledge, no tenant, occupant or user of the Property, nor any other person, has engaged in or permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any material way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials (whether legal or illegal, accidental or intentional) on, under, in or about the Property, or transported any Hazardous Materials to, from or across the Property, except in all cases in material compliance with Environmental Requirements and only in the course of legitimate business operations at the Property (which shall not include any business primarily or substantially devoted to the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of Hazardous Materials); (iii) to Seller's actual knowledge, no Hazardous Materials are presently constructed, deposited, stored, or otherwise located on, under, in or about the Property except in all cases in material compliance with Environmental Requirements and only in the course of legitimate business operations at the Property (which shall not include any business primarily or substantially devoted to the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of Hazardous Materials); (iv) to Seller's actual knowledge, no Hazardous Materials have migrated from the Property upon or beneath other properties; and (v) to Seller's actual knowledge, no hazardous Materials have migrated or threaten to migrate from other properties upon, about or beneath the Property.

     As used herein:

     "Environmental Requirements" shall mean all applicable present statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including, without limitation: (i) all requirements, including but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of "Hazardous Materials," chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, ground water or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials, or wastes, whether solid, liquid or gaseous in nature; and (ii) all requirements pertaining to the protection of the health and safety of employees or the public.

     "Hazardous Materials" shall mean (i) any flammable, explosive or radioactive materials, hazardous wastes, toxic substances or related materials including, without limitation, substances defined as "hazardous substances," "hazardous materials," "toxic substances" or "solid waste" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1801, et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.; and in the regulations adopted and publications promulgated pursuant to said laws; (ii) those substances listed in the United States Department of Transportation Table (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 C.F.R. Part 302 and amendments thereto); (iii) those substances defined as "hazardous wastes," "hazardous substances" or "toxic substances" in any similar federal, state or local laws or in the regulations adopted and publications promulgated pursuant to any of the foregoing laws or which otherwise are regulated by any governmental authority, agency, department, commission, board or instrumentality of the United States of America, the State of New Mexico or any political subdivision thereof, (iv) any pollutant or contaminant or hazardous, dangerous or toxic chemicals, materials, or substances within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended; (v) petroleum or any by-products thereof; (vi) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. Sections 2011 et seq., as amended, and in the regulations adopted and publications promulgated pursuant to said law; (vii) asbestos in any form or condition; and (viii) polychlorinated biphenyls.

     11.11     Physical Condition.   To Seller's actual knowledge, there is no
structural defect in the Improvements which would cost in excess of $10,000 to repair.

     11.12     Employees.  Seller has no employees.

     11.13 Mechanic's Liens. All bills and claims for labor performed and materials furnished to or for the benefit of the Property currently due and contracted for by Seller or its manager have been paid in full, and there are no mechanic's or materialmen's liens (whether or not perfected) on or affecting the Property as a result of labor performed or materials furnished and contracted for by the Seller or its manager.

     11.14 Operating Statements. To Seller's actual knowledge, the financial statements delivered by Seller to Purchaser fairly present the profit or loss from the management and operation of the Property for the periods covered thereby and, in all material respects, accurately reflect all rents and other gross receipts, and all amounts paid by Seller for electricity, water, sewer, other utility services, insurance, fuel, maintenance and repairs (whether capitalized or expensed), real estate taxes, payroll and payroll taxes and all other operating and other expenses associated with the Property.

     11.15 Disclosure. No representation or warranty of Seller in this Agreement, or any information, statement or certificate furnished or to be furnished by Seller or at Seller's direction pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or shall contain any materially untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements contained therein not misleading. To Seller's knowledge, there is no material misstatement or omission in the copies of contracts, agreements and other documents delivered by Seller in connection with the transactions contemplated hereby.

     11.16 No Leases of Property or Assets. No material portion of the Personal Property or fixtures with respect to the Property (other than fixtures owned or installed by tenants) is leased by the Seller as lessee.

     11.17 Contracts, Commissions. Seller has delivered to Purchaser true, complete and correct copies of all Service Contracts. Except as set forth on Exhibit H, there are no brokerage commissions payable upon the renewal, extension or exercise of any option under any of the leases.

     The representations and warranties set forth in this Section 11 shall survive the execution and delivery of this Agreement, the delivery of the Deed and transfer of title to the Property, until the date that is one year after the Closing Date; provided however, that in the event Purchaser makes a written claim against Seller with respect to any representation or warranty prior to the date which is one year after the closing date, then such representation or warranty shall survive without limitation as to such written claim.

     Notwithstanding anything contained in this Agreement to the contrary, all of the representations, warranties and certifications (the "Representations") which are made by Seller and set forth herein or in any of the documents or instruments required to be delivered by Seller hereunder, shall be subject to the following conditions and limitations: (i) there shall be no liability on the part of Seller, after the Closing, for breaches of representations of which Purchaser had actual knowledge prior to the Closing; and (ii) in the event that, after the date hereof and prior to the time of Closing, during the course of Purchaser's inspections, studies, tests and investigations conducted pursuant to
Section 6 hereof, or through other sources, Purchaser gains actual knowledge of a fact or circumstance which, by its nature, indicates that a Representation was or has become untrue or inaccurate, and such fact or circumstance was not intentionally withheld from Purchaser by Seller with the intent to defraud Purchaser, then Purchaser shall have the right to (a) declare this Agreement terminated, in which event the Deposit and all interest thereon shall be returned to Purchaser, or (b) in the alternative commence an action for specific performance of this Agreement by Seller, or (c) commence an action for actual damages against Seller, which damages shall be limited to One Hundred Thousand Dollars and no/100ths ($100,000) except in the case of an intentional breach of this Agreement by Seller. As used in this paragraph, "actual knowledge" or words of similar import with respect to Purchaser shall mean the actual knowledge of Jerald Friedman, Larry Kronenberg or Daniel Slattery.

     SUBJECT TO THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN THIS AGREEMENT, AND EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLER MAKES NO REPRESENTATION, CERTIFICATION OR WARRANTY OF ANY KIND, INCLUDING ANY REPRESENTATION, CERTIFICATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE CONDITIONS OR STATE OF REPAIR OF THE REAL ESTATE, PERSONAL PROPERTY, OR ANY PORTION THEREOF, OR OF VISIBLE OR HIDDEN DEFECTS IN MATERIAL, WORKMANSHIP OR CAPACITY OF THE REAL ESTATE, PERSONAL PROPERTY, OR ANY PORTION THEREOF, AND THERE ARE NO IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AS TO THE REAL ESTATE, PERSONAL PROPERTY, OR ANY PORTION THEREOF EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT. EXCEPT AS PROVIDED IN THIS AGREEMENT, DELIVERY OF THE REAL PROPERTY AND PERSONAL PROPERTY AT CLOSING WILL BE "AS IS, WHERE IS" AND WITH ALL FAULTS, AND, EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, SELLER HAS DISCLAIMED ANY EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO THE MERCHANTABILITY PHYSICAL CONDITION OR FITNESS FOR PARTICULAR USE OR PURPOSE OF THE REAL ESTATE AND PERSONAL PROPERTY.

     13.  Limitation of Seller's Liability.

     If the Seller shall be unable to convey good and indefeasible title subject to and in accordance with this Agreement, or fails to deliver such title in accordance with the terms and conditions of this Agreement, or any of the Seller's representations made herein shall prove to be false in any material respect, the Purchaser shall have the right to: (a) declare this Agreement terminated, in which event the Deposit and all interest thereon shall be returned to Purchaser and this Agreement, and the parties obligations hereunder, shall be terminated and shall have no force or effect, (b) commence an action for specific performance of this Agreement against Seller or (c) commence an action for actual damages against Seller, which damages shall be limited to One Hundred Thousand and no/100ths Dollars ($100,000), except in the case of an intentional breach of this Agreement by Seller. The Seller shall not be required to bring any action or proceedings or otherwise incur any expenses to render title to the Property indefeasible except as required by Paragraph 5 hereof. The Purchaser may, nevertheless, accept such title as the Seller may be able to convey, without a reduction of the Purchase Price or credit or allowance against the same and without further liability on the part of Seller, except in the case of an intentional breach of this Agreement by Seller.

     13.  Brokerage.     The Purchaser represents that no broker, licensed or
otherwise, brought the Property to the attention of the Purchaser or had any communication with the Purchaser in regard to same except Jones Lang Wooten ("Broker"). If any claim is made for brokerage commissions as a result of the acts of the Purchaser (other than a claim from Broker), the Purchaser hereby agrees to indemnify the Seller against, and to defend and hold the Seller harmless from any and all claims for brokerage commissions by other than Broker and for any legal fees and expenses incurred in defending such claims. The Purchaser agrees that the foregoing representation and indemnity shall survive the delivery of the Deed without limitation and shall inure to the benefit of the Seller and to the Seller's successors and assigns. The Seller represents that no broker, licensed or otherwise, has been retained by Seller except Broker. The Seller agrees to pay any and all commissions due to the Broker. If any claim is made for brokerage commissions by Broker or as a result of the acts of the Seller, the Seller hereby agrees to indemnify the Purchaser against, and to defend and hold the Purchaser harmless from any and all claims for brokerage commissions and for any legal fees and expenses incurred in defending such claims. The Seller agrees that the foregoing representation and indemnity shall survive the delivery of the Deed without limitation and shall inure to the benefit of the Purchaser and to the Purchaser's successors and assigns.

     14. Liquidated Damages. If this transaction is not consummated by reason of a default by Purchaser hereunder, then Seller shall retain the Deposit and all interest thereon as full compensation for its damages and as it sole remedy, except that Seller shall be entitled to exercise any rights or remedies it may have by virtue of any indemnity created or granted herein. If this transaction is not consummated by reason of a default by Seller hereunder, Purchaser shall have the right to: (a) declare this Agreement terminated, in which event the Deposit and all interest thereon shall be returned to Purchaser, (b) commence an action for specific performance of this Agreement against Seller or (c) commence an action for actual damages against Seller, which damages shall be limited to One Hundred Thousand Dollars and no/100ths ($100,000) except in the case of an intentional breach of this Agreement by the Seller.

     15. Pre-Closing Management and Operation. From the execution of this Agreement through the Closing:

     15.1 Maintenance. In addition to Seller's other obligations hereunder, Seller shall, upon and after the date of this Agreement and to and including the Closing Date, at Seller's sole cost and expense, maintain the Property in the ordinary course of business consistent with past practice, pay all taxes, assessments, fines, penalties, charges and other operating expenses, and shall make all repairs, maintenance and replacements of the Improvements and any Personal Property and otherwise operate the Property in its ordinary and customary manner, and otherwise in the same manner as before the making of this Agreement, the same as though Seller were retaining the Property. Seller shall not make any alterations to the Property without first receiving Purchaser's prior written consent thereto.

     15.2 Agreements. After the date hereof, without Purchaser's prior written consent (which will not be unreasonably withheld) in no event shall Seller enter into any agreement or contract with respect to the Property (other than a lease, which shall be governed by the relevant other provisions of this Agreement) which is not terminable on thirty (30) days' prior notice (without premium or penalty).

     15.3 Encumbrances. Seller shall not, in between the date of this Agreement and the Closing Date, mortgage, encumber or suffer to be encumbered all or any portion of the Property, which encumbrances would survive the Closing Date, without the prior written consent of Purchaser.

     15.4 Consents and Notices. Seller and Purchaser shall cooperate with each other and exercise commercially reasonable efforts to obtain as of the Closing Date, all consents from, and provide all notices to, any third party and any governmental or regulatory authority which are required pursuant to any Contract or any applicable laws as a condition to or in connection with the execution, delivery or performance of this Agreement or other documents and instruments contemplated thereby.

     15.5 Audit Cooperation. Seller hereby agrees to cooperate with Purchaser at no cost or expense in producing audited financial statements for the Property for such periods as may be requested by Purchaser. Such cooperation shall include, without limitation, the execution and delivery by Seller to Purchaser's auditors of such confirmations and letters as such auditors may reasonably require.

     15.6 Leases. To the extent that any new leasing proposals are given serious consideration by Seller, Seller agrees to provide Purchaser with information in its possession and with regular updates regarding such proposals, including without limitation a list of all Leasing Expenses incurred in connection therewith. After the date hereof, provided the Agreement has not been terminated, the Purchaser shall have the right to review and approve any additional leasing. The parties agree that if the Purchaser has approved any new lease(s) and said lease(s) is/are fully executed after the date hereof and prior to Closing, that: (i) Purchaser agrees to be bound as landlord subsequent to Closing; (ii) Purchaser shall pay to Seller at Closing all Leasing Expenses incurred in connection therewith, so long as such Leasing Expenses were disclosed to Purchaser prior to Purchaser's approval of such Lease, and any sums expended by Seller and disclosed to Purchaser prior to Purchaser's approval of such lease for tenant improvements and (iii) Purchaser shall assume responsibility to complete all landlord's obligations after Closing set forth in such Lease.

     16.  Existing Mortgage.   Without limiting the generality of any other
provision of this Agreement:

     (a) the Seller discloses to the Purchaser that, as more particularly set forth in the loan documents heretofore delivered to Purchaser (the "Loan Documents"), the Property is subject to a mortgage and related security documents securing the Existing Loan from MetLife Capital Financial Corporation to Seller, (with a current outstanding principal balance of approximately $1,868,592.63) which Loan Documents provide, among other things that: (i) the Seller's interest in the Property may not be sold, transferred or assigned without the prior written consent of the holder of the Existing Loan (the "Sycamore Mortgagee"); (ii) the Seller has a one-time right to transfer its interest in the Property subject to "Transfer Closing Conditions" (as defined in the Loan Documents); and (iii) the Loan may be prepaid, in whole, but not in part, subject to the payment of a prepayment premium ("Prepayment Premium Amount") described in the Loan Documents at any time after January 1, 2002.

     (b) It shall be a condition to Closing, running in favor of Purchaser and Seller, that any and all conditions in the Loan Documents, or otherwise imposed by the Sycamore Mortgagee, to assumption of the Existing Loan including, without limitation, execution of assumption agreements, be satisfied. Seller hereby agrees to pay (i) any and all assumption fees; (ii) all costs and expenses incurred by the Sycamore Mortgagee in connection with such assumption (including without limitation all escrow fees, attorneys fees and title insurance premiums), and (iii) if the Sycamore Mortgagee requires that Purchaser purchase the Property through a so-called bankruptcy remote entity, up to $10,000 in attorneys fees, costs and expenses incurred by Purchaser in connection therewith.

     (c) Seller shall provide to Purchaser on or before the expiration of the Review Period a written consent (the "Sycamore Mortgagee Consent") which shall be the written approval of the Sycamore Mortgagee to Seller's sale of the Property to Purchaser, and Purchaser's assumption of the Existing Loan, which approval shall be addressed to Seller and Purchaser, shall specify the amount of any assumption fees and/or any other conditions to such approval and assumption, and shall specify that on closing of such sale and satisfaction of such conditions, Sycamore, its offices, directors, shareholders and Edward M. Gilbert, Fred Kolber and Ed Berman (collectively, the "Liable Parties") shall be relieved and released from any and all obligations and liabilities under or with respect to the Loan Documents from and after the Closing Date. Purchaser will cooperate with Seller and the Sycamore Mortgagee and use reasonable efforts during the Review Period to obtain the consent of the Sycamore Mortgagee to the sale of the Property to Purchaser and assumption of the Existing Loan. Seller will cooperate with Purchaser and the Sycamore Mortgagee and will coordinate with Purchaser any communications with the Sycamore Mortgagee so that Purchaser shall have the opportunity to approve all written communications with the Sycamore Mortgagee and be present at all meetings. Seller understands and acknowledges that Purchaser shall have no obligation to purchase the Property unless and until Purchaser shall have received a written instrument executed by the Sycamore Mortgagee, in form and substance reasonably acceptable to Purchaser, affirming the outstanding principal balance and unpaid fees and expenses under the Existing Loan, affirming that there are no defaults under or with respect to the Existing

     Loan, approving the assumption of the Existing Loan by Purchaser, affirming that no action by Seller or the Liable Parties on or after the Closing Date could cause a default under the Existing Loan, and approving of Seller's pending merger with Kimco Realty Co.

     17. Notices. Notices, requests and other communications under this Agreement shall be in writing and shall be deemed to have been given upon (i) hand delivery, (ii) receipt by mail, postage prepaid, return receipt requested (as evidenced by an executed return receipt), or refusal of delivery thereof,
(iii) upon receipt from any reliable overnight courtier service, or (iv) upon electronic confirmation of receipt of facsimile transmission addressed as follows:

If to the Purchaser:          The Price Reit, Inc.
                              145 South Fairfax Ave.
                              4th Floor
                              Los Angeles, CA  90036
                              Attn:  Jerald Friedman
                              Phone:  (213) 937-8200
                              Fax:  (213) 937-8175

With a Copy to:               Gibson, Dunn & Crutcher LLP
                              333 S. Grand Avenue
                              Los Angeles, CA  90071
                              Attn:  William R. Lindsay
                              Phone:  (213) 229-7000
                              Fax:  (213) 229-7520

If to Seller:                 Sycamore Realty Company, Inc.
                              c/o BGK Properties, Inc.
                              330 Garfield Street, Suite 200
                              Santa Fe, NM 87501
                              Att:  Edward M. Gilbert
                              Phone:  (505) 982-2184
                              Fax: (505) 982-2515

     or at such other address of which the Seller or the Purchaser shall have given notice to the other as herein provided.

     18.  Casualty or Condemnation.     If, prior to the Closing, all or any
material portion of the Property shall be destroyed or damaged, or if, prior to the Closing, any portion of the Property shall be subjected to a threat of condemnation, or shall become the subject of any proceedings, judicial, administrative, or otherwise, with respect to a taking by eminent domain or condemnation, Seller shall promptly notify Purchaser thereof, and Purchaser, at its option, may, within fifteen (15) days after receipt of such notice thereof, cancel this Agreement by written notice, in which event the parties hereto shall be relieved and released of and from any further duties, obligations, rights, or liabilities hereunder, and the Deposit and all interest thereon shall be returned to Purchaser. If the Closing Date is within the aforesaid fifteen (15) day period, then the Closing shall be extended to the next business day following the end of said fifteen (15) day period. If under such circumstances Purchaser elects to complete the transactions contemplated in this Agreement, or if less than a material portion of the Property is destroyed or damaged, this Agreement shall remain in full force and effect, and the purchase contemplated herein, less any portion of the Property destroyed or damaged or taken by eminent domain or condemnation, shall be consummated with no further adjustment or modification, and at the Closing, Seller shall assign, transfer, and set over to Purchaser all the right, title, and interest of Seller in and to any insurance proceeds resulting from any casualty or any awards that have been or may thereafter be made for any taking or condemnation, and Purchaser shall receive a credit at the Closing in the amount of any proceeds received in accordance with this Section 18 and in the amount of any deductible provided for in Seller's insurance policy.

     A "material portion" of the Property shall be deemed taken or subject to a casualty if (i) the cost to repair or replace such portion exceeds $100,000,
(ii) Purchaser determines that the Property so affected is materially and adversely affected by such taking or threatened taking, (iii) any lessee has the right to abate any rent under its lease as a result of such taking or threatened taking, or (iv) any lessee or group of lessees leasing 2,500 square feet or more in the aggregate (as set forth on the Rent Roll) has a right to terminate its lease (or leases) as a result of such taking or threatened taking and does not irrevocably waive such right prior to Closing in a form reasonably acceptable to Purchaser.

     19. Seller's Affidavit. If a search of the title to the Properties discloses judgments, bankruptcies, or other returns against other persons having names the same as or similar to that of the Seller, the Seller will, on request, deliver to the Purchaser or to the Title Company, an affidavit showing that such judgments, bankruptcies, or other returns are not against the Seller. In addition, Seller shall, on request, deliver to the Purchaser or to the Title Company, an ERISA representation and affidavit to facilitate the closing of the transaction and issuance of an ALTA extended Title Policy.

     20.  Possession.    Possession of the Property shall be delivered to
Purchaser on the Closing Date pursuant to the terms of this Agreement, subject to the Permitted Exceptions, the Leases disclosed on the Rent Roll, and all written leases theretofore disclosed to Purchaser and approved by Purchaser during the Review Period or otherwise executed by Seller with Purchaser's consent.

     21.  Purchaser's Authority.   The Purchaser does hereby represent and
warrant for itself and its assigns that (i) subject to receiving approval of Purchaser's Board of Directors, the Purchaser has the full right and power to enter into this Agreement and to observe, fulfill and perform its obligations hereunder, and (ii) the execution and delivery of this Agreement and the consummation of the transactions contemplated herein and compliance with the terms and conditions of this Agreement, do not and will not conflict with or result in a breach of any judgment, order or decree of any governmental body or court, domestic or foreign, having jurisdiction over the Purchaser or its assigns, and do not and will not conflict with any other agreement entered into by the Purchaser or its assigns.

     22.  Assignment.    Purchaser may assign all or any portion of its rights
under this Agreement to any person or entity with the prior written consent of Seller which content shall not be unreasonably withheld. If such assignment is to an affiliate or successor by merger, then no consent to such assignment shall be required.

     23. Survival. Any representation and warranties made herein by the Seller shall survive the Closing Date as set forth in Section 11 hereof. Covenants shall survive the Closing Date and delivery of the Deed without limitation. Proration obligations shall survive as set forth elsewhere in this Agreement.

     24.  Binding Effect.     This Agreement may not be changed or terminated
orally. This Agreement applies to and binds and inures to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties.

     25.  Construction.       This Agreement shall be governed by and construed
in accordance with the laws of the State of New Mexico.

     26.  Counterpart Originals.   This Agreement may be executed in any number
of counterpart duplicate originals all of which will be deemed to constitute but one document.

     27.  Time of Essence.    Time is of the essence in connection with all
dates and time periods specified in this Agreement.

     28.  Confidentiality.    Purchaser and Seller shall keep all of the terms
and conditions of this Agreement confidential except for disclosure to such partners, investors, attorneys, accountants, consultants and lenders with a bona fide need to know. Seller acknowledges and agrees that Purchaser is a publicly traded corporation and, accordingly, is required to make certain public disclosures from time to time. Accordingly, Purchaser may make such disclosures as may be required under applicable securities laws, or as may be recommended by Purchaser's securities counsel from time to time, or as required by judicial process.

     29. Submission. Submission of this Agreement by Seller or Seller's agent, or their respective agents or representatives, to Purchaser for examination and/or execution shall not in any manner bind Seller and no obligations on Seller shall arise under this Agreement unless and until this Agreement is fully signed and delivered by Seller and Purchaser. Submission of this Agreement by Purchaser or Purchaser's agent, or their respective agents or representatives, to Seller for examination and/or execution shall not in any manner bind Purchaser and no obligations on Purchaser shall arise under this Agreement unless and until this Agreement is fully signed and delivered by Purchaser and Seller.

     30. No Recording. Seller and Purchaser agree that neither this Agreement nor any memorandum thereof shall be recorded.

     31. No Personal Liability of Officers or Directors of General Partner of Seller or of Purchaser. Purchaser and Seller respectively acknowledge that this Agreement is entered into by a New Mexico corporation as Seller and a Maryland corporation as Purchaser and each party agrees that no individual officer or director or representative of Seller or Purchaser or its partners shall have any personal liability under this Agreement or any document executed in connection with the transactions contemplated by this Agreement.

     32. No Third Party Rights. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

     33. Attorneys' Fees. If any litigation is initiated or defended by any party to the Agreement against the other party to this Agreement relating to this Agreement or the subject matter hereof, the party prevailing in such litigation shall be entitled to recover, in addition to all damages allowed and other relief, all reasonable attorneys' fees, court costs and other litigation costs incurred in connection therewith.

     34. Condition Precedent to Purchaser's Obligation to Close. Purchaser's obligation to close this transaction is subject to:

          (i) Board of Director Approval. Approval of this transaction by Purchaser's Board of Directors prior to the expiration of the Review Period.

          (ii) Representations and Warranties. All of Sellers' representations and warranties contained herein or made in writing by Seller shall have been true and correct when made and shall be true and correct as of the Closing Date, as though made at, and as of, the Closing Date, and Seller shall have executed and delivered all documents and complied with all of Seller's covenants and agreements contained in or made pursuant to this Agreement.

          (iii)Impairment of Property. No material adverse change shall have occurred in the condition or ownership of the Property or any part thereof from and after the conclusion of the Review Period. As of the Closing no part of the Property, or any interest of Seller therein, shall be encumbered by any lien, pledge, security interest, financing or due and unpaid charge, tax or other imposition (other than the Existing Loan, Permitted Exceptions and items which will be removed on or prior to the Closing Date). There shall have occurred no material adverse change in the financial condition of any tenant under any of the Leases demising 4,000 square feet or more of the Improvements (each, a "Major Lease"), and there shall be no default, or event that with the giving of notice or the passage of time or both would constitute a default, under any Major Lease.




     IN WITNESS WHEREOF, this Agreement has been duly executed by the Purchaser and the Seller hereto on the day and year set forth below opposite their respective signatures.

          Date:                         The Seller:

                                        Sycamore Realty Company, Inc.
                                        By: /EDWARD M. GILBERT/
                                            -------------------
                                        Its: President


                                        The Purchaser:
                                        The Price Reit, Inc.

                                        By:  /JERALD FRIEDMAN/
                                             -----------------
                                        Its:  Sr. Executive V.P.





===============================================================================


                                  EXHIBIT 23.1

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-75547; Form S-8 No. 33-87812; Form S-3 No. 333-35185 and
related Prospectus) of The Price REIT, Inc. for the registration of 500,000 shares of its common stock; 600,000 shares of its common stock; and an aggregate maximum total of $400,000,000 of debt securities, preferred stock, common stock, and warrants for the purchase of its preferred stock or common stock, respectively, and in the Registration Statement (Form S-4 No. 333-52667) and related Joint Proxy Statement/Prospectus of Kimco Realty Corporation and The Price REIT, Inc. of our reports dated May 8, 1998 with respect to the statements of revenue over specific operating expenses of the Vista Ridge Plaza and The Shops at Vista Ridge and our report dated May 5, 1998 with respect to the statement of revenue over specific operating expenses of Franklin Towne Center of The Price REIT, Inc. included in its Current Report on Form 8-K dated June 5, 1998 filed with the Securities and Exchange Commission.



                                       /s/ Ernst & Young LLP

San Diego, California
June 3, 1998